Exhibit 99.(a)(3)

===============================================================================


                         AMERICAN CELLULAR CORPORATION
             (To be Merged With and Into PriCellular Corporation),

                                as a Guarantor,
                                      and

                         AMERICAN CELLULAR WIRELESS LLC
             (To be Merged With PriCellular Wireless Corporation),

                                  as Borrower,

                                      and

                       THE OTHER GUARANTORS PARTY HERETO

                             ----------------------

                                 $1,000,000,000

                                CREDIT AGREEMENT

                           Dated as of June 25, 1998

                             ----------------------

                            TD SECURITIES (USA) INC.

                                      and
                              MERRILL LYNCH & CO.,

              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
                                 as Arrangers,

                                      and

                        TORONTO DOMINION (TEXAS), INC.,
                            as Administrative Agent,

                                      and

                              MERRILL LYNCH & CO.,
              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

                             as Syndication Agent,

                                      and

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION

                                      and
                               NATIONSBANK, N.A.,

                          as Co-Documentation Agents,

                                      and

                            THE LENDERS PARTY HERETO

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
                                              TABLE OF CONTENTS

                  This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                                                           Page
                                                                                                           ----
Section 1.    Definitions, Accounting Matters and Rules of Construction.......................................1

     1.01.    Certain Defined Terms...........................................................................1
     1.02.    Accounting Terms and Determinations............................................................36
     1.03.    Classes and Types of Loans.....................................................................36
     1.04.    Rules of Construction..........................................................................36

Section 2.    Commitments, Letters of Credit, Fees, Register, Prepayments and Replacement of
              Lenders........................................................................................37

     2.01.    Loans..........................................................................................37
     2.02.    Borrowings.....................................................................................40
     2.03.    Letters of Credit..............................................................................40
     2.04.    Termination and Reductions of Commitments......................................................44
     2.05.    Fees...........................................................................................46
     2.06.    Lending Offices................................................................................46
     2.07.    Several Obligations of Lenders.................................................................46
     2.08.    Notes; Register................................................................................46
     2.09.    Optional Prepayments and Conversions or Continuations of Loans.................................47
     2.10.    Mandatory Prepayments..........................................................................48
     2.11.    Replacement of Lenders.........................................................................51

Section 3.    Payments of Principal and Interest.............................................................52

     3.01.    Repayment of Loans.............................................................................52
     3.02.    Interest.......................................................................................52

Section 4.    Payments; Pro Rata Treatment; Computations; Etc................................................53

     4.01.    Payments.......................................................................................53
     4.02.    Pro Rata Treatment.............................................................................53
     4.03.    Computations...................................................................................54
     4.04.    Minimum Amounts................................................................................54
     4.05.    Certain Notices................................................................................54
     4.06.    Non-Receipt of Funds by Administrative Agent...................................................55
     4.07.    Right of Setoff; Sharing of Payments; Etc......................................................56

Section 5.    Yield Protection, Etc..........................................................................57

     5.01.    Additional Costs...............................................................................57
     5.02.    Limitation on Types of Loans...................................................................58
     5.03.    Illegality.....................................................................................59
     5.04.    Treatment of Affected Loans....................................................................59
     5.05.    Compensation...................................................................................59
     5.06.    Net Payments...................................................................................60

Section 6.    Guarantee......................................................................................62

     6.01.    The Guarantee..................................................................................62
     6.02.    Obligations Unconditional......................................................................62
     6.03.    Reinstatement..................................................................................64
     6.04.    Subrogation; Subordination.....................................................................64
     6.05.    Remedies.......................................................................................64
     6.06.    Instrument for the Payment of Money............................................................64
     6.07.    Continuing Guarantee...........................................................................64
     6.08.    General Limitation on Guarantee Obligations....................................................64

Section 7.    Conditions Precedent...........................................................................65

     7.01.    Effectiveness and Initial Extension of Credit..................................................65
     7.02.    Initial and Subsequent Extensions of Credit....................................................70
     7.03.    Determinations Under Section 7.................................................................71

Section 8.    Representations and Warranties.................................................................71

     8.01.    Corporate Existence............................................................................71
     8.02.    Financial Condition; Etc.......................................................................71
     8.03.    Litigation.....................................................................................72
     8.04.    No Breach; No Default..........................................................................72
     8.05.    Action.........................................................................................73
     8.06.    Approvals......................................................................................73
     8.07.    Representations and Warranties in the Merger Agreement.........................................73
     8.08.    ERISA..........................................................................................73
     8.09.    Taxes..........................................................................................74
     8.10.    Investment Company Act; Public Utility Holding Company Act; Other Restrictions.................74
     8.11.    Environmental Matters..........................................................................74
     8.12.    Environmental Investigations...................................................................75
     8.13.    Use of Proceeds................................................................................75
     8.14.    Subsidiaries...................................................................................75
     8.15.    Properties.....................................................................................76
     8.16.    Security Interest; Absence of Financing Statements; Etc........................................76
     8.17.    Licenses and Permits; Compliance with Laws.....................................................76
     8.18.    True and Complete Disclosure...................................................................77
     8.19.    Solvency; Etc..................................................................................77
     8.20.    Contracts......................................................................................77
     8.21.    Labor Matters..................................................................................77
     8.22.    FCC Matters and Governmental Matters...........................................................77
     8.23.    Parent Notes...................................................................................78
     8.24.    Year 2000......................................................................................78

Section 9.    Covenants......................................................................................79

     9.01.    Financial Statements, Etc......................................................................79
     9.02.    Litigation, Etc................................................................................82
     9.03.    Existence; Compliance with Law; Payment of Taxes; Inspection Rights; Performance of Obligations; Etc.........................................................................82
     9.04.    Insurance......................................................................................83
     9.05.    Limitation on Lines of Business; Limitation on Activity of License Subsidiaries;
                 Limitation on Management Agreements.........................................................83
     9.06.    Limitation on Fundamental Changes, Acquisitions or Dispositions................................83
     9.07.    Limitation on Liens and Negative Pledges.......................................................88
     9.08.    Prohibition on Disqualified Capital Stock; Limitation on Indebtedness and
                 Contingent Obligations......................................................................90
     9.09.    Limitation on Investments; Limitation on Creation of Subsidiaries and Unrestricted
                 Subsidiaries................................................................................92
     9.10.    Limitation on Dividend Payments................................................................95
     9.11.    Financial Covenants............................................................................96
     9.12.    Pledge or Mortgage of Additional Collateral....................................................97
     9.13.    Security Interests; Further Assurances.........................................................99
     9.14.    Compliance with Environmental Laws............................................................100
     9.15.    Limitation on Transactions with Affiliates....................................................101
     9.16.    Limitation on Accounting Changes; Limitation on Investment Company Status.....................101
     9.17.    Limitation on Modifications of Certain Documents, Etc.........................................101
     9.18.    Interest Rate Protection Agreements...........................................................101
     9.19.    Limitation on Certain Restrictions Affecting Subsidiaries.....................................101
     9.20.    Additional Obligors; Cellular Licenses to Be Held by License Subsidiaries.....................102
     9.21.    Limitation on Leases..........................................................................102
     9.22.    Limitation on Change of Principal Place of Business or Corporate Name.........................102
     9.23.    Limitation on Activities of Parent............................................................102
     9.24.    Limitation on Issuance or Dispositions of Equity Interests of Borrower,
                 Subsidiaries and Unrestricted Subsidiaries.................................................103
     9.25.    Limitation on Payments or Prepayments of Indebtedness or Modification of Debt
                 Documents..................................................................................103
     9.26.    Casualty and Condemnation.....................................................................104
     9.27.    Tax Sharing Arrangements......................................................................104
     9.28.    Maintenance of Corporate Separateness.........................................................104
     9.29.    Changes in Factual Information Regarding the Collateral.......................................104

Section 10.   Events of Default.............................................................................104

Section 11.   Agents........................................................................................108

     11.01.   General Provisions............................................................................108
     11.02.   Indemnification...............................................................................110
     11.03.   Consents Under Other Credit Documents.........................................................110
     11.04.   Collateral Sub-Agents.........................................................................110

Section 12.   Miscellaneous.................................................................................111

     12.01.   Waiver........................................................................................111
     12.02.   Notices.......................................................................................111
     12.03.   Expenses, Indemnification, Etc................................................................111
     12.04.   Amendments, Etc...............................................................................112
     12.05.   Successors and Assigns........................................................................115
     12.06.   Assignments and Participations................................................................115
     12.07.   Survival......................................................................................117
     12.08.   Captions......................................................................................117
     12.09.   Counterparts; Interpretation; Effectiveness...................................................117
     12.10.   Governing Law; Submission to Jurisdiction; Waivers; Etc.......................................117
     12.11.   Confidentiality...............................................................................118
     12.12.   Independence of Representations, Warranties and Covenants.....................................118
     12.13.   Severability..................................................................................118
     12.14.   Acknowledgments...............................................................................119

Signatures..................................................................................................S-1

ANNEX A                               -   Commitments

SCHEDULE 1.01(a)                      -   Applicable Margins Before Reset Date
SCHEDULE 1.01(b)                      -   Applicable Margins After Reset Date
SCHEDULE 1.01(c)                      -   Applicable Revolving Credit Fee Percentage
SCHEDULE 1.01(d)                      -   Guarantors
SCHEDULE 3.01(b)                      -   Amortization Schedule
SCHEDULE 8.02(b)                      -   Certain Contingent Obligations
SCHEDULE 8.02(c)                      -   Certain Financial Matters
SCHEDULE 8.03                         -   Litigation
SCHEDULE 8.09                         -   Tax Matters
SCHEDULE 8.14                         -   Subsidiaries of Borrower
SCHEDULE 8.20                         -   Certain Contracts
SCHEDULE 8.21                         -   Labor Matters
SCHEDULE 8.22(b)                      -   Cellular License Expiration Dates as of Closing Date
SCHEDULE 8.22(c)                      -   Qualifications with Respect to Cellular Licenses
SCHEDULE 9.07                         -   Certain Existing Liens
SCHEDULE 9.08                         -   Certain Indebtedness to Remain Outstanding
SCHEDULE 9.09                         -   Investments
SCHEDULE 9.15                         -   Existing Affiliate Agreements

EXHIBIT A-1                           -   Form of Revolving Credit Note
EXHIBIT A-2                           -   Form of Tranche A Term Loan Note
EXHIBIT A-3                           -   Form of Tranche B Term Loan Note
EXHIBIT A-4                           -   Form of Tranche C Term Loan Note
EXHIBIT A-5                           -   Form of Swing Loan Note
EXHIBIT B                             -   Form of Intercompany Note
EXHIBIT C                             -   Form of Interest Rate Certificate
EXHIBIT D-1                           -   Form of Security Agreement
EXHIBIT D-2                           -   Form of Unrestricted Subsidiary Pledge Agreement
EXHIBIT E-1                           -   Form of Opinion of Counsel to the Obligors
EXHIBIT E-2                           -   Form of Opinion of Special FCC Counsel to the Obligors
EXHIBIT F                             -   Form of Notice of Assignment
EXHIBIT G                             -   Form of Notice of Borrowing
EXHIBIT H                             -   Form of Notice of Conversion/Continuation
EXHIBIT I                             -   Form of Joinder Agreement
EXHIBIT J                             -   Form of Section 5.06 Certificate for Lenders
EXHIBIT K                             -   Form of Collateral Assignment of Location Agreements
EXHIBIT L                             -   Form of Assignment Agreement

                  CREDIT AGREEMENT dated as of June 25, 1998, among AMERICAN CELLULAR WIRELESS LLC (to be merged with PriCellular Wireless Corporation), as Borrower; AMERICAN CELLULAR CORPORATION (to be merged with and into PriCellular Corporation), as a Guarantor; the other Guarantors party hereto; each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto or that, pursuant to Section 12.06(b), shall become a "Lender" hereunder (individually, a "Lender" and, collectively, the "Lenders"); TD SECURITIES (USA) INC. and MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as arranging agents ("Arrangers"); TORONTO DOMINION (TEXAS), INC., as administrative agent ("Administrative Agent"); MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as syndication agent ("Syndication Agent"); and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION and NATIONSBANK, N.A., as co-documentation agents ("Co-Documentation Agents").

                  The parties hereto agree as follows:

                  Section 1. Definitions, Accounting Matters and Rules of Construction.

                  1.01. Certain Defined Terms. As used herein, the following terms shall have the following meanings:

                  "ABR Loans" shall mean Loans that bear interest at rates based upon the Alternate Base Rate.

                  "Acquisition" shall mean, with respect to any Person, any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the Property of any other Person, or of any business or division of any other Person, (b) acquisition of in excess of 50% of the Equity Interests of any other Person, or otherwise causing any other Person to become a Subsidiary of such Person, or (c) merger or consolidation or any other combination with any other Person.

                  "Acquisition Consideration" shall mean the purchase consideration for any Acquisition and all other payments made and liabilities incurred by any Company in exchange for, or as part of, or in connection with any Acquisition, whether paid in cash or by exchange of Equity Interests or of assets or otherwise and whether payable at or prior to the consummation of such Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments and liabilities representing the purchase price and any assumptions of liabilities, "earn-outs" and other Profit Payment Agreements, consulting agreements, service agreements and non-competition agreements and other liabilities of every type and description.

                  "Additional Collateral" see Section 9.12.

                  "Additional Obligors" see Section 9.20.

                  "Adjusted Net Income" shall mean, for any period, the consolidated net income (loss) for such period, of Borrower and its Consolidated Subsidiaries calculated on a consolidated basis in accordance with GAAP, adjusted by excluding (to the extent taken into account in the calculation of such consolidated net income (loss)) the effect of (a) gains or losses for such period from Dispositions not in the ordinary course of business and Excluded Dispositions not in the ordinary course of business, and the tax consequences thereof, (b) any non-recurring or extraordinary items of income or expense for such period and the tax consequences thereof, (c) the portion of net income
(loss) of any Person (other than a Subsidiary) in which Borrower or any Subsidiary has an ownership interest, except to the extent of the amount of cash dividends or other cash distributions actually paid to Borrower or (subject to clause (e) below) any Subsidiary during such period, (d) the net income (loss) of any Person combined with Borrower or any Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination,
(e) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distribution by such Subsidiary was not for the relevant period permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or its stockholders, and (f) any net gain from the collection of proceeds of life insurance or "key man" insurance policies.

                  "Administrative Agent" see the introduction hereto.

                  "Advance Date" see Section 4.06.

                  "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). Notwithstanding the foregoing, solely for purposes of Section 9.15,
(i) Borrower shall not be deemed an Affiliate of any Subsidiary, (ii) no Subsidiary shall be deemed an Affiliate of any other Subsidiary or Borrower,
(iii) with respect to Borrower or any Subsidiary, Parent shall be deemed an Affiliate of Borrower and each Subsidiary, and (iv) with respect to Parent, no other Company is an Affiliate. Each Unrestricted Subsidiary shall be deemed an Affiliate of Parent, Borrower and the Subsidiaries.

                  "Affiliate Transaction" see Section 9.15.

                  "Agent" means any of Administrative Agent, Syndication Agent, either Arranger or either Co-Documentation Agent.

                  "Agreement" shall mean this Credit Agreement, as amended from time to time.

                  "Allowable Cellular System" shall mean, at any date, (A) any Cellular System the geographical boundaries for any portion of which are contiguous to or within 75 miles from the geographical boundaries of (x) any Cellular System owned by Borrower or any Subsidiary on the date hereof or (y) any Cellular System in the continental United States or group of Cellular Systems in the same general geographic area in the continental United States constituting a cluster in each case under this clause (y) owned by Borrower or any Subsidiary with a combined Net Pops at such date for all such Cellular Systems of at least 750,000 Net Pops at such date and (B) any group of Cellular Systems in the same general geographic area of the continental United States constituting a cluster owned by Borrower or any Subsidiary with a combined Net Pops at such date for all such Cellular Systems of at least 750,000 Net Pops. "Net Pops" of any Cellular System shall mean, at any date, the estimated population at such date (as set forth in published reports of the Donnelley Market Information Service) of such Cellular System multiplied by the percentage interest that Borrower or any Subsidiary owns in the entity licensed in such Cellular System.

                  "Alternate Base Rate" shall mean for any day, a rate per annum that is equal to the higher of (i) the Federal Funds Rate, plus 0.50%, or (ii) the Prime Rate.

                  "Amortization Payment" shall mean each scheduled installment of payments on the Term Loans as set forth in Section 3.01(b).

                  "Annualized Operating Cash Flow" shall mean (i) for any Test Date other than June 30, 1998, September 30, 1998 and March 31, 1999, the product of (x) Operating Cash Flow for the two fiscal quarters ending on such Test Date, and (y) two (2); (ii) for the June 30, 1998 and September 30, 1998 Test Date, the product of (x) Operating Cash Flow for the fiscal quarter ending on such Test Date and (y) four (4); and (iii) for the March 31, 1999 Test Date, the product of (x) Operating Cash Flow for the three fiscal quarters ending on such Test Date and (y) 4/3. For purposes of the calculation as of any Test Date of the Pro Forma Debt Service Coverage Ratio, the Total Leverage Ratio and the Senior Leverage Ratio, Annualized Operating Cash Flow shall be calculated on a pro forma basis in accordance with GAAP to give effect to any Acquisition or Disposition of a Cellular System consummated during the fiscal period of Borrower ended on such Test Date as if each such Acquisition had been effected on the first day of such period and as if each such Disposition had been consummated on the day prior to the first day of such period; provided, however, that, other than for purposes of Section 9.11, (A) the foregoing provisions of this sentence shall not apply with respect to any Acquisition which was consummated on or after the first day of the fiscal quarter of Borrower which ends on such Test Date and (B) not more than 85% of the Operating Cash Flow (if positive) of the acquired Person or business for any period shall be included on a pro forma basis pursuant to the foregoing provisions of this sentence. For purposes of the foregoing sentence, Operating Cash Flow and all defined terms used therein (or in any such defined term) shall be deemed to refer to such Person or business when calculating Operating Cash Flow for such Person or business.

                  "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated for such type of Loan on the signature pages hereof or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to Administrative Agent and Borrower as the office by which its Loans of such Type are to be made and maintained.

                  "Applicable Margin" shall be, for any Loan, (x) from the Closing Date to the first date (the "Reset Date") Borrower shall have delivered to the Lenders the financial statements and Interest Rate Certificates required by Sections 9.01(a) and (e) and an Officers' Certificate demonstrating the then applicable Total Leverage Ratio, the percentage per annum set forth on Schedule 1.01(a) for such Loan, and (y) on and after the Reset Date, when the Total Leverage Ratio at the end of the most recently ended fiscal quarter is as set forth in Schedule 1.01(b), the percentage per annum set forth opposite such Total Leverage Ratio in Schedule 1.01(b) for such Loan. Any change in the Total Leverage Ratio shall be effective to adjust the Applicable Margin as of the date of receipt by Administrative Agent of the Interest Rate Certificate most recently delivered pursuant to Section 9.01(e). If Borrower fails to deliver the Interest Rate Certificates and financial statements within the times specified in Sections 9.01(a), (b) and (e), the Total Leverage Ratio shall be deemed to be greater than or equal to 8.0:1.0 until Borrower delivers such Interest Rate Certificates and financial statements.

                  "Applicable Revolving Credit Fee Percentage" shall mean 0.5000% per annum; provided, however, that on and after the Reset Date, when the Total Leverage Ratio at the end of the most recently ended fiscal quarter is as set forth in Schedule 1.01(c), the percentage per annum set forth opposite such Total Leverage Ratio in Schedule 1.01(c). Any change in the Total Leverage Ratio shall be effective to adjust the Applicable Revolving Credit Fee Percentage as of the date of receipt by Administrative Agent of the Interest Rate Certificate most recently delivered pursuant to Section 9.01(e). If Borrower fails to deliver the Interest Rate Certificates and financial statements within the times specified in Sections 9.01(a), (b) and (e), such ratio shall be deemed to be greater than or equal to 7.0:1.0 until Borrower delivers such Interest Rate Certificates and financial statements.

                  "Approved Fund" shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Arrangers" see the introduction hereto.

                  "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978.

                  "Borrower" shall mean American Cellular Wireless LLC, a Delaware limited liability company.

                  "Business Day" shall mean any day (a) on which commercial banks are not authorized or required to close in New York City or Houston, Texas and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Continuation or Conversion of or into, or an Interest Period for, a LIBOR Loan or a notice by Borrower with respect to any such borrowing, payment, prepayment, Continuation, Conversion or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "Capital Expenditures" shall mean, for any period, any direct or indirect (by way of acquisition of securities of a Person or the expenditure of cash or the incurrences of Indebtedness) expenditures in respect of the purchase or other acquisition of fixed or capital assets, excluding (i) normal replacement and maintenance programs properly charged to current operations,
(ii) any expenditure made with the Net Available Proceeds of any Disposition to the extent such Net Available Proceeds are not required to be applied to the prepayment of the Loans in accordance with Section 2.10(a)(iv), (iii) any expenditure made with the proceeds of any Excluded Disposition, (iv) expenditures in an amount not to exceed the sum of (x) the Net Available Proceeds of any Casualty Event to the extent such Net Available Proceeds are not required to be applied to the prepayment of the Loans in accordance with Section 2.10(a)(i) and (y) the amount of any applicable insurance deductibles with respect to such Casualty Event to the extent such amount is applied as set forth in clause (w) of Section 2.10(a)(i) within the period specified therein, (v) expenditures to effect Permitted Acquisitions, and (vi) the purchase price of equipment to the extent that the consideration therefor consists of used or surplus equipment being traded in at such time or the proceeds of a concurrent sale of such used or surplus equipment, in each case in the ordinary course of business.

                  "Capital Lease," as applied to any Person, shall mean any lease of any Property by that Person as lessee which, in conformity with GAAP, is required to be classified and accounted for as a capital lease on the balance sheet of that Person.

                  "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a Capital Lease, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                  "Casualty Event" shall mean, with respect to any Property (including Real Property) of any Person, any loss of title with respect to Real Property or any loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, such Property (including Real Property) for which such Person or any of its Subsidiaries receives insurance proceeds or proceeds of a condemnation award or other compensation; provided, however, no such event shall constitute a Casualty Event if (x) such proceeds or other compensation in respect thereof is less than $1.0 million and (y) all such proceeds and other compensation in respect of all such events since the Closing Date is less than $5.0 million. "Casualty Event" shall include but not be limited to any taking of any Mortgaged Real Property or Real Property of any Company or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of any Mortgaged Real Property or Real Property of any Company or any part thereof, by any Governmental Authority, civil or military.

                  "Cellular Licenses" see Section 8.22(a).

                  "Cellular System" shall mean a cellular mobile radio telephone system constructed and operated in an MSA or an RSA (or any successor territorial designation) pursuant to an Cellular License therefor issued by the FCC.

                  "CERCLA" shall mean the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  "Change of Control" shall mean any transaction or event (including, without limitation, an issuance, sale or exchange of Equity Interests, a merger or consolidation, or a dissolution or liquidation) occurring on or after the date hereof (whether or not approved by the board of directors of Parent) as a direct or indirect result of which (a) if such transaction or event occurs prior to the consummation of an Initial Public Offering, any Excluded Person fails to beneficially own, directly or indirectly, Equity Interests of Parent representing at least a majority of the Equity Interests of Parent beneficially owned by such Excluded Person on the Closing Date or the Excluded Persons cease to have the ability to appoint a majority of the board of directors of Parent or Borrower (it being understood that a Change of Control shall not occur solely as a result of John Fujii or Brian McTernan ceasing to act as an officer of Parent or Borrower); provided, however, that this clause
(a) shall not apply from after the later of the date of the delivery of the certificate pursuant to Section 9.01(c)(ii) for the fiscal quarter ended September 30, 2000 (the "Delivery Date") and such date on or after the Delivery Date on which no Default has occurred and is continuing; (b) any Person or any group (other than the Excluded Persons or the Excluded Group) shall (A) (directly or indirectly) beneficially own in the aggregate Equity Interests of Parent having 40% or more of the aggregate voting power of all Equity Interests of Parent at the time outstanding or (B) have the right or power to appoint a majority of the board of directors of Parent; (c) if such transaction or event is an Initial Public Offering or occurs after the consummation of an Initial Public Offering, during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Parent (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of Parent was approved by a vote of a majority of the directors of Parent then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the board of directors of Parent then in office; (d) any event or circumstance constituting a "change of control" under the Parent Financing Documents or any other documentation evidencing or governing any Indebtedness of any Company in a principal amount in excess of $10.0 million (other than under the Credit Documents) shall occur which results in an obligation of any Company to prepay, purchase, offer to purchase, redeem or defease all or a portion of such Indebtedness; or (e) Parent fails to own beneficially and of record 100% (on a fully diluted basis) of the Equity Interests of Borrower. For purposes of this definition, the terms "beneficially own" and "group" shall have the respective meanings ascribed to them pursuant to
Section 13(d) of the United States Securities Exchange Act of 1934, except that a Person or group shall be deemed to "beneficially own" all securities that such Person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time, and except that Persons who from time to time are parties to the Stockholders Agreement dated as of March 5, 1998 by and among American Cellular Corporation and the parties listed on Exhibit A thereto, as in effect from time to time, will not be deemed a "group" solely by reason of their being such parties (provided that no Person or group other than the Excluded Persons shall have the right to designate or shall have designated a majority of the board of directors of Parent).

                  "Class" see Section 1.03.

                  "Closing Date" shall mean the date on which the initial extensions of credit are made hereunder.

                  "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

                  "Co-Documentation Agent" see the introduction hereto.

                  "Collateral" shall mean all of the Pledged Collateral and Mortgaged Real Property.

                  "Collateral Account" see Section 4.01 of the Security Agreement or the Unrestricted Subsidiary Pledge Agreement, as the case may be.

                  "Collateral Assignment of Location Agreements" shall mean the Collateral Assignment of Location Agreements substantially in the form of Exhibit K among the Obligors and Administrative Agent, as the same may be amended in accordance with the terms thereof and hereof, or such other agreements reasonably acceptable to Administrative Agent as shall be necessary to comply with applicable Requirements of Law and effective to assign to Administrative Agent the right, title and interest identified therein.

                  "Commission" shall mean the United States Securities and Exchange Commission.

                  "Commitment Letter" shall mean the Commitment Letter among Toronto Dominion (Texas), Inc., TD Securities (USA) Inc. and Merrill Lynch Capital Corporation and Parent dated March 6, 1998 together with Exhibit A thereto and incorporated therein.

                  "Commitments" shall mean the Revolving Credit Commitments and the Term Loan Commitments.

                  "Communications Act" shall mean the United States Communications Act of 1934, and any similar or successor federal statute, and the rules and regulations of the FCC thereunder, all as amended and as the same may be in effect from time to time.

                  "Communications Regulatory Authority" shall mean the FCC, any State PUC and any future federal or state communication regulatory commission, agency, department, board or authority.

                  "Companies" shall mean the Obligors and their respective Subsidiaries; and "Company" shall mean any of them. No Unrestricted Subsidiary is a Company.

                  "Consolidated Interest Expense" shall mean, for any period, all interest expense (including original issue discount, interest paid in kind, commitment fees, letter of credit fees and the interest component of Capital Leases but excluding any up front, underwriting or commitment fees under the Commitment Letter to the extent accrued on or prior to the Closing Date) of Borrower and its Consolidated Subsidiaries for such period including all capitalized interest and the net amounts payable under all Interest Rate Protection Agreements; provided, however, that, other than for purposes of calculating Operating Cash Flow, for any period ending after the Parent Interest Trigger Date, Consolidated Interest Expense shall include cash interest accruing during such period on the Parent Notes to the extent accruing on and after the Parent Interest Trigger Date.

                  "Consolidated Rental Payments" shall mean, for any period, the aggregate amount of all rents paid or to be incurred under all operating leases of Borrower and its Consolidated Subsidiaries as lessees (net of sublease income).

                  "Consolidated Subsidiary" shall mean, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

                  "Contaminant" see Section 8.11.

                  "Contingent Obligation" shall mean, as to any Person, any direct or indirect liability of such Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of such Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each of (i)-(iv), a "Guaranty Obligation"); (b) with respect to any Surety Instrument (other than any Letter of Credit) issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection or standard contractual indemnities entered into, in each case in the ordinary course of business. The amount of any Contingent Obligation shall (x) in the case of a Guaranty Obligation, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and (y) in the case of other Contingent Obligations, be equal to the maximum reasonably anticipated liability in respect thereof.

                  "Continue," "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.09 of a LIBOR Loan from one Interest Period to the next Interest Period.

                  "Contractual Obligation" shall mean as to any Person, any provision of any security issued by such Person or of any mortgage, security agreement, pledge agreement, indenture, credit agreement, securities purchase agreement, debt instrument, contract, agreement, instrument or other undertaking (including, without limitation, any undertaking made to the FCC) to which such Person is a party or by which it or any of its Property is bound or subject.

                  "Convert," "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.09 of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

                  "Covered Taxes" see Section 5.06(a).

                  "Credit Documents" shall mean this Agreement, the Notes, the Letter of Credit Documents and the Security Documents.

                  "Credit Parties" shall mean Borrower and each Guarantor.

                  "Creditor" shall mean (i) any Agent, (ii) the Issuing Lender,
(iii) any Lender, and (iv) any Affiliate of a Lender party to a Swap Contract with an Obligor to the extent such Swap Contract relates to the Loans.

                  "Debt Issuance" shall mean the incurrence by any Obligor of any Indebtedness after the Closing Date (other than as permitted by Section 9.08).

                  "Default" shall mean any event or condition that constitutes an Event of Default or that would become, with notice or lapse of time or both, an Event of Default.

                  "Deferred Drawdown Date" shall mean the Business Day immediately following the Closing Date.

                  "Disposition" shall mean (i) any conveyance, sale, lease, assignment, transfer or other disposition (including by way of merger or consolidation and including any sale-leaseback transaction) of any Property (including receivables and Equity Interests of any Subsidiary of any Company or joint venture of any Company) (whether now owned or hereafter acquired) by any Company to any Person other than Borrower or any Qualified Subsidiary, (ii) any issuance or sale by any Subsidiary of its Equity Interests to any Person other than Borrower or any Qualified Subsidiary and any issuance or sale by any Unrestricted Subsidiary of its Equity Interests to any Person other than Parent or a Wholly Owned Unrestricted Subsidiary, and (iii) any liquidating or other non-ordinary course dividend or distribution or return of Investment received by any Company in respect of any Unrestricted Subsidiary or any joint venture or similar enterprise, excluding, however, in each case any Excluded Disposition.

                  "Disposition Event" shall mean the receipt by any Company of cash proceeds or cash distributions of any kind from Property received in consideration for a Disposition.

                  "Disqualified Capital Stock" shall mean, with respect to any Person, any Equity Interest of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (other than solely for Qualified Capital Stock) or exchangeable or convertible into debt securities of the issuer thereof at the sole option of the holder thereof, in whole or in part, on or prior to the date which is 90 days after the Final Maturity Date.

                  "Dividend Payment" shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any Equity Interests or Equity Rights of any Company, but excluding dividends paid through the issuance of additional shares of Qualified Capital Stock and any redemption or exchange of any Qualified Capital Stock of such Obligor through the issuance of Qualified Capital Stock of such Obligor.

                  "Dollars" and "$" shall mean lawful money of the United States of America.

                  "Eligible Person" shall mean (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100.0 million; (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus in a dollar equivalent amount of at least $100.0 million; provided, however, that such bank is acting through a branch or agency located in the country in which it is organized or another country that is also a member of the OECD; (iii) an insurance company, mutual fund or other entity which is regularly engaged in making, purchasing or investing in loans or securities or other financial institution organized under the laws of the United States, any state thereof, any other country that is a member of the OECD or a political subdivision of any such country with assets, or assets under management, in a dollar equivalent amount of at least $100.0 million; (iv) any Affiliate of a Lender; and (v) any other entity (other than a natural person) which is an "accredited investor" (as defined in Regulation D under the United States Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and investment funds. With respect to any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor shall be treated as a single Eligible Person.

                  "Environmental Claim" shall mean, with respect to any Person, any written notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging such Person's liability for any costs, cleanup costs, response or corrective action costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of or resulting from (i) the presence, Release or threatened Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) any violation of any Environmental Law. The term "Environmental Claim" shall include any claim by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                  "Environmental Laws" shall mean any and all present and future applicable laws, rules or regulations of any Governmental Authority, any orders, decrees, judgments or injunctions and the common law in each case as now or hereafter in effect, relating to pollution or protection of human health, safety or the environment, including without limitation, ambient air, indoor air, soil, or surface water, ground water, land or subsurface strata, and natural resources such as wetlands, flora or fauna, including, without limitation, those relating to Releases or threatened Releases of Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                  "Environmental Requirement" see Section 8.11.

                  "Equity Financing" shall mean the purchase by the Investors for cash not later than the time of consummation of the Mergers from Parent of common equity in an aggregate amount of $25.0 million and preferred stock in an aggregate amount of $325.0 million not requiring any cash dividends or redemption or repurchase thereof prior to the final stated maturity of the Parent Notes.

                  "Equity Interests" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the date hereof or issued after the Closing Date.

                  "Equity Issuance" shall mean any of (a) any issuance or sale after the Closing Date by Borrower, Parent or any other direct or indirect parent of Borrower of (x) any Equity Interests (including any Equity Interests issued upon exercise of any Equity Rights) or any Equity Rights, or (y) any other security or instrument representing an Equity Interest (or the right to obtain any Equity Interest) in the issuing or selling Person, or (b) the receipt by any Company after the Closing Date of any capital contribution (whether or not evidenced by any Equity Interest issued by the recipient of such contribution) other than from any other Company, excluding in each case (i) any issuance of common Equity Interests of Parent to the seller or sellers in consideration for a Permitted Acquisition, (ii) any issuance or sale of Equity Interests in any Subsidiary (which, for the avoidance of doubt, is treated as a Disposition), (iii) any issuance or sale by Parent of Equity Interests of Parent to employees, directors, officers or consultants pursuant to a benefit or compensation plan in the ordinary course of business in an amount not to exceed 10% of the outstanding Equity Interests of Parent, (iv) any issuance of Qualified Capital Stock of Parent to the extent that the proceeds thereof are used for a substantially contemporaneous purchase or redemption of Equity Interests of Parent pursuant to Section 9.10(c)(iii), (v) any Excluded Investor Equity Issuance, and (vi) any issuance of Equity Interests by any Subsidiary to directors or nominees if required by applicable law if resulting in de minimis proceeds.

                  "Equity Rights" shall mean, with respect to any Person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of Equity Interests of any class, or partnership or other ownership interests of any type in, such Person.

                  "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Entity" shall mean any member of an ERISA Group.

                  "ERISA Event" shall mean (a) any "reportable event," as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any ERISA Entity of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any ERISA Entity from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which is reasonably likely to constitute grounds under ERISA for the termination of or the appointment of a trustee to administer, any Plan; (f) the incurrence by any ERISA Entity of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by an ERISA Entity of any notice, or the receipt by any Multiemployer Plan from any ERISA Entity of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (h) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which is reasonably likely to result in liability to any Company or any Unrestricted Subsidiary.

                  "ERISA Group" shall mean any Company and any Unrestricted Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Parent, any Subsidiary or any Unrestricted Subsidiary, are treated as a single employer under Section 414 of the Code.

                  "Event of Default" see Section 10.

                  "Excess Cash Flow" shall mean, for any period, (A) the sum of
(i) Operating Cash Flow for such period (calculated for this definition by adding back the cash portion of all extraordinary or non-recurring items of income (other than from Dispositions and Excluded Dispositions) to the extent excluded in the calculation of Adjusted Net Income and by deducting the cash portion of all extraordinary or non-recurring items of expense to the extent excluded in the calculation of Adjusted Net Income), (ii) cash distributions received from the Laredo Joint Venture during such period, (iii) any net decrease in Working Capital during such period (except to the extent attributable to assets or Persons subject to a Disposition during such period), and (iv) cash received from the proceeds of any life insurance or "key man" policies during such period, minus (B) the sum of (i) cash interest expense (including, without duplication, cash Capital Lease expense and commitment fees) of Borrower and its Consolidated Subsidiaries for such period to the extent deducted in calculating Adjusted Net Income, (ii) the sum of all scheduled principal payments (other than pursuant to Section 2.10(a)(v)) on any Indebtedness (including Capital Leases and Term Loans pursuant to Section 3.01(b)) of Borrower and its Consolidated Subsidiaries made during such period from internally generated funds and all prepayments of Revolving Credit Loans made from internally generated funds to the extent accompanied by a permanent reduction in Revolving Credit Commitments, (iii) Capital Expenditures made during such period by Borrower and the Subsidiaries to the extent funded from internally generated funds, (iv) all cash income taxes actually paid by Borrower or any Subsidiary during such period and dividends paid during such period by Borrower pursuant to Section 9.10(c)(ii), (v) cash dividends paid during such period by Borrower pursuant to Section 9.10(c)(iii) to the extent made with internally generated funds, (vi) cash dividends paid during such period by Borrower pursuant to Section 9.10(d), (vii) cash paid during such period for any Permitted Acquisition to the extent funded from internally generated funds, and
(viii) any net increases in Working Capital during such period (except to the extent attributable to assets or Persons subject to an Acquisition during such period).

                  "Exchange Act" shall mean the United States Securities Exchange Act of 1934.

                  "Exchange Indenture" shall mean the indenture pursuant to which the Exchange Notes are issued.

                  "Exchange Notes" see the definition of Parent Notes.

                  "Exchange Offer" see the definition of Parent Notes.

                  "Excluded Dispositions" shall mean (i) Dispositions for fair market value resulting in no more than $100,000 in aggregate proceeds per Disposition (or series of related Dispositions) and other Dispositions resulting in up to $5.0 million in aggregate proceeds in any fiscal year (which $5.0 million shall not include any such $100,000 or less Disposition or series of related Dispositions); (ii) an exchange of equipment or inventory for other equipment or inventory, provided that the Company effecting such exchange receives at least substantially equivalent value in such exchange for the Property disposed of; (iii) any transaction permitted by Section 9.06 (other than clause (g), (n), (o) or (q) thereof), any Lien permitted by Section 9.07 and any Investment permitted by Section 9.09; (iv) any issuance of Equity Interests by any Subsidiary or Unrestricted Subsidiary to directors or nominees if required by applicable law if resulting in de minimis proceeds; and (v) the sale of inventory in the ordinary course of business.

                  "Excluded Disposition Proceeds" shall mean any Net Available Proceeds from any Disposition permitted by Section 9.06(q) that is applied to the amount of any Revolving Credit Loans that was utilized to effect the Permitted Acquisition that was the source of the assets acquired and sold in such Disposition, so long as such Net Available Proceeds are applied to the Revolving Credit Loans within one Business Day of the receipt thereof (it being understood that the Revolving Credit Commitments need not be reduced in connection therewith).

                  "Excluded Equity Issuance" shall mean any issuance of Qualified Capital Stock of Parent excluded from the definition of Equity Issuance by virtue of clause (iv) thereof.

                  "Excluded Investor Equity Issuance" shall mean not more than $25.0 million since the Closing Date of proceeds from the issuance of Equity Interests to (or capital contributions by) the Investors to the extent used to effect Investments pursuant to Section 9.09(A)(q) or Section 9.09(A)(r).

                  "Excluded Group" shall mean a "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that includes one or more Excluded Persons; provided, however, that the voting power of the Equity Interests of Parent "beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such Excluded Persons (without attribution to such Excluded Persons of the ownership by other members of the "group") represents a majority of the voting power of the Equity Interests "beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such group.

                  "Excluded Persons" shall mean the Spectrum Group, the Providence Group, John Fujii or his Permitted Transferees (so long as he is an officer of Borrower or Parent) and Brian McTernan or his Permitted Transferees (so long as he is an officer of Borrower or Parent).

                  "Excluded Taxes" see Section 5.06(a).

                  "Existing Affiliate Agreements" see Section 9.15.

                  "Existing Credit Facility" shall mean the existing $60 million credit facility of a Subsidiary of PriCellular agented by Morgan Guaranty Trust Company of New York.

                  "Existing Credit Facility Repayment" shall mean the repayment of all Indebtedness and cancellation of all commitments to make extensions of credit under the Existing Credit Facility.

                  "Existing Indentures" shall mean each Indenture pursuant to which each tranche of the Existing Notes were issued.

                  "Existing Notes" shall mean the (i) 14% Senior Subordinated Discount Notes due 2001 of PriCellular Wireless, (ii) 12 1/4% Senior Subordinated Discount Notes due 2003 of PriCellular Wireless, (iii) Existing PriCellular Notes (to the extent not converted into common equity of PriCellular) and (iv) 10 3/4% Senior Notes due 2004 of PriCellular Wireless.

                  "Existing PriCellular Notes" shall mean the 10 3/4% Senior Subordinated Convertible Discount Notes due 2004 of PriCellular.

                  "FAA" shall mean the United States Federal Aviation Administration.

                  "fair market value" shall mean, with respect to any asset, a price (after taking into account any liabilities relating to such assets), as determined by Borrower in good faith, that is within a reasonable range of prices which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.

                  "FCC" shall mean the United States Federal Communications Commission, or any other similar or successor agency of the federal government administering the Communications Act.

                  "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, however, that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate quoted to Administrative Agent on such Business Day on such transactions by three federal funds brokers of recognized standing, as determined by Administrative Agent.

                  "Fee Letter" shall mean the Fee Letter dated as of March 6, 1998 by and among TD Securities (USA) Inc., Merrill Lynch Capital Corporation and Parent.

                  "Final Maturity Date" shall mean December 31, 2007. If the Increased Facility Amount shall be put in place, the Final Maturity Date shall be extended to the final maturity thereof if beyond the Final Maturity Date as of the Closing Date.

                  "Financial Maintenance Covenants" shall mean the covenants set forth in Section 9.11(a) through (e).

                  "Fixed Charge Coverage Ratio" shall mean, for any Test Date, the ratio of (x) Operating Cash Flow for the four fiscal quarters ending on such Test Date to (y) Fixed Charges for the four fiscal quarters ending on such Test Date. Prior to the completion of four full fiscal quarters after the Closing Date, Operating Cash Flow and the Consolidated Interest Expense included in such Fixed Charges for any four-quarter period will be the Operating Cash Flow or the Consolidated Interest Expense, as the case may be, for the number of then completed fiscal quarters after the Closing Date multiplied by a fraction, the numerator of which is four and the denominator of which is the number of fiscal quarters in such shorter period.

                  "Fixed Charges" shall mean, for any period, the sum of (i) Consolidated Interest Expense for such period to the extent paid or payable in cash during such period, (ii) the sum of all scheduled principal payments on any Indebtedness of Borrower and its Consolidated Subsidiaries (including, without duplication, any lease payments in respect of Capital Leases of Borrower and its Consolidated Subsidiaries attributable to the principal component thereof for such period), (iii) all cash tax expense actually paid to any Governmental Authority by Borrower and its Consolidated Subsidiaries for such period (other than taxes related to Dispositions or Excluded Dispositions not in the ordinary course of business), (iv) all dividends paid by Borrower to Parent during such period pursuant to Section 9.10(c)(ii) (other than for taxes related to Dispositions and Excluded Dispositions not in the ordinary course of business), and (v) Capital Expenditures during such period to the extent made from internally generated funds; provided, however, that, until after the September 30, 1999 Test Date, the amount of such Capital Expenditures shall be deemed not to exceed the product of (x) $250 times (y) the number of net subscribers added by Borrower or any Subsidiary during the two fiscal quarters ended with the end of such period times (z) two, except to the extent, if any, that the amount of such Capital Expenditures exceeds $45.0 million since the Closing Date.

                  "Funding Date" shall mean the date of the making of any extension of credit hereunder (including the Closing Date).

                  "GAAP" shall mean generally accepted accounting principles set forth as of the relevant date in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                  "Governmental Authority" shall mean any government or political subdivision of the United States or any other country or any agency, authority, board, bureau, central bank, commission, department or instrumentality thereof or therein, including, without limitation, any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government or political subdivision.

                  "Guarantee" shall mean the guarantee of each Guarantor pursuant to Section 6.

                  "Guaranteed Obligations" see Section 6.01.

                  "Guarantors" shall mean Parent, each Subsidiary listed on
Schedule 1.01(d), and each direct and indirect Subsidiary that guarantees the payment of the Obligations of Borrower under the Credit Documents pursuant to
Section 9.20.

                  "Guaranty Obligation" see the definition of Contingent Obligation.

                  "Hazardous Material" shall mean any pollutant, contaminant, toxic, hazardous or extremely hazardous substance, constituent or waste, or any other constituent, waste, material, compound or substance subject to regulation under any Environmental Law including, without limitation, petroleum or any petroleum product, including crude oil or any fraction thereof, polychlorinated biphenyls, urea-formaldehyde insulation and asbestos.

                  "in the ordinary course of business" shall mean in the ordinary course of business of Borrower and the Subsidiaries and on ordinary business terms.

                  "Increased Facility Amount" see Section 2.01(g). There is no commitment for all or any part of the Increased Facility Amount as of the Closing Date. No Lender shall have any obligation for any part of the Increased Facility Amount unless it shall have expressly consented thereto in writing.

                  "incur" shall mean, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred" and "incurring" shall have meanings correlative to the foregoing). Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Company (or is merged into or consolidates with any Company), whether or not such Indebtedness was incurred in connection with, or in contemplation of, such Person becoming a Company (or being merged into or consolidated with any Company), shall be deemed incurred at the time any such Person becomes a Company or merges into or consolidates with any Company. Neither the accrual of interest, nor the accretion of accreted value, shall be deemed to be an incurrence.

                  "Indebtedness" shall mean, for any Person, without duplication, (a) all indebtedness for borrowed money of such Person; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of Property or services (other than trade payables and accrued expenses paid on customary terms incurred in the ordinary course of business on ordinary terms and not more than 60 days past due); (c) all non-contingent reimbursement or payment obligations of such Person with respect to Surety Instruments (such as, for example, unpaid reimbursement obligations in respect of a drawing under a letter of credit); (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property or businesses; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property (other than operating leases)); (f) all Capital Lease Obligations of such Person; (g) all amounts required to be paid by such Person as a guaranteed payment to partners, including any mandatory redemption of shares or interests; (h) all indebtedness of other Persons referred to in clauses (a) through (f) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness (provided that the amount of indebtedness shall be deemed to be limited to the fair market value of such Property if such Person has not assumed or become liable for the payment of such indebtedness); and (i) all Guaranty Obligations of such Person in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above. Indebtedness shall not include accounts extended by suppliers in the ordinary course of business on normal trade terms in connection with the purchase of goods and services. The Indebtedness of any Person shall include any Indebtedness of any partnership in which such Person is the general partner.

                  "Indemnitee" see Section 12.03.

                  "Indenture" see the definition of Parent Financing Documents.

                  "Initial Public Offering" shall mean a primary underwritten public offering of the common stock of Parent, other than any public offering or sale pursuant to a registration statement on Form S-8 or a comparable form.

                  "Insolvency Proceeding" shall mean, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or by or before any other Governmental Authority relating to bankruptcy, insolvency, reorganization, liquidation, receivership, dissolution, sequestration, conservatorship, winding-up or relief of debtors (or the convening of a meeting or the passing of a resolution for or with a view to any of the foregoing), or (b) any assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors.

                  "Intercompany Note" shall mean a promissory note substantially in the form of Exhibit B.

                  "Interest Coverage Ratio" shall mean, for any Test Date, the ratio of (x) Operating Cash Flow for the two fiscal quarters ending on such Test Date to (y) Consolidated Interest Expense for the two fiscal quarters ending on such Test Date to the extent thereof paid or payable in cash during such period. For the June 30, 1998 Test Date, such Consolidated Interest Expense will be Consolidated Interest Expense for the fiscal quarter ending on June 30, 1998 times two (2).

                  "Interest Period" shall mean, with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made or Converted from an ABR Loan or the last day of the next preceding Interest Period for such LIBOR Loan and (subject to the requirements of Sections 2.01(a), 2.01(b), 2.01(c), 2.01(d) and 2.09) ending on the numerically corresponding day in the first, second, third or sixth (or ninth or twelfth if available from all of the Lenders) calendar month thereafter, as Borrower may select as provided in
Section 4.05, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period for any Revolving Credit Loan would otherwise end after the Revolving Credit Commitment Termination Date, such Interest Period shall end on the Revolving Credit Commitment Termination Date; (ii) no Interest Period for any Term Loan may commence before and end after any Principal Payment Date, unless, after giving effect thereto, the aggregate principal amount of the Term Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date; (iii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iv) notwithstanding clauses (i) and (ii) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any LIBOR Loan would otherwise be a shorter period, such Loan shall not be available hereunder as a LIBOR Loan for such period.

                  "Interest Rate Certificate" shall mean an Officers' Certificate substantially in the form of Exhibit C, delivered pursuant to
Section 9.01(e), demonstrating in reasonable detail the calculation of the Total Leverage Ratio as of any Test Date.

                  "Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

                  "internally generated funds" shall mean funds not generated from the proceeds of any Loan, Debt Issuance, Equity Issuance, Disposition, insurance recovery or Indebtedness (in each case without regard to the exclusions from the definition thereof (other than sales of inventory in the ordinary course of business)).

                  "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests, bonds, notes, debentures or other securities of any other Person; (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person); (c) any capital contribution to (by means of any transfer of cash or other Property to others or any payment for Property or services for the account or use of others) any other Person; and (d) the entering into, or direct or indirect incurrence, of any Guaranty Obligation with respect to Indebtedness or other liability of any other Person.

                  "Investors" shall mean the Spectrum Group, the Providence Group and a group of investors arranged by Spectrum and Providence and party to the New Preferred Documents.

                  "Issuing Lender" shall mean Toronto Dominion (Texas), Inc. or any of its Affiliates, or such other Lender or Lenders selected by Administrative Agent reasonably satisfactory to Borrower, as the issuer of Letters of Credit under Section 2.03, together with its successors and assigns in such capacity.

                  "Laredo Joint Venture" shall mean Texas/Illinois Cellular Limited Partnership, a Delaware limited partnership among Southwestern Bell Mobile Systems, Inc., as general partner, Southwestern Bell Mobile Systems, Inc., as Class A Limited Partner, and Cellular Information Systems of Laredo, Inc. (an affiliate of Parent), as Class B Limited Partner.

                  "Laredo JV Agreement" shall mean the Amended and Restated Agreement of Limited Partnership, dated as of December 1, 1995, among Southwestern Bell Mobile Systems, Inc., Cellular Information Systems of Laredo, Inc., PriCellular Corporation, as a guarantor and Southwestern Bell Mobile Systems, Inc., as a guarantor, as such agreement may be amended in effect from time to time in accordance with its terms and this Agreement.

                  "Lease" shall mean any lease, sublease, franchise agreement, license, occupancy or concession agreement.

                  "Lender" and "Lenders" see the introduction to this Agreement.

                  "Letter of Credit" see Section 2.03.

                  "Letter of Credit Documents" shall mean, with respect to any Letter of Credit, collectively, any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

                  "Letter of Credit Interest" shall mean, for each Revolving Credit Lender, such Lender's participation interest (or, in the case of the Issuing Lender, the Issuing Lender's retained interest) in the Issuing Lender's liability under Letters of Credit and such Lender's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

                  "Letter of Credit Liability" shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit, plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of Borrower at such time due and payable in respect of all drawings made under such Letter of Credit.

                  "LIBOR Base Rate" shall mean, with respect to any LIBOR Loan for any Interest Period therefor, the rate per annum determined by Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that (i) if no comparable term for an Interest Period is available, the LIBOR Base Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period and (ii) if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, "LIBOR Base Rate" shall mean, with respect to each day during each Interest Period pertaining to LIBOR Loans comprising part of the same Borrowing, the rate per annum equal to the rate at which Administrative Agent is offered deposits in Dollars at approximately 11:00 a.m., London, England time, two Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion of the amount of such LIBOR Loan to be outstanding during such Interest Period. "Telerate British Bankers Assoc. Interest Settlement Rates Page" shall mean the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

                  "LIBOR Loans" shall mean Loans that bear interest at rates based on rates referred to in the definition of "LIBOR Base Rate" in this
Section 1.01.

                  "LIBOR Rate" shall mean, for any LIBOR Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the LIBOR Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

                  "License Subsidiary" shall mean any Subsidiary of Borrower that (i) is organized in a state within the United States, (ii) has no assets other than Cellular Licenses of the Companies and conducts no activity except holding such Cellular Licenses and matters ancillary thereto, (iii) has no liabilities or obligations, including Contingent Obligations, other than the Guarantee and liabilities strictly related to its corporate existence incurred in the ordinary course (but not any trade credit or the like), and (iv) has no Liens, except, to the extent permitted by the FCC, Liens under the Security Documents in favor of Administrative Agent.

                  "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, claim, charge, security interest or encumbrance of any kind, any other type of preferential arrangement in respect of such Property having the effect of a security interest or any filing consented to by any Company of any financing statement under the UCC or any other similar notice of Lien under any similar notice or recording statute of any Governmental Authority consented to by any Company, including any easement, right-of-way or other encumbrance on title to Real Property, and any agreement to give any of the foregoing. For purposes of the Credit Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

                  "Loans" shall mean the Revolving Credit Loans, the Swing Loans and the Term Loans.

                  "Losses" of any Person shall mean the losses, liabilities, claims (including those based upon negligence, strict or absolute liability and liability in tort), damages, reasonable expenses, obligations, penalties, actions, judgments, encumbrances, liens, penalties, fines, suits, reasonable and documented costs or disbursements of any kind or nature whatsoever (including reasonable fees and expenses of counsel in connection with any Proceeding commenced or threatened in writing, whether or not such Person shall be designated a party thereto) at any time (including following the payment of the Obligations) incurred by, imposed on or asserted against such Person.

                  "Majority Lenders" shall mean (i) at any time prior to the Closing Date, Lenders holding at least a majority of the aggregate amount of the Commitments, and (ii) at any time after the Closing Date, Lenders holding at least a majority of the sum of (without duplication) (a) the aggregate principal amount of outstanding Loans (other than Swing Loans), plus (b) the aggregate amount of all Letter of Credit Liabilities, plus (c) the aggregate Unutilized Revolving Credit Commitments then in effect, plus (d) the aggregate Unutilized Term Loan Commitments, plus (e) in the case of the Swing Loan Lender only, the aggregate amount of Swing Loans then outstanding.

                  "Majority Revolving Credit Lenders" shall mean (i) at any time prior to the Closing Date, Lenders holding at least a majority of the aggregate amount of the Revolving Credit Commitments and (ii) at any time after the Closing Date, Lenders holding at least a majority of the sum of (without duplication) (a) the aggregate principal amount of outstanding Revolving Credit Loans, plus (b) the aggregate amount of all Letter of Credit Liabilities, plus
(c) the aggregate Unutilized Revolving Credit Commitments then in effect, plus
(d) in the case of the Swing Loan Lender only, the aggregate amount of Swing Loans then outstanding.

                  "Majority Term Lenders" shall mean (i) at any time prior to the Closing Date, Lenders holding at least a majority of the Term Loan Commitments, and (ii) at any time after the Closing Date, Lenders holding at least a majority of the sum of (a) the aggregate principal amount of outstanding Term Loans plus (b) the aggregate Unutilized Term Loan Commitments.

                  "Majority Tranche A Term Loan Lenders" shall mean (i) at any time prior to the Closing Date, Lenders holding at least a majority of the Tranche A Term Loan Commitments, and (ii) at any time after the Closing Date, Lenders holding at least a majority of (a) the aggregate principal amount of outstanding Tranche A Term Loans plus (b) the aggregate Unutilized Term Loan Commitments held by all Tranche A Term Loan Lenders.

                  "Majority Tranche B Term Loan Lenders" shall mean (i) at any time prior to the Closing Date, Lenders holding at least a majority of the Tranche B Term Loan Commitments and (ii) at any time after the Closing Date, Lenders holding at least a majority of (a) the aggregate principal amount of outstanding Tranche B Term Loans plus (b) the aggregate Unutilized Term Loan Commitments held by all Tranche B Term Loan Lenders.

                  "Majority Tranche C Term Loan Lenders" shall mean (i) at any time prior to the Closing Date, Lenders holding at least a majority of the Tranche C Term Loan Commitments and (ii) at any time after the Closing Date, Lenders holding at least a majority of (a) the aggregate principal amount of outstanding Tranche C Term Loans plus (b) the aggregate Unutilized Term Loan Commitments held by all Tranche C Term Loan Lenders.

                  "Margin Stock" shall mean margin stock within the meaning of Regulations T, U and X.

                  "Material Adverse Change" shall mean, with respect to any Person, a material adverse change, or any condition or event that has resulted or could reasonably be expected to result in a material adverse change, in the condition (financial or otherwise), business, assets or results of operations of such Person, individually or together with the Subsidiaries taken as a whole. Unless otherwise indicated, Material Adverse Change refers to Borrower.

                  "Material Adverse Effect" shall mean, any of (a) a material adverse effect, or any condition or event that has resulted or could reasonably be expected to result in a material adverse effect, on the business, operations or financial or other condition of Borrower, individually or together with the Subsidiaries taken as a whole, (b) a material adverse effect on the ability of the Obligors to consummate in a timely manner the Transactions or to perform any of their material obligations under any Credit Document or (c) an adverse effect on the legality, binding effect or enforceability of any Credit Document or any of the material rights and remedies of the Lenders, the Issuing Lender or Arrangers thereunder. In determining whether the occurrence of any individual event or the existence of any individual condition would, or the failure of any individual event to occur or any individual condition to exist would, have a Material Adverse Effect, notwithstanding that the occurrence of such individual event or the existence of such individual condition does not, or the failure to occur of such individual event or such individual condition to exist does not, of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event or condition or failure of event or condition and all other then existing events or conditions and failures or event or conditions would have a Material Adverse Effect.

                  "Mergers" shall mean the PriCellular Merger and the PriCellular Wireless Merger.

                  "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of March 6, 1998 between American Cellular Corporation and PriCellular Corporation, as amended and in effect in accordance with its terms and this Agreement.

                  "Mortgage" shall mean an agreement, including, but not limited to, a mortgage, deed of trust or any other document, creating and evidencing a Lien on a Mortgaged Real Property, which shall be in form and substance reasonably satisfactory to Administrative Agent, with such schedules and including such provisions as shall be necessary to conform such document to applicable or local law or as shall be customary under local law, as the same may at any time be amended in accordance with the terms thereof and hereof.

                  "Mortgaged Real Property" shall mean each Real Property, if any, which shall be subject to a Mortgage delivered after the Closing Date pursuant to Section 9.12.

                  "MSA" shall mean any "metropolitan statistical area" as defined and modified by the FCC for the purpose of licensing public cellular radio telecommunications service systems.

                  "Multiemployer Plan" shall mean at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA (i) to which any member of the ERISA Group is then making or accruing an obligation to make contributions, (ii) to which any member of the ERISA Group has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period, or (iii) with respect to which any Company is reasonably likely to incur liability.

                  "NAIC" shall mean the National Association of Insurance Commissioners.

                  "Net Available Proceeds" shall mean:

                    (i) in the case of any Disposition Event, the amount of Net Cash Payments received by any Company in connection with such Disposition Event;

                   (ii) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by any Company in respect of such Casualty Event net of (A) fees and expenses incurred by such Company in connection with recovery thereof, (B) repayments of Indebtedness (other than Indebtedness hereunder) to the extent secured by a Lien on such Property that is permitted hereunder or under the applicable Security Document, and (C) any taxes (including income, transfer, stamp, duty, customs, withholding and any other taxes) paid or payable by any Company in respect of the amount so recovered (after application of all credits and other offsets); and

                  (iii) in the case of any Equity Issuance or any Debt Issuance, the aggregate amount of all cash received by any Company in respect thereof net of all investment banking fees, discounts and commissions, legal fees, consulting fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses, actually incurred in connection therewith.

                  "Net Cash Payments" shall mean, with respect to any Disposition Event, the aggregate amount of all cash payments (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) received by any Company directly or indirectly in connection with such Disposition Event; provided, however, that Net Cash Payments shall be net (without duplication) of (i) the amount of all fees and expenses paid by any Company in connection with such Disposition Event (the "Relevant Disposition"); (ii) any taxes (including income, transfer, stamp, duty, customs, withholding and any other taxes) paid or estimated to be payable by any Company as a result of the Relevant Disposition (after application of all credits and other offsets); (iii) any repayments by any Company of Indebtedness other than the Obligations to the extent that (a) such Indebtedness is secured by a Lien on the Property that is the subject of the Relevant Disposition that is permitted hereunder or under the applicable Security Document and (b) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase or sale of such Property;
(iv) amounts required to be paid to any Person (other than any Company) owning a beneficial interest in the assets subject to such Relevant Disposition; and (v) appropriate amounts to be provided by any Company, as a reserve, in accordance with GAAP, against any liabilities associated with such Relevant Disposition and retained by any Company after such Relevant Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Relevant Disposition, all as reflected in an Officers' Certificate delivered to Arrangers.

                  "New Lenders" see Section 2.01(g).

                  "New Preferred" shall mean the $325.0 million initial liquidation preference preferred stock of Parent issued pursuant to the New Preferred Documents on the Closing Date.

                  "New Preferred Documents" shall mean the certificate of designation relating to the New Preferred, the stock purchase agreement related thereto and all other documents related thereto (including the registration rights relating thereto), as any such document may be amended from time to time in accordance with its terms and this Agreement.

                  "Non-U.S. Lender" see Section 5.06(b).

                  "Note Tender" shall mean the tender offer and consent solicitation with respect to the Existing Notes (other than the Existing PriCellular Notes) by Borrower pursuant to the Offer to Purchase and Consent Solicitation dated April 1, 1998 of Borrower (as successor thereunder to Parent), as supplemented by a supplement dated April 16, 1998 and as extended from time to time.

                  "Notes" shall mean the Revolving Credit Notes, the Term Loan Notes and the Swing Loan Note.

                  "Notice of Assignment" shall mean a notice of assignment pursuant to Section 12.06 substantially in the form of Exhibit F.

                  "Notice of Borrowing" shall mean a notice of borrowing substantially in the form of Exhibit G.

                  "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to any Creditor or any of its Related Parties or their respective successors, transferees or assignees pursuant to the terms of any Credit Document or any Swap Contract or secured by any of the Security Documents, whether or not the right of such Person to payment in respect of such obligations and liabilities is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy case or insolvency or liquidation proceeding.

                  "Obligors" shall mean Borrower and the Guarantors.

                  "Officers' Certificate" shall mean, as applied to any corporation, a certificate executed on behalf of such corporation by its Chairman of the Board (if an officer) or its Chief Executive Officer or its President or one of its Vice Presidents (or an equivalent officer) and by its Chief Financial Officer, Vice President-Finance or its Treasurer (or an equivalent officer) or any Assistant Treasurer in their official (and not individual) capacities; provided, however, that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loan or the taking of any other action hereunder shall include (i) a statement that the officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, and (ii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

                  "Operating Cash Flow" shall mean, for any period, the sum (without duplication) of the amounts for such period of Adjusted Net Income, plus, in each case to the extent deducted in calculating such Adjusted Net Income, (i) income tax expense, (ii) Consolidated Interest Expense plus any other interest expense which in accordance with GAAP was deducted in determining Adjusted Net Income for such period, (iii) depreciation expense and amortization expense, and (iv) the non-cash component of any item of expense, other than to the extent requiring an accrual or reserve for future cash expenses, all as determined on a consolidated basis for Borrower and its Consolidated Subsidiaries, and minus (i) cash dividends or other distributions paid by Borrower during such period to Parent pursuant to Section 9.10(c)(i), and (ii) distributions received from the Laredo Joint Venture during such period to the extent included in calculating such Adjusted Net Income. If Operating Cash Flow is being calculated for any period that begins prior to the Closing Date, the portion of such period prior to the Closing Date shall be calculated on a consolidated basis for PriCellular and its Consolidated Subsidiaries (other than distributions received from the Laredo Joint Venture).

                  "Original Lenders" shall mean the Lenders named on the signature pages hereof who were Lenders at the Closing Date.

                  "Organic Document" shall mean, relative to any Person, its certificate of incorporation, its by-laws, its partnership agreement, its memorandum and articles of association, share designations or similar organization documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of Equity Interests.

                  "Other Taxes" see Section 5.06(c).

                  "Parent" shall mean American Cellular Corporation, a Delaware corporation.

                  "Parent Financing" shall mean the issuance and sale of the Parent Notes for gross proceeds of not less than $282.0 million.

                  "Parent Financing Documents" shall mean the Indenture dated May 13, 1998 pursuant to which the Parent Notes were issued (the "Indenture"), the Exchange Indenture, the Parent Interest Escrow Agreement and all other documents relating thereto and delivered to Arrangers, as any such agreement or document may be amended and in effect from time to time in accordance with its terms and this Agreement.

                  "Parent Interest Escrow Agreement" shall mean that certain Pledge Escrow and Assignment Agreement dated as of May 13, 1998 between Parent and Chase Manhattan Bank and Trust Company, National Association, as trustee, pursuant to which proceeds from the Parent Financing sufficient to fund the first six scheduled semiannual interest payments will be held in escrow for the benefit of the Parent Notes.

                  "Parent Interest Trigger Date" shall mean the earlier of (x) the sixth scheduled semiannual interest payment date on the Parent Notes as of the Closing Date or (y) the first date on which cash interest is payable on any Permitted Refinancing of the Parent Notes (or any one or more refinancings thereof) other than from an interest escrow agreement on terms substantially identical to the terms of the Parent Interest Escrow Agreement as in effect on the Closing Date.

                  "Parent Notes" shall mean the 10 1/2% Senior Notes due 2008 of Parent in an aggregate principal amount of $285.0 million issued pursuant to the Parent Financing Documents, including the senior notes issued pursuant to a registered exchange offer (the "Exchange Offer") therefor made pursuant to the registration rights agreement entered into in connection with the issuance thereof on the date of issuance thereof (the "Exchange Notes").

                  "Participant" see Section 12.06(c).

                  "Payment Date" shall mean any Principal Payment Date and each date on which interest is due and payable on any Loan.

                  "Payor" see Section 4.06.

                  "PBGC" shall mean the United States Pension Benefit Guaranty Corporation or any successor thereto.

                  "Permits" see Section 8.17.

                  "Permitted Acquisition" shall mean any Acquisition effected in compliance with Section 9.06(h), (i), (p) or (r).

                  "Permitted Investments" shall mean, for any Person: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or by any agency thereof, in either case maturing not more than one year from the date of acquisition thereof by such Person; (b) time deposits, certificates of deposit or bankers' acceptances (including eurodollar deposits) issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500.0 million and a deposit rating of investment grade; (c) commercial paper rated A-1 or better by Standard & Poor's Corporation or P-1 or better by Moody's Investors Service, Inc., respectively, maturing not more than 180 days from the date of acquisition thereof by such Person; (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above; (e) securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by Standard & Poor's Corporation or A by Moody's Investors Service, Inc.; or (f) money market mutual funds that invest primarily in the foregoing items.

                  "Permitted Liens" see Section 9.07.

                  "Permitted Refinancing" shall mean, with respect to any Indebtedness or Contingent Obligation, any refinancing thereof, provided, however, that (w) no Default shall have occurred and be continuing or would arise therefrom, (x) any such refinancing Indebtedness shall (I) not be on financial and other terms that are more onerous (as determined by Borrower and Arrangers) to any Company or Creditor than the Indebtedness or Contingent Obligation being refinanced and shall not have defaults, rights or remedies more burdensome (as determined by Borrower and Arrangers) to any Company or Creditor than the Indebtedness being refinanced, (II) not have a stated maturity or weighted average life that is shorter than the Indebtedness or Contingent Obligation being refinanced, (III) if the Indebtedness or Contingent Obligation being refinanced is subordinated by its terms or by the terms of any agreement or instrument relating to such Indebtedness or Contingent Obligation, be at least as subordinate to the Obligations as the Indebtedness or Contingent Obligation being refinanced (and unsecured if the refinanced Indebtedness is unsecured), and (IV) be in principal amount that does not exceed the principal amount so refinanced, plus the lesser of (1) the stated amount of any premium or other payment required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness or Contingent Obligation being refinanced and
(2) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of fees and reasonable expenses of any Obligor or any Subsidiary incurred in connection with such refinancing, (y) the sole obligor on such refinancing Indebtedness or Contingent Obligation shall be Parent or the original obligor on such Indebtedness or Contingent Obligation being refinanced; provided, however, that
(I) any guarantor of the Indebtedness or Contingent Obligation being refinanced shall be permitted to guarantee the refinancing Indebtedness, (II) Parent shall be permitted to guarantee any such refinancing of Borrower or any Qualified Subsidiary and (III) Borrower shall be permitted to guarantee any such refinancing of any Qualified Subsidiary, and (z) any refinancing of the Parent Notes (or any refinancing thereof) shall provide for an interest escrow (or non-cash interest) through the date that as of the Closing Date would have been the originally regularly scheduled sixth interest payment date on the Parent Notes on terms and conditions satisfactory to Arrangers.

                  "Permitted Transferee" shall mean, with respect to any individual, (i) such individual's spouse or children (natural or adopted), any trust for such individual's benefit or the benefit of such individual's spouse or children (natural or adopted), or any corporation or partnership in which the direct and beneficial owner of all of the equity interest is such Person or such individual's spouse or children (natural or adopted) or any trust for the benefit of such persons; or (ii) the heirs, executors, administrators or personal representatives upon the death of such person or upon the incompetency or disability of such person for purposes of the protection and management of such individual's assets.

                  "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

                  "Plan" shall mean at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or
Section 302 of ERISA and is maintained or contributed to by any member of the ERISA Group or with respect to which any Company or Unrestricted Subsidiary is reasonably likely to incur liability.

                  "Pledged Collateral" shall have the meaning set forth in the Security Agreement or in the Unrestricted Subsidiary Pledge Agreement, as the case may be.

                  "PriCellular" shall mean PriCellular Corporation, a Delaware corporation, which is to be renamed American Cellular Corporation upon consummation of the Mergers.

                  "PriCellular Acquisition" shall mean the acquisition of PriCellular by Parent pursuant to the terms and subject to the conditions of the Merger Agreement.

                  "PriCellular Balance Sheet" shall mean the balance sheet of PriCellular as of December 31, 1997 included on the Form 10-K filed by PriCellular with the Commission.

                  "PriCellular Merger" shall mean the merger on the Closing Date of Parent with and into PriCellular, with PriCellular as the survivor pursuant to the Merger Agreement.

                  "PriCellular Wireless" shall mean PriCellular Wireless Corporation, a Delaware corporation.

                  "PriCellular Wireless Merger" shall mean the merger on the Closing Date of PriCellular Wireless with and into Borrower, with Borrower as the survivor.

                  "Prime Rate" shall mean for any day, a rate per annum that is equal to the corporate base rate of interest established by Administrative Agent from time to time, changing when and as said corporate base rate changes. The corporate base rate is not necessarily the lowest rate charged by Administrative Agent to its customers.

                  "Principal Office" shall mean the principal office of Administrative Agent, located on the date hereof at Toronto Dominion (Texas), Inc., 909 Fannin, Suite 1700, Houston, Texas 77010 or such other office as may be designated by Administrative Agent.

                  "Principal Payment Date" shall mean, with respect to any Term Loan, each Quarterly Date or other date set forth on Schedule 3.01(b) on which a payment of principal is due with respect to such Term Loan.

                  "Prior Liens" shall mean Liens which, pursuant to the provisions of any Security Document, are or may be superior to the Lien of such Security Document.

                  "Proceeding" shall mean any claim, counterclaim, action, judgment, suit, hearing, governmental investigation, arbitration or proceeding, including by or before any Governmental Authority and whether judicial or administrative.

                  "Profit Payment Agreement" shall mean any agreement to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business.

                  "Pro Forma Balance Sheets" see Section 8.02(d).

                  "Pro Forma Date" see Section 8.02(d).

                  "Pro Forma Debt Service" shall mean, for any period, the sum of (i) the reasonably anticipated Consolidated Interest Expense of Borrower and its Consolidated Subsidiaries for such period to the extent to be paid in cash during such period and assuming prevailing interest rates at the time of calculation, and (ii) the combined sum of all scheduled principal payments on any Indebtedness (including, without duplication, the Loans and Capital Leases) of Borrower and its Consolidated Subsidiaries during such period; provided, however, that such Consolidated Interest Expense shall include interest that will accrue after the Parent Interest Trigger Date during such period on the Parent Notes.

                  "Pro Forma Debt Service Coverage Ratio" shall mean, for any Test Date, the ratio of Annualized Operating Cash Flow for such Test Date to Pro Forma Debt Service for the four fiscal quarters immediately following such Test Date.

                  "Property" shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any Person.

                  "Providence" shall mean Providence Equity Partners, L.P., a Delaware limited partnership.

                  "Providence Group" shall mean Providence and any of its Affiliates controlled by it, including any limited partnership of which Providence or its general partner (or the general partners of such general partner) is the general partner.

                  "Qualified Capital Stock" shall mean with respect to any Person any Equity Interests of such Person which is not Disqualified Capital Stock.

                  "Qualified Subsidiary" shall mean any Subsidiary of Borrower that is an Obligor and of which not less than 90% (on a fully diluted basis) of the voting power of the voting Equity Interests and 90% (on a fully diluted basis) of the economic interests are owned directly or indirectly by Borrower.

                  "Qualifying Acquisition" shall mean any Acquisition that would otherwise be a Permitted Acquisition and that either (i) shall have been approved by Arrangers and the Majority Lenders or (ii) after giving pro forma effect thereto in accordance with GAAP the Total Leverage Ratio as of the most recent Test Date would be less than or equal to 6.5:1.0 (assuming such Acquisition were consummated as of the first day of the relevant measurement period ended as of such Test Date) as evidenced in an Officers' Certificate delivered by Borrower to Arrangers and the Lenders at least 10 Business Days prior to the consummation thereof certifying to such pro forma Total Leverage Ratio (attaching back up data and calculations).

                  "Quarter" shall mean each three month period ending on March 31, June 30, September 30 and December 31.

                  "Quarterly Dates" shall mean the last Business Day of March, June, September and December in each year, commencing with the last Business Day of September, 1998.

                  "Real Property" shall mean all right, title and interest of any Company (including, without limitation, any leasehold estate) in and to a parcel of real property owned or operated by any Company, whether by lease, license or other use agreement, together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof or thereon.

                  "redeem" shall mean redeem, repurchase, repay, defease or otherwise acquire or retire for value; and "redemption" and "redeemed" have correlative meanings.

                  "refinance" shall mean refinance, renew, extend, replace, defease or refund, in whole or in part, including successively; and "refinancing" and "refinanced" have correlative meanings.

                  "Register" see Section 2.08.

                  "Regulation D" shall mean Regulation D (12 C.F.R. Part 204) of the Board of Governors of the United States Federal Reserve System.

                  "Regulations T, U and X" shall mean, respectively, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) and Regulation X (12 C.F.R. Part 224) of the Board of Governors of the United States Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

                  "Regulatory Change" shall mean, with respect to any Lender, any change after the date hereof in United States Federal, state or foreign law or regulations (including Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks or other financial institutions including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority or any other regulatory agency with proper authority, including non-governmental agencies or bodies, charged with the interpretation or administration thereof or by the NAIC.

                  "Reimbursement Obligations" shall mean, at any time, the obligations of Borrower then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Issuing Lender in respect of any drawings under a Letter of Credit.

                  "Related Parties" see Section 11.01.

                  "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment.

                  "Replaced Lender" see Section 2.11.

                  "Replacement Lender" see Section 2.11.

                  "Required Payment" see Section 4.06.

                  "Requirement of Law" shall mean as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "Reserve Requirement" shall mean, for any Interest Period for any LIBOR Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D).

                  "Reset Date" see the definition of Applicable Margin.

                  "Responsible Officer" shall mean the chief executive officer of Borrower and the president of Borrower (if not the chief executive officer) and, with respect to financial matters, the chief financial officer of Borrower.

                  "Revolving Credit Commitment" shall mean, for each Revolving Credit Lender, the obligation of such Lender to make Revolving Credit Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on Annex A under the caption "Revolving Credit Commitment" (as the same may be reduced from time to time pursuant to Section 2.04 or changed pursuant to Section 12.06(b)). The initial aggregate principal amount of the Revolving Credit Commitments is $150.0 million.

                  "Revolving Credit Commitment Percentage" shall mean, with respect to any Revolving Credit Lender, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to (b) the aggregate amount of the Revolving Credit Commitments of all of the Lenders.

                  "Revolving Credit Commitment Termination Date" shall mean December 31, 2006. If the Revolving Credit Commitments are increased pursuant to
Section 2.01(g), the Revolving Credit Commitment Termination Date with respect to such increased portion may be extended by Arrangers beyond the date specified in the preceding sentence.

                  "Revolving Credit Commitments" shall mean the aggregate sum of the Revolving Credit Commitments.

                  "Revolving Credit Facility" shall mean the credit facility comprising the Revolving Credit Commitment of all of the Revolving Credit Lenders.

                  "Revolving Credit Lenders" shall mean (a) on the date hereof, the Lenders having Revolving Credit Commitments on the signature pages hereof and (b) thereafter, the Lenders from time to time holding Revolving Credit Loans and Revolving Credit Commitments after giving effect to any assignments thereof permitted by Section 12.06(b).

                  "Revolving Credit Loans" see Section 2.01(a).

                  "Revolving Credit Notes" shall mean the promissory notes provided for by Section 2.08(a) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

                  "RSA" shall mean any "rural service area" as defined and modified by the FCC for the purpose of licensing public cellular radio telecommunications service systems.

                  "Security Agreement" shall mean a Security Agreement substantially in the form of Exhibit D-1 among the Obligors and Administrative Agent, as the same may be amended in accordance with the terms thereof and hereof or such other agreements reasonably acceptable to Administrative Agent as shall be necessary to comply with applicable Requirements of Law and effective to grant to Administrative Agent a perfected first priority security interest in the Pledged Collateral covered thereby.

                  "Security Documents" shall mean the Security Agreement, the Mortgages (if any), the Unrestricted Subsidiary Pledge Agreement, the Collateral Assignment of Location Agreements and each other security document or pledge agreement required by applicable local law to grant a valid, perfected security interest in any property or asset acquired or developed pursuant to a Permitted Acquisition, and all UCC or other financing statements or instruments of perfection required by this Agreement, the Security Agreement, the Unrestricted Subsidiary Pledge Agreement or any Mortgage to be filed with respect to the security interests in Property and fixtures created pursuant to the Security Agreement or any Mortgage and any other document or instrument utilized to pledge as collateral for the Obligations any Property of whatever kind or nature.

                  "Senior Debt" shall mean, at any date, Total Debt less (A) Subordinated Debt and (B) the Parent Notes at such date.

                  "Senior Leverage Ratio" shall mean, for any Test Date, the ratio of (x) Senior Debt at such Test Date to (y) Annualized Operating Cash Flow for such Test Date.

                  "Significant Unrestricted Subsidiary" shall mean at any date
(x) any Unrestricted Subsidiary of Borrower whose assets constitute 7.5% or more of the consolidated total assets of Borrower and its Subsidiaries and Unrestricted Subsidiaries, and (y) any Unrestricted Subsidiary of Borrower that if aggregated at such date with all other Unrestricted Subsidiaries of Borrower in respect of which events specified in Section 10(e), (f) or (g) have occurred and are continuing at such date would be a Significant Unrestricted Subsidiary pursuant to clause (x) of this definition.

                  "Solvent" and "Solvency" shall mean, for any Person on a particular date, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person's ability to pay as such debts and liabilities mature, (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute an unreasonably small capital and (e) such Person is able to pay its debts as they become due and payable.

                  "Specified Cellular System Information" shall mean, for each Cellular System cluster as of the last date of the most recent period that financial statements are delivered pursuant to Section 9.01(a) or 9.01(b), the following information: (i) market penetration of Borrower and its Subsidiaries;
(ii) Net Pops for that market; (iii) monthly churn (as such term is used in the cellular telecommunications industry); (iv) monthly revenue per subscriber for that period; (v) the number of subscribers at the end of such period; (vi) Capital Expenditures per net subscriber added in that period; (vii) roaming revenue for that period as a percentage of total revenue for that period; and
(viii) marketing costs per net subscriber added in that period.

                  "Spectrum" shall mean Spectrum Equity Investors II, L.P., a Delaware limited partnership.

                  "Spectrum Group" shall mean Spectrum and any of its Affiliates controlled by it, including any limited partnership of which Spectrum or its general partner (or the general partners of such general partner) is the general partner.

                  "State PUC" shall mean any state public utility commission or any other state commission, agency, department, board or authority with responsibility for regulating intrastate and local telecommunications services.

                  "Statutes" see Section 8.22(e).

                  "Subordinated Debt" shall mean Indebtedness of any Company that is subordinated to any other Indebtedness of such Company.

                  "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. Unless the context clearly requires otherwise, all references to any Subsidiary shall mean a Subsidiary of Borrower. All references to any Subsidiary of Borrower shall include all those Persons which become Subsidiaries of Borrower upon consummation of the Mergers. Other than for purposes of the definition of "Unrestricted Subsidiary," unless otherwise indicated, all reference herein to any Subsidiary of Parent or Borrower shall not include any Unrestricted Subsidiary.

                  "Supermajority Lenders" shall mean (i) at any time prior to the Closing Date, Lenders holding at least two-thirds of the aggregate amount of the Commitments and (ii) at any time after the Closing Date, Lenders holding at least two-thirds of the sum of (without duplication) (a) the aggregate principal amount of outstanding Loans (other than Swing Loans), plus (b) the aggregate amount of all Letter of Credit Liabilities, plus (c) the aggregate unused amount of Revolving Credit Commitments then in effect, plus (d) the aggregate Unutilized Term Loan Commitments plus (e) in the case of the Swing Loan Lender only, the aggregate amount of Swing Loans then outstanding.

                  "Supermajority Lenders of the Affected Class" shall mean (i) at any time prior to the Closing Date, Lenders holding at least two-thirds of the aggregate amount of the Commitments of the applicable tranche of Term Loan Commitments which would be affected by any modification, supplement or waiver contemplated by clause (e) or (f) to the proviso to Section 12.04(i), and (ii) at any time after the Closing Date, Lenders holding at least two-thirds of the sum of the aggregate amount of the outstanding Loans plus the aggregate Unutilized Term Loan Commitments of the applicable tranche of Term Loans which would be affected by any modification, supplement or waiver contemplated by clause (e) or (f) to the proviso to Section 12.04(i).

                  "Supplemental Indentures" see Section 7.01(xi).

                  "Surety Instruments" shall mean all letters of credit (including standby and commercial), bankers' acceptances, bank guarantees, surety bonds and similar instruments.

                  "Survey" shall mean a survey of any Mortgaged Real Property (and all improvements thereon): (i) prepared by a surveyor or engineer licensed to perform surveys in the state, province or country where such Mortgaged Real Property is located, (ii) dated (or redated) not earlier than 6 months prior to the date of delivery thereof unless there shall have occurred after the date of such survey any exterior construction on the site of such Mortgaged Real Property, in which event such survey shall be dated (or redated) after the completion of such construction or, if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, (iii) certified by the surveyor (in a manner acceptable to Administrative Agent) to Administrative Agent and (iv) complying in all respects with Requirements of Law.

                  "Swap Contract" shall mean any agreement entered into in the ordinary course of business (as a bona fide hedge and not for speculative purposes) (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other similar agreement (including any option to enter into any of the foregoing) and is designed to protect the Obligors against fluctuations in interest rates, currency exchange rates, or similar risks (including any Interest Rate Protection Agreement entered into pursuant to Section 9.18).

                  "Swap Excess Cash Basket" shall mean, at any date, the gross proceeds for Dispositions that at such date could be (and have not yet been as of the time of consummation of the transaction under consideration) received by Borrower or any Subsidiary in connection with any Disposition (after giving effect to any pending Dispositions) effected pursuant to Section 9.06(g).

                  "Swing Loan Commitment" shall mean the obligation of the Swing Loan Lender to make or continue Swing Loans hereunder in an aggregate principal amount up to but not exceeding $10.0 million, as the same may be reduced or terminated pursuant to Section 2.04 or Section 10, it being understood that the Swing Loan Commitment is part of the Revolving Credit Commitment of the Swing Loan Lender, rather than a separate, independent commitment.

                  "Swing Loan Lender" shall mean Toronto Dominion (Texas), Inc. and its successors and assigns in such capacity.

                  "Swing Loan Maturity Date" shall mean the Revolving Credit Commitment Termination Date.

                  "Swing Loan Note" shall mean the promissory note made by Borrower evidencing the Swing Loans, in the form of Exhibit A-5.

                  "Swing Loans" see Section 2.01(f).

                  "Syndication Agent" see the introduction hereto.

                  "Tax Returns" see Section 8.09.

                  "Taxes" shall mean any and all taxes, imposts, duties, charges, fees, levies or other charges or assessments of whatever nature, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, license, net worth, payroll, franchise, and transfer and recording, imposed by the Internal Revenue Service or any taxing authority (whether domestic or foreign, including any federal, state, U.S. possession, county, local or foreign government or any subdivision or taxing agency thereof), whether computed on a separate, consolidated, unitary, combined or any other basis, including interest, fines, penalties or additions to tax attributable to or imposed on or with respect to any such taxes, charges, fees, levies or other assessments.

                  "Term Loan Commitments" shall mean the Tranche A Term Loan Commitments, the Tranche B Term Loan Commitments and the Tranche C Term Loan Commitments, collectively.

                  "Term Loan Facilities" shall mean the credit facilities comprising the Term Loan Commitments.

                  "Term Loan Lenders" shall mean the Tranche A Term Loan Lenders, the Tranche B Term Loan Lenders and the Tranche C Term Loan Lenders, collectively.

                  "Term Loan Notes" shall mean the Tranche A Term Loan Notes, the Tranche B Term Loan Notes and the Tranche C Term Loan Notes, collectively.

                  "Term Loan Tranches" shall mean the Term Loans outstanding under the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans, collectively, and "Term Loan Tranche" shall mean any of them.

                  "Term Loans" shall mean the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans, collectively.

                  "Test Date" shall mean, for any Financial Maintenance Covenant, the last day of each fiscal quarter included within any period set forth in the table for such Financial Maintenance Covenant. Compliance with the Financial Maintenance Covenants shall be tested, as of each Test Date, on the date on which financial statements pursuant to Section 9.01(a) or (b) have been, or should have been, delivered for the applicable fiscal period.

                  "Title Company" shall mean First American Title Insurance Company or such other title insurance or abstract company as shall be designated by Arrangers.

                  "Total Debt" shall mean, at any date, the aggregate amount of Indebtedness of Borrower and its Consolidated Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP, net of (A) up to $3.0 million in cash held at such date by Borrower or any Qualified Subsidiary, not in the Collateral Account and (B) all cash held in the Collateral Account at such date that resulted from any Disposition of a Cellular System of Borrower or any Subsidiary.

                  "Total Leverage Ratio" shall mean, for any Test Date, the ratio of (x) the sum of (1) Total Debt at such Test Date, plus (2) if such date is on or after the Parent Interest Trigger Date, the aggregate principal amount of Parent Notes outstanding on such date to (y) Annualized Operating Cash Flow for such Test Date.

                  "Tranche A Term Loan Commitment" shall mean, for each Tranche A Term Loan Lender, the obligation of such Lender to make a Tranche A Term Loan in an amount up to but not exceeding the amount set opposite the name of such Lender on Annex A under the caption "Tranche A Term Loan Commitment" (as the same may be changed pursuant to Section 12.06(b)). The initial aggregate principal amount of the Tranche A Term Loan Commitments is $450.0 million.

                  "Tranche A Term Loan Commitment Percentage" shall mean, with respect to any Tranche A Term Loan Lender, the ratio of (a) the amount of the Tranche A Term Loan Commitment of such Lender to (b) the Tranche A Term Loan Commitments.

                  "Tranche A Term Loan Commitments" shall mean the aggregate sum of the Tranche A Term Loan Commitment of all the Lenders.

                  "Tranche A Term Loan Lenders" shall mean (a) on the date hereof, the Lenders having Tranche A Term Loan Commitments on the signature pages hereof, and (b) thereafter, the Lenders from time to time holding Tranche A Term Loans and Tranche A Term Loan Commitments after giving effect to any assignments thereof permitted by Section 12.06(b).

                  "Tranche A Term Loan Notes" shall mean the promissory notes provided for by Section 2.08(a)(ii) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

                  "Tranche A Term Loans" shall mean the loans provided for by
Section 2.01(b), which may be ABR Loans and/or LIBOR Loans.

                  "Tranche B Term Loan Commitment" shall mean, for each Tranche B Term Loan Lender, the obligation of such Lender to make a Tranche B Term Loan in an amount up to but not exceeding the amount set opposite the name of such Lender on Annex A under the caption "Tranche B Term Loan Commitment" (as the same may be changed pursuant to Section 12.06(b)). The initial aggregate principal amount of the Tranche B Term Loan Commitments is $200.0 million.

                  "Tranche B Term Loan Commitment Percentage" shall mean, with respect to any Tranche B Term Loan Lender, the ratio of (a) the amount of the Tranche B Term Loan Commitment of such Lender to (b) the Tranche B Term Loan Commitments.

                  "Tranche B Term Loan Commitments" shall mean the aggregate sum of the Tranche B Term Loan Commitment of all the Lenders.

                  "Tranche B Term Loan Lenders" shall mean (a) on the date hereof, the Lenders having Tranche B Term Loan Commitments on the signature pages hereof, and (b) thereafter, the Lenders from time to time holding Tranche B Term Loans and Tranche B Term Loan Commitments after giving effect to any assignments thereof permitted by Section 12.06(b).

                  "Tranche B Term Loan Notes" shall mean the promissory notes provided for by Section 2.08(a)(iii) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

                  "Tranche B Term Loans" shall mean the loans provided for by
Section 2.01(c), which may be ABR Loans and/or LIBOR Loans.

                  "Tranche C Term Loan Commitment" shall mean, for each Tranche C Term Loan Lender, the obligation of such Lender to make a Tranche C Term Loan in an amount up to but not exceeding the amount set opposite the name of such Lender on Annex A under the caption "Tranche C Term Loan Commitment" (as the same may be changed pursuant to Section 12.06(b)). The initial aggregate principal amount of the Tranche C Term Loan Commitments is $200.0 million.

                  "Tranche C Term Loan Commitment Percentage" shall mean, with respect to any Tranche C Term Loan Lender, the ratio of (a) the amount of the Tranche C Term Loan Commitment of such Lender to (b) the Tranche C Term Loan Commitments.

                  "Tranche C Term Loan Commitments" shall mean the aggregate sum of the Tranche C Term Loan Commitment of all the Lenders.

                  "Tranche C Term Loan Lenders" shall mean (a) on the date hereof, the Lenders having Tranche C Term Loan Commitments on the signature pages hereof, and (b) thereafter, the Lenders from time to time holding Tranche C Term Loans and Tranche C Term Loan Commitments after giving effect to any assignments thereof permitted by Section 12.06(b).

                  "Tranche C Term Loan Notes" shall mean the promissory notes provided for by Section 2.08(a)(iv) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

                  "Tranche C Term Loans" shall mean the loans provided for by
Section 2.01(d), which may be ABR Loans and/or LIBOR Loans.

                  "Transaction Documents" shall mean the Merger Agreement, the New Preferred Documents and the Parent Financing Documents and all documents related thereto and all exhibits, appendices, schedules and annexes to any thereof.

                  "Transactions" shall mean the Mergers, the Parent Note Financing, the Equity Financing, the Note Tender, the Existing Credit Facility Repayment and the borrowings hereunder on the Closing Date.

                  "Type" see Section 1.03.

                  "UCC" shall mean the Uniform Commercial Code as in effect in the applicable state or jurisdiction.

                  "Unrestricted Subsidiary" shall mean any Subsidiary of Parent, other than Borrower, that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of Parent, as provided below). The Board of Directors of Parent may designate any Subsidiary of Parent, other than Borrower (including any newly acquired or newly formed Subsidiary at or prior to the time it is so formed or acquired), to be an Unrestricted Subsidiary if (a) no Default is existing or will occur as a consequence thereof (provided that for purposes of testing covenant compliance with Section 9.11, all such determinations shall be made as of the Test Date immediately preceding the proposed date of designation of any Subsidiary as an Unrestricted Subsidiary and giving pro forma effect thereto), (b) such Subsidiary does not own any Equity Interests of, or own or hold any Lien on any Property of, any Company, (c) such Subsidiary and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee, or otherwise become directly or indirectly liable with respect any Indebtedness pursuant to which the lender has recourse to any Property of any Company (except that such Subsidiary and its Subsidiaries may become Guarantors if permitted by the Parent Financing Documents and consented to by Arrangers), (d) a default by such Person on any of its Indebtedness will not result in, or permit any holder of Indebtedness of any Company to declare, a default on such Indebtedness of any Company or cause the payment thereof to be accelerated or payable prior to its stated maturity, except with respect to events specified in Section 10(e), (f) or (g) relating to any Significant Unrestricted Subsidiary on the same or similar terms as set forth in such Sections, and (e) if such Subsidiary is a Subsidiary of Borrower, at the time of such designation (and prior to any Investment therein (other than any Investment permitted by Section 9.09(A)(r)) that is not de minimis) such Subsidiary shall not have more than de minimis assets, other than any such Investment permitted by Section 9.09(A)(r). Any Subsidiary of an Unrestricted Subsidiary shall be an Unrestricted Subsidiary for purposes of this Agreement. Each such designation shall be evidenced by filing with Administrative Agent a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. No Unrestricted Subsidiary may be designated as an Unrestricted Subsidiary hereunder unless also designated as such under the Parent Financing Documents.

                  "Unrestricted Subsidiary Pledge Agreement" shall mean an Unrestricted Subsidiary Pledge Agreement substantially in the form of Exhibit D-2 among the Obligors, the Unrestricted Subsidiaries and Administrative Agent, as the same may be amended in accordance with the terms thereof and hereof, or such other agreements reasonably acceptable to Administrative Agent as shall be necessary to comply with applicable Requirements of Law and effective to grant to Administrative Agent a perfected first priority security interest in the Pledged Collateral covered thereby.

                  "Unutilized Revolving Credit Commitment" shall mean, for any Revolving Credit Lender, at any time, the excess of such Lender's Revolving Credit Commitment at such time over the sum of (i) the aggregate outstanding principal amount of Revolving Credit Loans made by such Lender, (ii) such Lender's Revolving Credit Commitment Percentage of the aggregate amount of Letter of Credit Liabilities at such time, and (iii) with respect to the Swing Loan Lender only, the aggregate principal amount of Swing Loans then outstanding.

                  "Unutilized Term Loan Commitments" shall mean, for any Term Loan Lender, at any time, the excess of such Lender's Term Loan Commitments over the aggregate principal amount of Term Loans made by such Lender.

                  "Wholly Owned Guarantor" shall mean any Wholly Owned Subsidiary of Borrower which is a Guarantor.

                  "Wholly Owned Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the Equity Interests (other than, in the case of a corporation, directors' qualifying shares or nominee shares required under applicable law) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person. Unless the context clearly requires otherwise, all references to any Wholly Owned Subsidiary shall mean a Wholly Owned Subsidiary of Borrower.

                  "Wholly Owned Unrestricted Subsidiary" shall mean any Unrestricted Subsidiary of which all the Equity Interests (other than, in the case of a corporation, directors' qualifying shares or nominee shares required under applicable law) are directly or indirectly owned or controlled by Parent or one or more Wholly Owned Unrestricted Subsidiaries or by Parent and one or more Wholly Owned Unrestricted Subsidiaries.

                  "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

                  "Working Capital" shall mean an amount determined for Borrower and the Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) equal to the sum of all current assets (other than cash) less the sum of all current liabilities (other than the current portion of long-term Indebtedness).

                  1.02. Accounting Terms and Determinations. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters (including financial covenants) shall be made in accordance with GAAP consistently applied for all applicable periods, and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP. All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP.

                  1.03. Classes and Types of Loans. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make a Loan) refers to whether such Loan is a Revolving Credit Loan, Swing Loan, Tranche A Term Loan, Tranche B Term Loan or Tranche C Term Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is an ABR Loan or a LIBOR Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.

                  1.04. Rules of Construction. (a) In this Agreement and each other Credit Document, unless the context clearly requires otherwise (or such other Credit Document clearly provides otherwise), references to (i) the plural include the singular, the singular the plural and the part the whole; (ii) Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; (iii) agreements (including this Agreement), promissory notes and other contractual instruments include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments or other modifications thereto are not prohibited by their terms or the terms of any Credit Document; (iv) statutes and related regulations include any amendments of same and any successor statutes and regulations; and (v) time shall be a reference to Houston, Texas time. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

                  (b) In this Agreement and each other Credit Document, unless the context clearly requires otherwise (or such other Credit Document clearly provides otherwise), (i) "amend" shall mean "amend, restate, amend and restate, supplement or modify"; and "amended," "amending," and "amendment" shall have meanings correlative to the foregoing; (ii) in the computation of periods of time from a specified date to a later specified date, "from" shall mean "from and including"; "to" and "until" shall mean "to but excluding"; and "through" shall mean "to and including"; (iii) "hereof," "herein" and "hereunder" (and similar terms) in this Agreement or any other Credit Document refer to this Agreement or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Credit Document;
(iv) "including" (and similar terms) shall mean "including without limitation" (and similarly for similar terms); (v) "or" has the inclusive meaning represented by the phrase "and/or"; (vi) "satisfactory to" any Creditor shall mean in form, scope and substance and on terms and conditions satisfactory to such Creditor; (vii) references to "the date hereof" shall mean the date first set forth above; and (viii) "asset" and "Property" shall have the same meaning and effect and refer to all tangible and intangible assets and property, whether real, personal or mixed and of every type and description.

                  (c) In this Agreement unless the context clearly requires otherwise, any reference to (i) an Annex, Exhibit or Schedule is to an Annex, Exhibit or Schedule, as the case may be, attached to this Agreement and constituting a part hereof, and (ii) a Section or other subdivision is to a Section or such other subdivision of this Agreement.

                  Section 2. Commitments, Letters of Credit, Fees, Register,
                             Prepayments and Replacement of Lenders.

                  2.01.  Loans.

                  (a) Revolving Credit Loans. Each Revolving Credit Lender severally agrees, on the terms and conditions of this Agreement, to make revolving credit loans (the "Revolving Credit Loans") to Borrower in Dollars during the period from and including the Closing Date to but not including the Revolving Credit Commitment Termination Date in an aggregate principal amount at any one time outstanding not exceeding the amount of the Revolving Credit Commitment of such Lender as in effect from time to time; provided, however, that in no event shall the sum of the aggregate principal amount of (without duplication) all Revolving Credit Loans then outstanding, plus the aggregate principal amount of Swing Loans then outstanding, plus the aggregate amount of all Letter of Credit Liabilities at any time exceed the aggregate amount of the Revolving Credit Commitments as in effect at such time. Subject to the terms and conditions of this Agreement, during such period Borrower may borrow, repay and reborrow the amount of the Revolving Credit Commitments by means of ABR Loans and LIBOR Loans and may Convert Revolving Credit Loans of one Type into Revolving Credit Loans of another Type (as provided in Section 2.09) or Continue Revolving Credit Loans of one Type as Revolving Credit Loans of the same Type (as provided in Section 2.09).

                  (b) Tranche A Term Loans. Each Tranche A Term Loan Lender severally agrees, on the terms and conditions of this Agreement, to make a term loan to Borrower in Dollars on the Closing Date and on the Deferred Drawdown Date in an aggregate principal amount equal to the Tranche A Term Loan Commitment of such Lender (of which not less than 20% shall be funded on the Closing Date and the remainder shall be funded on the Deferred Drawdown Date), such loan to be used to finance the Transactions and to pay related fees and expenses. Subject to the terms and conditions of this Agreement, thereafter Borrower may Convert Tranche A Term Loans of one Type into Tranche A Term Loans of another Type (as provided in Section 2.09) or Continue Tranche A Term Loans of one Type as Tranche A Term Loans of the same Type (as provided in Section 2.09). Each Tranche A Term Loan shall be made by a Tranche A Term Loan Lender pro rata based on such Lender's Tranche A Term Loan Commitment Percentage. The aggregate sum of the amount of the Tranche A Term Loans made on the Closing Date and the Deferred Drawdown Date shall not exceed the Tranche A Term Loan Commitments or, with respect to any Lender, its Tranche A Term Loan Commitment.

                  Tranche A Term Loans that are repaid or prepaid may not be reborrowed.

                  (c) Tranche B Term Loans. Each Tranche B Term Loan Lender severally agrees, on the terms and conditions of this Agreement, to make a term loan to Borrower in Dollars on the Closing Date and on the Deferred Drawdown Date in an aggregate principal amount equal to the Tranche B Term Loan Commitment of such Lender (of which not less than 20% shall be funded on the Closing Date and the remainder shall be funded on the Deferred Drawdown Date), such loan to be used to finance the Transactions and to pay related fees and expenses. Subject to the terms and conditions of this Agreement, thereafter Borrower may Convert Tranche B Term Loans of one Type into Tranche B Term Loans of another Type (as provided in Section 2.09) or Continue Tranche B Term Loans of one Type as Tranche B Term Loans of the same Type (as provided in Section 2.09). Each Tranche B Term Loan shall be made by a Tranche B Term Loan Lender pro rata based on such Lender's Tranche B Term Loan Commitment Percentage. The aggregate amount of the Tranche B Term Loans made on the Closing Date and the Deferred Drawdown Date shall not exceed the Tranche B Term Loan Commitments or, with respect to any Lender, its Tranche B Term Loan Commitment.

                  Tranche B Term Loans that are repaid or prepaid may not be reborrowed.

                  (d) Tranche C Term Loans. Each Tranche C Term Loan Lender severally agrees, on the terms and conditions of this Agreement, to make a term loan to Borrower in Dollars on the Closing Date and on the Deferred Drawdown Date in an aggregate principal amount equal to the Tranche C Term Loan Commitment of such Lender (of which not less than 20% shall be funded on the Closing Date and the remainder shall be funded on the Deferred Drawdown Date), such loan to be used to finance the Transactions and to pay related fees and expenses. Subject to the terms and conditions of this Agreement, thereafter Borrower may Convert Tranche C Term Loans of one Type into Tranche C Term Loans of another Type (as provided in Section 2.09) or Continue Tranche C Term Loans of one Type as Tranche C Term Loans of the same Type (as provided in Section 2.09). Each Tranche C Term Loan shall be made by a Tranche C Term Loan Lender pro rata based on such Lender's Tranche C Term Loan Commitment Percentage. The aggregate amount of the Tranche C Term Loans made on the Closing Date and the Deferred Drawdown Date shall not exceed the Tranche C Term Loan Commitments or, with respect to any Lender, its Tranche C Term Loan Commitment.

                  Tranche C Term Loans that are repaid or prepaid may not be reborrowed.

                  (e) Limit on LIBOR Loans. No more than ten separate Interest Periods in respect of LIBOR Loans of any Class may be outstanding at any one time. No LIBOR Loans may be made at the Closing Date or the Deferred Drawdown Date unless consented to by Arrangers in their sole discretion.

                  (f) Swing Loans. Subject to the terms and conditions of this Agreement, upon request of Borrower, the Swing Loan Lender agrees to make one or more swing loans to Borrower from time to time from and including the Closing Date to but excluding the Swing Loan Maturity Date, up to but not exceeding the amount of the Swing Loan Lender's Swing Loan Commitment as then in effect. (Such swing loans referred to in this Section 2.01(f) now or hereafter made by the Swing Loan Lender to Borrower from and including and after the Closing Date are hereinafter collectively called the "Swing Loans.") Prior to the Swing Loan Maturity Date, Borrower may borrow, repay and reborrow Swing Loans up to the Swing Loan Commitment in accordance with the terms of this Agreement. The Swing Loan Lender shall not make any Swing Loans on or after the Swing Loan Maturity Date. Notwithstanding anything to the contrary contained in this Section 2.01(f) or elsewhere in this Agreement, the Swing Loan Lender shall not be obligated, pursuant to this Section 2.01(f) or otherwise, to make any Swing Loan to or for the account of Borrower, and Borrower shall not be entitled to borrow, pursuant to this Section 2.01(f), if, after giving full effect to the requested Swing Loan, the aggregate outstanding amount of Revolving Credit Loans, plus the aggregate outstanding amount of Swing Loans, plus the aggregate outstanding Letter of Credit Liabilities would exceed the aggregate amount of the Revolving Credit Commitments as in effect at such time. Notwithstanding anything herein or elsewhere to the contrary, the Swing Loans will be made and maintained only as ABR Loans. The Swing Loan Lender shall not make any Swing Loan after receiving a written notice from Borrower or the Majority Revolving Credit Lenders stating that a Default exists and is continuing until such time as the Swing Loan Lender shall have received written notice of (i) rescission of all such notices from the party or parties originally delivering such notice, (ii) the waiver of such Default by the Majority Lenders, or (iii) Administrative Agent's good faith determination that such Default has ceased to exist. Swing Loans shall be made in minimum amounts of $500,000 and integral multiples of $500,000 above such amount.

                  Upon the occurrence of a Default, each Revolving Credit Lender shall be deemed to have purchased (and each Revolving Credit Lender hereby irrevocably agrees to purchase on a pro rata basis (based upon each Revolving Credit Lender's Revolving Credit Commitment)) an irrevocable participation in all outstanding Swing Loans, together with all accrued interest thereon, without any further action by or on behalf of the Swing Loan Lender, any other Lender, Borrower or any other Person. Upon one Business Day's notice from the Swing Loan Lender, each other Revolving Credit Lender shall deliver to the Swing Loan Lender an amount equal to its respective participation in such Swing Loan (as determined pursuant to the immediately preceding sentence) in cash. In order to evidence such participation, each Revolving Credit Lender agrees to enter into a participation agreement at the request of the Swing Loan Lender in form and substance satisfactory to the Swing Loan Lender and the Revolving Credit Lender. If any Revolving Credit Lender fails to make available to the Swing Loan Lender the amount of such Revolving Credit Lender's participation as provided in this paragraph, the Swing Loan Lender shall be entitled to recover such amount on demand from such Revolving Credit Lender, together with interest thereon at the Federal Funds Rate until such amount is paid in full in cash. In the event the Swing Loan Lender receives a payment from Borrower or any other Obligor of any amount in which the Revolving Credit Lenders have purchased participations as provided in this paragraph, the Swing Loan Lender shall promptly distribute to each Revolving Credit Lender its pro rata share of such payment. Anything contained in this Agreement or otherwise to the contrary notwithstanding, (A) each Revolving Credit Lender's obligation to purchase a participation in each unpaid Swing Loan shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, (1) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may now or hereafter have against the Swing Loan Lender, Borrower or any other Person for any reason whatsoever, (2) the occurrence or continuation of a Default or an Event of Default, (3) any material adverse change in the condition of Borrower or any Subsidiary, (4) any breach or default of this Agreement or any of the Security Documents by any Person, or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing, and (B) the Swing Loan Lender shall not have any obligation to make any Swing Loans if (1) Borrower fails for whatever reason to satisfy any of the conditions precedent set forth in Section 7.02 or (2) any Revolving Credit Lender fails for whatever reason to comply with its obligations under this Section 2.01(f).

                  (g) Increased Facility Amount. After the Closing Date, Borrower may request that any of the Lenders (or to the extent that the existing Lenders have not agreed within 20 days to provide the Increased Facility Amount described herein, new Lenders ("New Lenders") acceptable to Arrangers) agree to increase the amount of the Commitments to make extensions of credit hereunder by up to $250 million (the "Increased Facility Amount"), which Increased Facility Amount (x) shall be allocated among the Revolving Credit Facility and the Term Loan Facilities or one or more new term loan facilities in amounts and with maturities (including any extended maturity (in the sole discretion of Arrangers) for such portion thereof allocated to the Revolving Credit Facility) acceptable to Arrangers in their sole discretion and having terms and provisions no more onerous than those contained in the Credit Documents, and (y) shall require the consent of the Majority Lenders; provided, however, that at the time of the effectiveness of such increase in the credit facilities hereunder, no Default shall have occurred and be continuing. No Agent or Lender shall have any obligation or liability whatsoever to any Company or any other Person with respect to the approval of any Increased Facility Amount or for any refusal to approve, negotiate or consider any such proposal or for any act or omission related thereto. Subject to the approval of the Majority Lenders, Borrower and Arrangers may make conforming and other necessary changes to the Credit Documents in order to integrate the Increased Facility Amount into the Credit Documents.

                  2.02. Borrowings. Borrower shall give Administrative Agent notice of each borrowing hereunder as provided in Section 4.05. The form of such notice of borrowing shall be substantially in the form of Exhibit H. Not later than 12:00 noon Houston, Texas time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to Administrative Agent, at an account specified by Administrative Agent maintained at the Principal Office, in immediately available funds, for the account of Borrower. Each borrowing of Revolving Credit Loans shall be made by each Revolving Credit Lender pro rata based on such Lender's Revolving Credit Commitment Percentage. The amounts so received by Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to Borrower by depositing the same, in immediately available funds, in an account of Borrower maintained with Administrative Agent at the Principal Office designated by Borrower.

                  2.03. Letters of Credit. Subject to the terms and conditions hereof, the Revolving Credit Commitments may be utilized, upon the request of Borrower, in addition to the Revolving Credit Loans provided for by Section 2.01(a), for standby and commercial documentary letters of credit (herein collectively called "Letters of Credit") issued by the Issuing Lender for the account of Borrower or any Subsidiary which is an Obligor (provided, that Borrower shall be a co-applicant (and jointly and severally liable) with respect to each Letter of Credit issued for the account of any such Subsidiary); provided, however, that in no event shall (i) the aggregate amount of all Letter of Credit Liabilities, plus the aggregate principal amount of the Revolving Credit Loans then outstanding, plus the aggregate principal amount of Swing Loans then outstanding exceed at any time the Revolving Credit Commitments as in effect at such time, (ii) the sum of the aggregate principal amount of Revolving Credit Loans then outstanding made by any Revolving Credit Lender, plus such Lender's pro rata share (based on the Revolving Credit Commitments) of the aggregate principal amount of Swing Loans then outstanding), plus such Lender's pro rata share (based on the Revolving Credit Commitments) of the aggregate amount of all Letter of Credit Liabilities exceed such Lender's Revolving Credit Commitment as in effect at such time, (iii) the outstanding aggregate amount of all Letter of Credit Liabilities exceed $10.0 million, (iv) the face amount of any Letter of Credit be less than $50,000, (v) the expiration date of any Letter of Credit extend beyond the earlier of (x) the fifth Business Day preceding the Revolving Credit Commitment Termination Date and (y) the date twelve months following the date of such issuance for standby Letters of Credit or 180 days after the date of such issuance for commercial documentary Letters of Credit, unless the Majority Revolving Credit Lenders have approved such expiry date in writing (but never beyond the fifth Business Day prior to the Revolving Credit Commitment Termination Date); provided, however, that any standby Letter of Credit may be automatically extendible for periods of up to one year (but never beyond the fifth Business Day preceding the Revolving Credit Commitment Termination Date) so long as such Letter of Credit provides that the Issuing Lender retains an option satisfactory to the Issuing Lender to terminate such Letter of Credit prior to each extension date, unless all of the Revolving Credit Lenders have approved such expiry date in writing, or (vi) the Issuing Lender issue any Letter of Credit after it has received notice from Borrower or the Majority Revolving Credit Lenders stating that a Default exists until such time as the Issuing Lender shall have received written notice of (x) rescission of such notice from the Majority Revolving Credit Lenders, (y) waiver of such Default in accordance with this Agreement or (z) Administrative Agent's good faith determination that such Default has ceased to exist. The following additional provisions shall apply to Letters of Credit:

                  (a) Borrower shall give Administrative Agent at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the date (which shall be no later than thirty days preceding the Revolving Credit Termination Date) each Letter of Credit is to be issued and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) (including whether such Letter of Credit is to be a commercial Letter of Credit or a standby Letter of Credit). Upon receipt of any such notice, Administrative Agent shall advise the Issuing Lender of the contents thereof. Each Lender hereby authorizes the Issuing Lender to issue, and perform its obligations under, Letters of Credit. Letters of Credit shall be issued in accordance with the customary procedures of the Issuing Lender, which may include an application for Letters of Credit. The Issuing Lender may refuse to issue any Letter of Credit the contents of which are not reasonably satisfactory to it. If there is any conflict between the procedures required by the Issuing Lender and this Agreement, this Agreement shall govern.

                  (b) On each day during the period commencing with the issuance by the Issuing Lender of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Revolving Credit Commitment of each Revolving Credit Lender shall be deemed to be utilized for all purposes hereof in an amount equal to such Lender's Revolving Credit Commitment Percentage of the then undrawn face amount of such Letter of Credit. Each Revolving Credit Lender (other than the Issuing Lender) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Issuing Lender's liability under such Letter of Credit in an amount equal to such Lender's Revolving Credit Commitment Percentage of such liability, and each Revolving Credit Lender (other than the Issuing Lender) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Lender to pay and discharge when due, its Revolving Credit Commitment Percentage of the Issuing Lender's liability under such Letter of Credit. The Issuing Lender shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to such acquisition by the Revolving Credit Lenders other than the Issuing Lender of their participation interests.

                  (c) Upon the making of any payment to the beneficiary of any Letter of Credit, the Issuing Lender shall promptly notify Borrower (through Administrative Agent) of the amount paid by the Issuing Lender and the date on which payment was made to such beneficiary. Borrower hereby unconditionally agrees to pay and reimburse the Issuing Lender for the amount of payment under such Letter of Credit, together with interest thereon at the Alternate Base Rate plus the Applicable Margin applicable to Revolving Credit Loans from the date payment was made to such beneficiary to the date on which payment is due, not later than the next Business Day after the date on which Borrower receives such notice from the Issuing Lender (or the second Business Day thereafter if such notice is received on a date that is not a Business Day or after 11:00 a.m. Houston, Texas time on a Business Day). Any such payment due from Borrower and not paid on the required date shall bear interest at rates specified in Section 3.02(b).

                  (d) Forthwith upon its receipt of a notice referred to in clause (c) of this Section 2.03, Borrower shall advise the Issuing Lender whether or not Borrower intends to borrow hereunder to finance its obligation to reimburse the Issuing Lender for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 4.05. In the event that Borrower fails to so advise Administrative Agent, or if Borrower fails to reimburse the Issuing Lender for a demand for payment under a Letter of Credit by the next Business Day after the date of such notice, Administrative Agent shall give each Revolving Credit Lender prompt notice of the amount of the demand for payment, specifying such Lender's Revolving Credit Commitment Percentage of the amount of the related demand for payment.

                  (e) Each Revolving Credit Lender (other than the Issuing Lender) shall pay to Administrative Agent for account of the Issuing Lender at the Principal Office in Dollars and in immediately available funds, the amount of such Lender's Revolving Credit Commitment Percentage of any payment under a Letter of Credit upon not less than one Business Day's notice by the Issuing Lender (through Administrative Agent) to such Revolving Credit Lender requesting such payment and specifying such amount. Each such Revolving Credit Lender's obligation to make such payments to Administrative Agent for account of the Issuing Lender under this clause (e), and the Issuing Lender's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including (i) the failure of any other Revolving Credit Lender to make its payment under this clause
         (e), (ii) the financial condition of Borrower or the existence of any Default or (iii) the termination of the Commitments. Each such payment to the Issuing Lender shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (f) Upon the making of each payment by a Revolving Credit Lender to the Issuing Lender pursuant to clause (e) above in respect of any Letter of Credit, such Lender shall, automatically and without any further action on the part of Administrative Agent, the Issuing Lender or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Lender by Borrower hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Revolving Credit Commitment Percentage in any interest or other amounts payable by Borrower hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation. Upon receipt by the Issuing Lender from or for the account of Borrower of any payment in respect of any Reimbursement Obligation or any such interest or other amounts (including by way of setoff or application of proceeds of any collateral security) the Issuing Lender shall promptly pay to Administrative Agent for account of each Revolving Credit Lender which has satisfied its obligations under clause (e) above, such Revolving Credit Lender's Revolving Credit Commitment Percentage of such payment, each such payment by the Issuing Lender to be made in the same money and funds in which received by the Issuing Lender. In the event any payment received by the Issuing Lender and so paid to the Revolving Credit Lenders hereunder is rescinded or must otherwise be returned by the Issuing Lender, each Revolving Credit Lender shall, upon the request of the Issuing Lender (through Administrative Agent), repay to the Issuing Lender (through Administrative Agent) the amount of such payment paid to such Lender, with interest at the rate specified in clause (i) of this Section 2.03.

                  (g) Borrower shall pay to Administrative Agent for the account of the Issuing Lender in respect of each Letter of Credit a letter of credit commission in an amount (not less than $500) equal to (x) the rate per annum equal to the Applicable Margin for Revolving Credit Loans that are LIBOR Loans in effect from time to time, multiplied by
         (y) the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit which expires in accordance with its terms, to and including such expiration date and
         (ii) in the case of a Letter of Credit which is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated, such fee to be non-refundable and to be paid in arrears quarterly, on each Quarterly Date, and on the earlier of the Revolving Credit Commitment Termination Date or the date of the termination of the Revolving Credit Commitments or the date of such termination, expiration or the Business Day subsequent to notice of a drawing. The Issuing Lender shall pay to Administrative Agent for account of each Revolving Credit Lender (other than the Issuing Lender), from time to time at reasonable intervals (but in any event at least quarterly), but only to the extent actually received from Borrower, an amount equal to such Lender's Revolving Credit Commitment Percentage of all letter of credit commissions referred to in the first sentence of this clause (g). In addition, Borrower shall pay to Administrative Agent for account of the Issuing Lender only in respect of each Letter of Credit a letter of credit issuance fee in an amount equal to 0.125% per annum multiplied by the original face amount from the issue date through the expiry date of such Letter of Credit (but in no event less than $500 per Letter of Credit), such amount to be payable quarterly in arrears on each Quarterly Date, plus all charges, costs and expenses in the amounts customarily charged by the Issuing Lender from time to time in like circumstances with respect to the issuance, amendment or transfer of each Letter of Credit and drawings and other transactions relating thereto.

                  (h) Promptly following the end of each calendar month, the Issuing Lender shall deliver (through Administrative Agent) to each Revolving Credit Lender and Borrower a notice describing the aggregate amount of all Letters of Credit outstanding at the end of such month. Upon the request of any Revolving Credit Lender from time to time, the Issuing Lender shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

                  (i) To the extent that any Revolving Credit Lender fails to pay an amount required to be paid pursuant to clause (e) or (f) of this
         Section 2.03 on the due date therefor, such Lender shall pay interest to the Issuing Lender (through Administrative Agent) on such amount from and including such due date to but excluding the date such payment is made (i) during the period from and including such due date to but excluding the date three Business Days thereafter, at a rate per annum equal to the Federal Funds Rate (as in effect from time to time) and
         (ii) thereafter, at a rate per annum equal to the post-default rate (as in effect from time to time) pursuant to Section 3.02(b).

                  (j) The issuance by the Issuing Lender of any modification or supplement to any Letter of Credit hereunder that would extend the expiry date or increase the face amount thereof shall be subject to the same conditions applicable under this Section 2.03 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (x) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (y) each Revolving Credit Lender shall have consented thereto.

                  (k) Notwithstanding the foregoing, the Issuing Lender shall not be under any obligation to issue any Letter of Credit if at the time of such issuance, any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority shall prohibit the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the date hereof. At any time that the Issuing Lender shall not be under any obligation to issue Letters of Credit pursuant to this paragraph (k), the Issuing Lender may be replaced by Borrower with another Lender reasonably acceptable to Administrative Agent upon notice to the Issuing Lender and Administrative Agent. Upon any such replacement, Administrative Agent shall notify the Lenders of any such replacement of the Issuing Lender and the replacement Issuing Lender shall agree to be bound by the applicable provisions of this Agreement. At the time any such replacement shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to
         Section 2.03(g). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Lender" shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

The obligations of Borrower under this Agreement and any Letter of Credit Document to reimburse the Issuing Lender for a drawing under a Letter of Credit, and to repay any drawing under a Letter of Credit converted into Revolving Credit Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other Letter of Credit Document under all circumstances, including the following: (i) any lack of validity or enforceability of this Agreement or any Letter of Credit Document; (ii) the existence of any claim, setoff, defense or other right that Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the Letter of Credit Documents or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit; or any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; or (iv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or a Guarantor; provided, however, that Borrower shall not be obligated to reimburse the Issuing Lender for any wrongful payment determined by a court of competent jurisdiction to have been made by the Issuing Lender as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Lender. To the extent that any provision of any Letter of Credit Document is inconsistent with the provisions of this
Section 2.03, the provisions of this Section 2.03 shall control.

                  2.04. Termination and Reductions of Commitments. (a) (i) The Commitments shall be automatically and permanently terminated on September 15, 1998 if the Closing Date does not occur by such date. The aggregate amount of the Revolving Credit Commitments shall be automatically and permanently reduced to zero on the Revolving Credit Commitment Termination Date. The aggregate amount of Revolving Credit Commitments shall be permanently reduced on the date any required prepayments described in Section 2.10(a) are required to be made in the amount specified in Section 2.10(b)(ii).

                   (ii) The aggregate amount of the Revolving Credit Commitments shall be automatically and permanently reduced on each date set forth in the table below (or if such date shall not be a Business Day, on the Business Day immediately preceding such date) in an amount equal to the lesser of (x) that dollar amount of the aggregate Revolving Credit Commitments set forth in the column entitled "Reduction Amount", or (y) that dollar amount of the Revolving Credit Commitments such that immediately after giving effect thereto the Revolving Credit Commitments would be not more than the amount of the Revolving Credit Commitments set forth below in the column entitled "Remaining Amount":

===============================================================================
           Date                    Reduction Amount          Remaining Amount
-------------------------------------------------------------------------------
      March 31, 2001                 $3,750,000               $146,250,000
-------------------------------------------------------------------------------
      June 30, 2001                  $3,750,000               $142,500,000
-------------------------------------------------------------------------------
      September 30, 2001             $3,750,000               $138,750,000
-------------------------------------------------------------------------------
      December 31, 2001              $3,750,000               $135,000,000
-------------------------------------------------------------------------------
      March 31, 2002                 $3,750,000               $131,250,000
-------------------------------------------------------------------------------
      June 30, 2002                  $3,750,000               $127,500,000
-------------------------------------------------------------------------------
      September 30, 2002             $3,750,000               $123,750,000
-------------------------------------------------------------------------------
      December 31, 2002              $3,750,000               $120,000,000
-------------------------------------------------------------------------------
      March 31, 2003                 $5,625,000               $114,375,000
-------------------------------------------------------------------------------
      June 30, 2003                  $5,625,000               $108,750,000
-------------------------------------------------------------------------------
      September 30, 2003             $5,625,000               $103,125,000
-------------------------------------------------------------------------------
      December 31, 2003              $5,625,000                $97,500,000
-------------------------------------------------------------------------------
      March 31, 2004                 $5,625,000                $91,875,000
-------------------------------------------------------------------------------
      June 30, 2004                  $5,625,000                $86,250,000
-------------------------------------------------------------------------------
      September 30, 2004             $5,625,000                $80,625,000
-------------------------------------------------------------------------------
      December 31, 2004              $5,625,000                $75,000,000
-------------------------------------------------------------------------------
      March 31, 2005                 $7,500,000                $67,500,000
-------------------------------------------------------------------------------
      June 30, 2005                  $7,500,000                $60,000,000
-------------------------------------------------------------------------------
      September 30, 2005             $7,500,000                $52,500,000
-------------------------------------------------------------------------------
      December 31, 2005              $7,500,000                $45,000,000
-------------------------------------------------------------------------------
      March 31, 2006                $11,250,000                $33,750,000
-------------------------------------------------------------------------------
      June 30, 2006                 $11,250,000                $22,500,000
-------------------------------------------------------------------------------
      September 30, 2006            $11,250,000                $11,250,000
-------------------------------------------------------------------------------
      December 31, 2006             $11,250,000                          0
===============================================================================

Each such reduction shall apply pro rata to each Revolving Credit Lender's Revolving Credit Commitment. Concurrently with any such reduction, Borrower shall comply with Section 2.10(c).

                (iii) The aggregate amount of the Term Loan Commitments shall be automatically and permanently reduced (x) immediately after the making of the Term Loans on the Closing Date, in an amount equal to the amount of Term Loans made on the Closing Date, and (y) immediately after the making of the Term Loans on the Deferred Drawdown Date, to zero.

                  (b) Borrower shall have the right at any time or from time to time (without premium or penalty except breakage costs (if any)) (i) so long as no Revolving Credit Loans or Letter of Credit Liabilities will be outstanding as of the date specified for termination, to terminate the Revolving Credit Commitments, and (ii) to reduce the aggregate amount of the Unutilized Revolving Credit Commitments of all the Revolving Credit Lenders; provided, however, that
(x) Borrower shall give notice of each such termination or reduction as provided in Section 4.05, and (y) each partial reduction shall be in an aggregate amount at least equal to $5.0 million (or a larger multiple of $1.0 million) or, if less, the remaining Revolving Credit Commitments.

                  (c) The Commitments once terminated or reduced may not be reinstated.

                  2.05. Fees. (a) Borrower shall pay to Administrative Agent for the account of each Revolving Credit Lender a commitment fee on the daily average amount of such Lender's Unutilized Revolving Credit Commitment, for the period from and including the date of execution and delivery hereof to but not including the earlier of the date such Revolving Credit Commitment is terminated and the Revolving Credit Commitment Termination Date, at a rate per annum equal to the Applicable Revolving Credit Fee Percentage. Borrower shall pay to Administrative Agent for the account of each Term Loan Lender a commitment fee on the amount of such Lender's Unutilized Term Loan Commitments for the period from and including the date of execution and delivery hereof to but not including the earlier of the Deferred Drawdown Date and the date of termination or expiration of the Commitments at a rate per annum equal to 0.50%. Any accrued commitment fee under this Section 2.05(a) shall be payable in arrears (x) with respect to the Revolving Credit Commitments, on each Quarterly Date and on the earlier of the date the Revolving Credit Commitments are terminated and the Revolving Credit Commitment Termination Date, and (y) with respect to the Term Loan Commitments, on the earlier of the Deferred Drawdown Date and the termination or expiration of the Term Loan Commitments.

                  (b) Borrower shall pay to Administrative Agent for its own account a nonrefundable administrative fee pursuant to the terms of the Fee Letter.

                  2.06. Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

                  2.07. Several Obligations of Lenders. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and no Lender shall have any obligation to Administrative Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender.

                  2.08. Notes; Register. (a) (i) At the request of any Lender, the Revolving Credit Loans made by such Revolving Credit Lender shall be evidenced by one or more promissory notes of Borrower, substantially in the form of Exhibit A-1, dated the Closing Date, payable to such Lender and otherwise duly completed.

                   (ii) At the request of any Lender, the Tranche A Term Loans made or to be made by such Tranche A Term Loan Lender shall be evidenced by one or more promissory notes of Borrower, substantially in the form of Exhibit A-2, dated the Closing Date, payable to such Lender and otherwise duly completed.

                  (iii) At the request of any Lender, the Tranche B Term Loans made or to be made by such Tranche B Term Loan Lender shall be evidenced by one or more promissory notes of Borrower, substantially in the form of Exhibit A-3, dated the Closing Date, payable to such Lender and otherwise duly completed.

                   (iv) At the request of any Lender, the Tranche C Term Loans made or to be made by such Tranche C Term Loan Lender shall be evidenced by one or more promissory notes of Borrower, substantially in the form of Exhibit A-4, dated the Closing Date, payable to such Lender and otherwise duly completed.

                    (v) At the request of the Swing Loan Lender, the Swing Loans made by Administrative Agent shall be evidenced by one or more promissory notes of Borrower, substantially in the form of Exhibit A-5, dated the Closing Date, payable to the Swing Loan Lender and otherwise duly completed.

                  (b) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan of each Class made by each Lender to Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of any Note evidencing the Loans of such Class held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided, however, that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing hereunder or under such Note.

                  (c) Borrower hereby designates Administrative Agent to serve as its agent, solely for purposes of this Section 2.08, to maintain a register (the "Register") on which it will record the name and address of each Lender, the Commitment from time to time of each of the Lenders, the principal amount of the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation or any error in such recordation shall not affect Borrower's obligations in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Credit Documents, notwithstanding any notice to the contrary. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  2.09. Optional Prepayments and Conversions or Continuations of Loans. Subject to Section 4.04, Borrower shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or to Continue Loans of one Type as Loans of the same Type, at any time or from time to time to be applied as specified by Borrower; provided, however, that: (a) Borrower shall give Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); (b) if LIBOR Loans are prepaid or Converted other than on the last day of an Interest Period for such Loans, Borrower shall at such time pay all expenses and costs required by Section 5.05; and (c) prepayments of the Term Loans pursuant to this Section 2.09 shall be applied pro rata among the Term Loan Tranches based upon the remaining unpaid amounts thereof and, as to each such Term Loan Tranche, the amount to be applied thereto shall be applied pro rata among the remaining Amortization Payments based upon the remaining unpaid amounts thereof. Each notice of Conversion or Continuation shall be substantially in the form of Exhibit H.

                  Notwithstanding the foregoing, any Tranche B Term Loan Lender or Tranche C Term Loan Lender may, with respect to any voluntary prepayment, to the extent that Tranche A Term Loans are outstanding (after giving effect to the application of such voluntary prepayment to the Tranche A Term Loans), elect not to have all or any part of any voluntary prepayments applied to such Lender's Tranche B Term Loans or Tranche C Term Loans, as the case may be, in which case the aggregate amount of such prepayment so declined shall be applied to the remaining Amortization Payments with respect to the Tranche A Term Loans pro rata (to the extent that the aggregate principal amount of the Tranche A Term Loans after giving effect to such optional prepayment is less than the aggregate amount so declined by the holders of the Tranche B Term Loans and Tranche C Term Loans, such amount of the Tranche A Term Loans shall be allocated pro rata to such declining holders based on the aggregate amount declined). If no Tranche A Term Loans are outstanding, such election to decline prepayments shall not be available.

                  Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 10, in the event that any Event of Default shall have occurred and be continuing, Administrative Agent may (and at the request of the Majority Lenders shall) suspend the right of Borrower to Convert any Loan into a LIBOR Loan, or to Continue any Loan as a LIBOR Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as ABR Loans.

                  2.10. Mandatory Prepayments. (a) Borrower shall prepay the Term Loans as follows (each such prepayment to be effected in each case in the manner, order and to the extent specified in subsection (b) below of this
Section 2.10):

                    (i) Casualty Events. Within one Business Day after Parent or any Subsidiary receives any Net Available Proceeds from any Casualty Event, in an aggregate principal amount equal to 100% of such Net Available Proceeds; provided, however, that

                           (w) if no Event of Default then exists or would arise
                  therefrom, the Net Available Proceeds thereof shall not be required to be so applied on such date to the extent that Borrower has delivered an Officers' Certificate to Administrative Agent on or prior to such date stating that such proceeds shall be used to fund the substitution of Property used or usable in the business of Borrower and the Subsidiaries or repair, replace or restore the Property in respect of which such Casualty Event has occurred, in each case within one year following the date of the receipt of such Net Available Proceeds,

                           (x) all such Net Available Proceeds in excess of
                  $50,000 individually or $500,000 in the aggregate shall be held in the Collateral Account and released therefrom only in accordance with the terms of the Security Agreement, and

                           (y) if all or any portion of such Net Available
                  Proceeds not required to be applied to the prepayment of Term Loans pursuant to the preceding proviso (w) is not so used within one year after the date of the receipt of such Net Available Proceeds, such remaining portion shall be applied on the last day of such period as specified in Section 2.10(b).

                   (ii) Equity Issuance. Upon any Equity Issuance after the Closing Date, in an aggregate principal amount equal to 50% of the Net Available Proceeds of such Equity Issuance.

                  (iii) Debt Issuance. Upon any Debt Issuance after the Closing Date, in an aggregate principal amount equal to 100% of the Net Available Proceeds of such Debt Issuance.

                   (iv) Disposition Events. Within one Business Day after receipt by any Company of any Net Available Proceeds from any Disposition Event (other than any Excluded Disposition Proceeds), in an aggregate principal amount equal to 100% of the Net Available Proceeds from such Disposition Event; provided, however, that

                           (x) the Net Available Proceeds from any Disposition
                  contemplated by clause (iii) of the definition thereof and the Net Available Proceeds of any Disposition Event permitted by
                  Section 9.06(g), (n), (o) or (q) shall not be required to be applied as provided herein on such date if (1) no Event of Default then exists or would arise therefrom, and (2) Borrower delivers an Officers' Certificate to Administrative Agent on or prior to such date stating that such Net Available Proceeds shall be reinvested in capital assets of Borrower or any Subsidiary (or to the extent any such Net Available Proceeds are from a Disposition pursuant to clause (iii) of the definition thereof with respect to any Unrestricted Subsidiary, reinvested in one or more Unrestricted Subsidiaries) in each case within one year following the date of such Disposition Event (which certificate shall set forth the estimates of the proceeds to be so expended),

                           (y) all such Net Available Proceeds in excess of
                  $50,000 and $500,000 in the aggregate shall be held in the Collateral Account and released therefrom only in accordance with the terms of the Security Agreement, and

                           (z) if all or any portion of such Net Available
                  Proceeds which are permitted to be applied to reinvestment pursuant to the terms of this Section 2.10(a)(iv) is not so used within such one year period, such remaining portion shall be applied on the last day of such period (or such earlier date as Borrower determines not to reinvest any portion thereof) as specified in Section 2.10(b) (it being understood that the foregoing shall in no way affect the obligation of any Company to obtain the consent of the Majority Lenders if required pursuant to this Agreement to effect any Disposition).

         Notwithstanding the foregoing, Borrower need not apply any Net Available Proceeds of any Disposition effected pursuant to Section 9.06(q) in accordance with this Section 2.10(a)(iv) if the related Acquisition that was the source of the assets being disposed of was effected solely with the proceeds of Revolving Credit Loans, that portion of Equity Issuances not required to be applied to the prepayment of the Loans and that portion of Excess Cash Flow not required to be applied to the prepayment of the Loans; provided, however, that (1) Borrower shall have provided to Arrangers and the Lenders not fewer than five Business Days prior to such Disposition an Officers' Certificate certifying as to the foregoing, and (2) Borrower shall have applied the Net Available Proceeds thereof to the repayment of the Revolving Credit Loans within one Business Day of the receipt thereof (it being understood that no reduction of the Revolving Credit Commitments need be accompanied with such prepayment).

                    (v) Excess Cash Flow. Not later than 95 days after the end of each fiscal year of Borrower commencing with the fiscal year ended December 31, 1998, in an aggregate principal amount equal to (A) 75% of Excess Cash Flow for such fiscal year when the Total Leverage Ratio at the end of such fiscal year is greater than or equal to 8.0:1.0 (as evidenced in an Officers' Certificate delivered to Arrangers), and (B) 50% of Excess Cash Flow for such fiscal year when the Total Leverage Ratio at the end of such fiscal year is less than 8.0:1.0 (as evidenced in an Officers' Certificate delivered to Arrangers).

                   (vi) Other Required Prepayments. If the terms of any agreement, instrument or indenture pursuant to which any Indebtedness pari passu with or junior in right of payment to the Loans is outstanding (or pursuant to which such Indebtedness is guaranteed) require prepayment of such Indebtedness out of the proceeds of any Disposition or otherwise unless such proceeds are used to prepay other Indebtedness, then, to the extent not otherwise required by this
         Section 2.10(a), the Loans shall be repaid in an amount not less than the minimum amount that would be required to be prepaid not later than the latest time as and upon such terms so that such other Indebtedness will not be required to be prepaid pursuant to the terms of the agreement, indenture or instrument or guarantee governing such other Indebtedness.

                  (b) Application. The amount of any required prepayments described in Section 2.10(a) shall be applied as follows:

                    (i) first, the amount of the required prepayment shall be applied to the reduction of Amortization Payments on the Term Loans required by Section 3.01(b) pro rata among the Term Loan Tranches based upon the remaining unpaid amounts thereof and, as to each such Term Loan Tranche, the amount to be applied thereto shall be applied pro rata to the remaining Amortization Payments of such Term Loan Tranche based on the remaining unpaid amounts thereof. Notwithstanding the foregoing, (x) any holder of Tranche B Term Loans or Tranche C Term Loans may, with respect to any mandatory prepayment, to the extent that Tranche A Term Loans are outstanding (after giving effect to such required prepayment to the Tranche A Term Loans), elect not to have all or any amount of any such required prepayments applied to such holder's Tranche B Term Loans or Tranche C Term Loans, as the case may be, in which case the aggregate amount so declined shall be applied to the remaining Amortization Payments in respect of the Tranche A Term Loans pro rata (to the extent that the aggregate principal amount of the Tranche A Term Loans after giving effect to such mandatory prepayment is less than the aggregate amount so declined by the holders of the Tranche B Term Loans and Tranche C Term Loans, such amount of the Tranche A Term Loans shall be allocated pro rata to such declining holders based on the aggregate amount declined), and (y) if no Tranche A Term Loans are outstanding (after giving effect to such required prepayment), such election to decline prepayments shall not be available; and

                   (ii) second, after such time as no Term Loans remain outstanding, Revolving Credit Commitments shall be permanently reduced (at the same time that the prepayment of the Term Loans would have been made and assuming an unlimited amount thereof then outstanding) pro rata in an amount equal to the remaining amount of any such required prepayment that would have been applied to the Term Loans (assuming an unlimited amount thereof then outstanding) and to the extent that, after giving effect to such reduction, the aggregate principal amount of Revolving Credit Loans, plus the aggregate principal amount of Swing Loans, plus the aggregate amount of all Letter of Credit Liabilities would exceed the Revolving Credit Commitments, Borrower shall, first, prepay outstanding Revolving Credit Loans, second, prepay outstanding Swing Loans and, third, provide cover for Letter of Credit Liabilities as specified in Section 2.10(d), in an aggregate amount equal to such excess. Any application to the Revolving Credit Commitments shall reduce the required scheduled reduction amounts under Section 2.04(a)(ii) pro rata.

                  Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.10 shall be in excess of the amount of the ABR Loans at the time outstanding, only the portion of the amount of such prepayment as is equal to the amount of such outstanding ABR Loans shall be immediately prepaid and, at the election of Borrower, the balance of such required prepayment shall be either (i) deposited in the Collateral Account and applied to the prepayment of LIBOR Loans on the last day of the then next-expiring Interest Period for LIBOR Loans or (ii) prepaid immediately, together with any amounts owing to the Lenders under Section 5.05. Notwithstanding any such deposit in the Collateral Account, interest shall continue to accrue on such Loans until prepayment.

                  (c) Revolving Credit Extension Reductions. Until the Revolving Credit Commitment Termination Date, Borrower shall from time to time immediately prepay the Swing Loans and the Revolving Credit Loans (and/or provide cover for Letter of Credit Liabilities as specified in Section 2.10(d)) in such amounts as shall be necessary so that at all times the aggregate outstanding amount of the Revolving Credit Loans, plus the aggregate outstanding amount of Swing Loans, plus the aggregate outstanding Letter of Credit Liabilities shall not exceed the Revolving Credit Commitments as in effect at such time, such amount to be applied, first, to Swing Loans, second, to Revolving Credit Loans outstanding and, third, as cover for Letter of Credit Liabilities outstanding as specified in Section 2.10(d).

                  (d) Cover for Letter of Credit Liabilities. In the event that Borrower shall be required pursuant to this Section 2.10 to provide cover for Letter of Credit Liabilities, Borrower shall effect the same by paying to Administrative Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by Administrative Agent in the Collateral Account (as provided in the Security Agreement as collateral security in the first instance for the Letter of Credit Liabilities) until such time as all Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full.

                  2.11. Replacement of Lenders. Borrower shall have the right, if no Default then exists, to replace any Lender (the "Replaced Lender") with one or more other Eligible Persons reasonably acceptable to Arrangers (collectively, the "Replacement Lender") if (x) such Lender is charging Borrower increased costs pursuant to Section 5.01, 5.06 or 12.03 (a)(ii)(3) in excess of those being charged generally by the other Lenders or such Lender becomes incapable of making LIBOR Loans as provided in Section 5.03 and/or (y) as provided in Section 12.04(ii), such Lender refuses to consent to certain proposed amendments, waivers or modifications with respect to this Agreement; provided, however, that (i) at the time of any replacement pursuant to this
Section 2.11, the Replacement Lender shall enter into one or more assignment agreements (and with all fees payable pursuant to said Section 12.06 to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and in each case Letter of Credit Interests by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender, an amount equal to the sum of (A) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender,
(B) all Reimbursement Obligations owing to such Replaced Lender, together with all then unpaid interest with respect thereto at such time, and (C) all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to Section 2.05, and (y) the Issuing Lender an amount equal to such Replaced Lender's Revolving Credit Commitment Percentage of any Reimbursement Obligations (which at such time remains a Reimbursement Obligation) to the extent such amount was not theretofore funded by such Replaced Lender, and (ii) all obligations of Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including any amounts which would be paid to a Lender pursuant to Section 5.05 if Borrower were prepaying a LIBOR Loan) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective assignment agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of Notes executed by Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder and be released of all its obligations as a Lender, except with respect to indemnification provisions applicable to the Replaced Lender under this Agreement, which shall survive as to such Replaced Lender.

                  Section 3.  Payments of Principal and Interest.

                  3.01.  Repayment of Loans.

                  (a) Revolving Credit and Swing Loans. Borrower hereby promises to pay to Administrative Agent for the account of each Lender the entire outstanding principal amount of such Lender's Revolving Credit Loans, and each Revolving Credit Loan shall mature, on the Revolving Credit Commitment Termination Date. Borrower hereby promises to pay the Swing Loan Lender for its account the entire outstanding principal amount of the Swing Loans, and the Swing Loans shall mature, on the Swing Loan Maturity Date.

                  (b) (1) Tranche A Term Loans. Borrower hereby promises to pay to Administrative Agent for the account of the Tranche A Term Loan Lenders, in repayment of the principal of the Tranche A Term Loans, the amounts set forth on
Schedule 3.01(b) on the dates set forth on Schedule 3.01(b) (subject to adjustment for any prepayments required by Section 2.10 to the extent actually made).

                  (2) Tranche B Term Loans. Borrower hereby promises to pay to Administrative Agent, for the account of the Tranche B Term Loan Lenders, in repayment of the principal of the Tranche B Term Loans, the amounts set forth in
Schedule 3.01(b) on the dates set forth in Schedule 3.01(b) (subject to adjustment for any prepayments required by Section 2.10 to the extent actually made).

                  (3) Tranche C Term Loans. Borrower hereby promises to pay to Administrative Agent for the account of the Tranche C Term Loan Lenders, in repayment of the principal of the Tranche C Term Loans, the amounts set forth on
Schedule 3.01(b) on the dates set forth on Schedule 3.01(b) (subject to adjustment for any prepayments required by Section 2.10 to the extent actually made).

                  3.02. Interest. (a) Borrower hereby promises to pay to Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full at the following rates per annum:

                    (i) during such periods as such Loan is an ABR Loan, the Alternate Base Rate (as in effect from time to time), plus the Applicable Margin and

                   (ii) during such periods as such Loan is a LIBOR Loan, for each Interest Period relating thereto, the LIBOR Rate for such Loan for such Interest Period, plus the Applicable Margin.

                  (b) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and other overdue amounts owed by any Obligor under the Credit Documents (including such interest accruing before and after judgment) shall bear interest at a rate per annum equal to (x) in the case of principal of any Loans, the rate which is 2% in excess of the rate then borne by such Loans, (y) in the case of interest, the rate which is 2% in excess of the rate otherwise applicable to ABR Loans which are Revolving Credit Loans from time to time and (z) in the case of such other amounts, the rate which is 2% in excess of the rate otherwise applicable to ABR Loans which are Revolving Credit Loans from time to time. Interest which accrues under this paragraph shall be payable on demand.

                  (c) Accrued interest on each Loan shall be payable (i) in the case of an ABR Loan, quarterly on the Quarterly Dates, (ii) in the case of a LIBOR Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period and (iii) in the case of any LIBOR Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the rate set forth in Section 3.02(b) shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to Borrower.

                  Section 4.  Payments; Pro Rata Treatment; Computations; Etc.

                  4.01. Payments. (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by Borrower under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Credit Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Administrative Agent at its account at the Principal Office, not later than 11:00 a.m. Houston, Texas time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

                  (b) Borrower shall, at the time of making each payment under this Agreement or any Note for the account of any Lender, specify (in accordance with Section 2.09 and 2.10, if applicable) to Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations or other amounts payable by Borrower hereunder to which such payment is to be applied (and in the event that Borrower fails to so specify, or if an Event of Default has occurred and is continuing, Administrative Agent may distribute such payment to the Lenders for application to the Obligations under the Credit Documents in such manner as it or the Majority Lenders, subject to
Section 4.02, may determine to be appropriate).

                  (c) Except to the extent otherwise provided in the second sentence of Section 2.03(g), each payment received by Administrative Agent or by Issuing Lender (through Administrative Agent) under this Agreement or any Note for the account of any Lender shall be paid by Administrative Agent or by Issuing Lender (through Administrative Agent), as the case may be, to such Lender, in immediately available funds, (x) if the payment was actually received by Administrative Agent or by Issuing Lender (through Administrative Agent), as the case may be, prior to 11:00 a.m. (Houston, Texas time) on any day, on such day and (y) if the payment was actually received by Administrative Agent or by Issuing Lender (through Administrative Agent), as the case may be, after 11:00 a.m. (Houston, Texas time) on any day, by 1:00 p.m. (Houston, Texas time) on the following Business Day (it being understood that to the extent that any such payment is not made in full by Administrative Agent or by Issuing Lender (through Administrative Agent), as the case may be, Administrative Agent shall pay to such Lender, upon demand, interest at the Federal Funds Rate from the date such amount was required to be paid to such Lender pursuant to the foregoing clauses until the date Administrative Agent pays such Lender the amount).

                  (d) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

                  4.02. Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing of Loans of a particular Class from the Lenders under Section 2.01 shall be made from the relevant Lenders, each payment of commitment fee under Section 2.05 in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section
2.04 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; provided, however, that Swing Loans shall be made only by, and interest thereon shall be paid by Borrower only to, the Swing Loan Lender (subject to such Lender's obligations in respect of any participation therein purchased by the other Revolving Credit Lenders as provided in Section 2.01(f)); (b) except as otherwise provided in Section 5.04, LIBOR Loans of any Class having the same Interest Period shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Revolving Credit and Term Loan Commitments (in the case of the making of Loans) or their respective Revolving Credit and Term Loans (in the case of Conversions and Continuations of Loans); (c) each payment or prepayment of principal of Revolving Credit Loans or Term Loans by Borrower shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid outstanding principal amounts of the Loans of such Class held by them; and (d) each payment of interest on Revolving Credit Loans and Term Loans by Borrower shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

                  4.03. Computations. Interest on LIBOR Loans and commitment fee and letter of credit fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on ABR Loans and Reimbursement Obligations shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Alternate Base Rate is calculated by reference to the Federal Funds Rate, interest on ABR Loans and Reimbursement Obligations shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day).

                  4.04. Minimum Amounts. Except for mandatory prepayments made pursuant to Section 2.10 and Conversions or prepayments made pursuant to Section 5.04, each borrowing, Conversion and prepayment of principal of Loans (other than Swing Loans, for which the minimum amounts thereof are in Section 2.01(f)) shall be in an amount at least equal to $1.0 million with respect to ABR Loans and $1.0 million with respect to LIBOR Loans and in multiples of $100,000 in excess thereof (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of LIBOR Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of LIBOR Loans having the same Interest Period shall be in an amount at least equal to $1.0 million and in multiples of $100,000 in excess thereof and, if any LIBOR Loans or portions thereof would otherwise be in a lesser principal amount for any period, such Loans or portions, as the case may be, shall be ABR Loans during such period.

                  4.05. Certain Notices. Notices by Borrower to Administrative Agent of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans and of Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by Administrative Agent by telephone not later than 11:00 a.m. Houston, Texas time (promptly followed by written notice via telecopier) on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified in the table below (and not later than 11:00 a.m. Houston, Texas time on the Business Day of the borrowing or prepayment in the case of Swing Loans).

                                          NOTICE PERIODS

                                                          Number of Business
Notice                                                           Days Prior
------                                                     --------------------

Termination or reduction of Commitments                             2

Borrowing or optional prepayment of, or Conversions
into, ABR Loans (other than Swing Loans)
                                         1
Borrowing or optional prepayment of, Conversions into,
Continuations as, or duration of Interest Periods for,
LIBOR Loans                                                         3

                  Each such notice of termination or reduction shall specify the amount and the Class of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or prepayment shall specify the Class of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. Unless otherwise consented to by Arrangers in their sole discretion, prior to the earlier of (x) three Business Days after the Closing Date, and (y) the date on which Borrower has been notified by Arrangers that the primary syndication of the Commitments has been completed, no borrowing of or Conversion into any LIBOR Loan may be made, and, in addition to the foregoing limitation, prior to the earlier of (x) three months after the Closing Date and (y) the date on which Borrower has been notified by Arrangers that the primary syndication of the Commitments has been completed, no Interest Period of more than one month may be elected. Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that Borrower fails to select the Type of Loan, or the duration of any Interest Period for any LIBOR Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a LIBOR Loan) will be automatically Converted into an ABR Loan on the last day of the then current Interest Period for such Loan or (if outstanding as an ABR Loan) will remain as, or (if not then outstanding) will be made as, an ABR Loan.

                  4.06. Non-Receipt of Funds by Administrative Agent. Unless Administrative Agent shall have received written notice from a Lender or Borrower (the "Payor") prior to the date on which the Payor is to make payment to Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or a payment to Administrative Agent for the account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to Administrative Agent, Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to Administrative Agent, the recipient(s) of such payment shall, on demand, repay to Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid; provided, however, that if neither the recipient(s) nor the Payor shall return the Required Payment to Administrative Agent within three Business Days of the date such demand was made, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows (without double recovery):

                    (i) if the Required Payment shall represent a payment to be made by Borrower to the Lenders, Borrower and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate set forth in Section 3.02(b) (without duplication of the obligation of Borrower under Section 3.02 to pay interest on the Required Payment at the rate set forth in Section 3.02(b)), it being understood that the return by the recipient(s) of the Required Payment to Administrative Agent shall not limit such obligation of Borrower under Section 3.02 to pay interest at the rate set forth in Section 3.02(b) in respect of the Required Payment and

                   (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to Borrower, the Payor and Borrower shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to Section 3.02, it being understood that the return by Borrower of the Required Payment to Administrative Agent shall not limit any claim Borrower may have against the Payor in respect of such Required Payment.

                  4.07. Right of Setoff; Sharing of Payments; Etc. (a) If any Event of Default shall have occurred and be continuing, each Obligor agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, Reimbursement Obligations or any other amount payable to such Lender hereunder that is not paid when due (regardless of whether such deposit or other indebtedness is then due to such Obligor), in which case it shall promptly notify such Obligor and Administrative Agent thereof; provided, however, that such Lender's failure to give such notice shall not affect the validity thereof.

                  (b) Each of the Lenders agrees that, if it should receive (other than pursuant to Section 5) any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Reimbursement Obligations or fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such amounts then owed and due to such Lender bears to the total of such amounts then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Obligor to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Borrower consents to the foregoing arrangements.

                  (c) Borrower agrees that any Lender so purchasing such a participation may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

                  (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

                  Section 5.  Yield Protection, Etc.

                  5.01. Additional Costs. (a) If the adoption of, or any change in, in each case after the date hereof any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority or the NAIC made subsequent to the date hereof:

                    (i) shall subject any Lender or Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit or any Lender's participation therein, any Letter of Credit Document or any LIBOR Loan made by it or change the basis of taxation of payments to such Lender in respect thereof by any Governmental Authority (except for taxes covered by or expressly excluded from coverage by Section 5.06 and changes in the rate of tax on the overall net income of such Lender or its Applicable Lending Office, or any affiliate thereof or franchise tax by any Governmental Authority);

                   (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender or Issuing Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

                  (iii) shall impose on such Lender or Issuing Lender any other condition (excluding taxes);

and the result of any of the foregoing is to increase the cost to such Lender or Issuing Lender, by an amount which such Lender or Issuing Lender deems to be material, of making, converting into, continuing or maintaining LIBOR Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof then, in any such case, Borrower shall promptly pay such Lender or Issuing Lender, upon its written demand, any additional amounts necessary to compensate such Lender or Issuing Lender for such increased cost or reduced amount receivable. If any Lender or Issuing Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrower, through Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts setting forth the calculation of such additional amounts pursuant to this Section 5.01 submitted by such Lender or Issuing Lender, through Administrative Agent, to Borrower shall be conclusive in the absence of clearly demonstrable error. Without limiting the survival of any other covenant hereunder, but subject to
Section 5.01(c), this Section 5.01 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  (b) In the event that any Lender or Issuing Lender shall have determined that the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy (or any change after the date hereof therein or in the interpretation or application thereof) or compliance by any Lender or Issuing Lender or any corporation controlling such Lender or Issuing Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority or the NAIC, in each case, made subsequent to the date hereof including, without limitation, the issuance after the date hereof of any final rule, regulation or guideline, does or shall have the effect of reducing the rate of return on such Lender's or Issuing Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or Issuing Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or Issuing Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender or Issuing Lender to be material, then from time to time, after submission by such Lender or Issuing Lender to Borrower (with a copy to Administrative Agent) of a written request therefor, Borrower shall promptly pay to such Lender or Issuing Lender such additional amount or amounts as will compensate such Lender or Issuing Lender for such reduction.

                  (c) Each Lender (and Issuing Lender) shall notify Borrower of any event that will entitle such Lender (or Issuing Lender, as the case may be) to compensation under paragraph (a) or (b) of this Section 5.01 as promptly as practicable, but in any event within 90 days after such Lender (or Issuing Lender, as the case may be) obtains actual knowledge thereof; provided, however, that (i) if any Lender (or Issuing Lender, as the case may be) fails to give such notice within 90 days after it obtains actual knowledge of such an event, such Lender (or Issuing Lender, as the case may be) shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 90 days prior to the date that such Lender (or Issuing Lender, as the case may be) does give such notice and (ii) each Lender (or Issuing Lender, as the case may be), will designate a different Applicable Lending Office for the Loans of such Lender (or the Letters of Credit, as the case may be) affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender (or Issuing Lender, as the case may be), be disadvantageous to such Lender (or Issuing Lender, as the case may be). Each Lender (or Issuing Lender, as the case may be) will furnish to the Company at the time of request for compensation under paragraph (a) or (b) of this Section
5.01 a certificate setting forth the basis, amount and reasonable detail of computation of each request by such Lender for compensation under paragraph (a) or (b) of this Section 5.01, which certificate shall, except for demonstrable error, be final, conclusive and binding for all purposes.

                  5.02. Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBOR Base Rate for any Interest Period:

                    (i) Administrative Agent determines, which determination shall be conclusive, absent manifest error, that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR Base Rate" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein; or

                   (ii) if the related Loans are Revolving Credit Loans, the Majority Revolving Credit Lenders or, if the related Loans are Tranche A Term Loans, the Majority Tranche A Term Loan Lenders or, if the related Loans are Tranche B Term Loans, the Majority Tranche B Term Loan Lenders or, if the related Loans are Tranche C Term Loans, the Majority Tranche C Term Loan Lenders determine, which determination shall be conclusive, that the relevant rates of interest referred to in the definition of "LIBOR Base Rate" in Section 1.01 upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely adequate to cover the cost to the applicable Lenders of making or maintaining LIBOR Loans for such Interest Period, then Administrative Agent shall give Borrower and each Lender prompt notice thereof, and so long as such condition remains in effect, the affected Lenders shall be under no obligation to make additional LIBOR Loans (but shall make their portion of any additional Borrowings as ABR Loans), to Continue LIBOR Loans or to Convert ABR Loans into LIBOR Loans and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding LIBOR Loans, either prepay such Loans of such affected Lenders or Convert such Loans of such affected Lenders into ABR Loans in accordance with Section 2.09.

                  5.03. Illegality. Notwithstanding any other provision of this Agreement, in the event that any change after the date hereof in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender or Issuing Lender or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans or issue Letters of Credit hereunder (and, in the sole opinion of such Lender or Issuing Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender or Issuing Lender), then such Lender or Issuing Lender shall promptly notify Borrower thereof (with a copy to Administrative Agent) and such Lender's or Issuing Lender's obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans or issue Letters of Credit shall be suspended until such time as such Lender or Issuing Lender may again make and maintain LIBOR Loans or issue Letters of Credit (in which case the provisions of Section 5.04 shall be applicable).

                  5.04. Treatment of Affected Loans. If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert ABR Loans into, LIBOR Loans shall be suspended pursuant to Section 5.03, such Lender's LIBOR Loans shall be automatically Converted into ABR Loans on the last day(s) of the then current Interest Period(s) for such LIBOR Loans (or on such earlier date as such Lender may specify to Borrower with a copy to Administrative Agent as is required by law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.03 which gave rise to such Conversion no longer exist:

                    (i) to the extent that such Lender's LIBOR Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Lender's LIBOR Loans shall be applied instead to its ABR Loans; and

                   (ii) all Loans which would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as ABR Loans and all ABR Loans of such Lender which would otherwise be Converted into LIBOR Loans shall remain as ABR Loans.

If such Lender gives notice to Borrower with a copy to Administrative Agent that the circumstances specified in Section 5.03 which gave rise to the Conversion of such Lender's LIBOR Loans pursuant to this Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans are outstanding, such Lender's ABR Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

                  5.05. Compensation. (a) Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (1) default by Borrower in payment when due of the principal amount of or interest on any LIBOR Loan, (2) default by Borrower in making a borrowing of, Conversion into or Continuation of LIBOR Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (3) default by Borrower in making any prepayment after Borrower has given a notice thereof in accordance with the provisions of the Agreement, or (4) the making of a payment or a prepayment of LIBOR Loans on a day which is not the last day of an Interest Period with respect thereto, including in each case, any such loss (including loss of margin but not the Applicable Margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained.

                  (b) For the purpose of calculation of all amounts payable to a Lender under this Section 5.05 each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of the LIBOR Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. Any Lender requesting compensation pursuant to this Section 5.05 will furnish to Administrative Agent and Borrower a certificate setting forth the basis and amount of such request and such certificate, absent manifest error, shall be conclusive. Without limiting the survival of any other covenant hereunder, this covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                   5.06. Net Payments. (a) All payments made by Borrower or any Guarantor hereunder or under any Note or any Guarantee will be made without setoff, counterclaim or other defense. Except as provided in Section 5.06(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any Excluded
Tax) and all interest, penalties or similar liabilities with respect thereto except in each case to the extent that such interest, penalties or similar liabilities with respect to any Lender are attributable to such Lender's failure to comply with Section 5.06(b) (all such Taxes (other than Excluded Taxes) being referred to collectively as "Covered Taxes"). If any Covered Taxes are so levied or imposed, Borrower and each Guarantor, as the case may be, agrees on a joint and several basis to pay the full amount of such Covered Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, the Guarantees or under any Note, after withholding or deduction for or on account of any Covered Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Covered Taxes pursuant to the preceding sentence, Borrower and each Guarantor agrees, notwithstanding the definition of Excluded Taxes, to reimburse on a joint and several basis each Lender, upon the written request of such Lender, (i) for Taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or Applicable Lending Office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction by reason of the making of payments in respect of Covered Taxes pursuant to this Section (including pursuant to this sentence) and (ii) for any withholding of Taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of amounts paid in respect of Covered Taxes to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. Borrower and each Guarantor, as the case may be, will furnish to Administrative Agent within 45 days after the date the payment of any Covered Taxes is due pursuant to applicable law certified copies of tax receipts or other documentation reasonably satisfactory to such Lender evidencing such payment by Borrower or any Guarantor. Borrower and the Guarantors agree to jointly and severally indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Covered Taxes so levied or imposed and paid by such Lender and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto.

                  "Excluded Taxes" shall mean (x) other than as provided in the third sentence of the first paragraph of this Section 5.06(a), any Tax (other than any Other Taxes) imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or Applicable Lending Office of such Lender is located or any jurisdiction in which such Lender conducts business or any subdivision thereof or therein and (y) any Tax (other than any Other Taxes) that existed on the date such Lender became a party to this Agreement, except that this clause (y) shall not apply to the extent that (1) the amount that such Lender would claim as Covered Taxes but for this clause (y) does not exceed the amount thereof that the assignor to such Lender would have been entitled to receive at the date of assignment or (2) such Lender became a Lender upon request of Borrower.

                  (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a "Non-U.S. Lender") agrees to deliver to Borrower and Administrative Agent on or prior to the Closing Date or, in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 12.06 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from, or reduction in rate of, United States withholding tax with respect to payments to be made under this Agreement and under any Note (or, with respect to any assignee Lender, at least as extensive as the assigning Lender), or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit J (any such certificate, a "Section 5.06 Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from, or reduction in rate of, United States withholding tax with respect to payments to be made under this Agreement and under any Note (or, with respect to any assignee Lender, at least as extensive as the assigning Lender). In addition, each Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to Borrower and Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section
5.06 Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify Borrower and Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such form or certificate pursuant to this Section 5.06(b). Notwithstanding the foregoing, no Lender shall be required to deliver any such form or certificate if a change in treaty, law or regulation has occurred prior to the date on which such delivery would otherwise be required that renders any such form or certificate inapplicable or would prevent the Lender from duly completing and delivering any such form or certificate with respect to it and such Lender so advises Borrower. Neither Borrower nor any Guarantor shall be required to indemnify any Non-U.S. Lender, or to pay any additional amounts to any Non-U.S. Lender, in respect of any Covered Taxes to the extent that (i) the obligation to pay such Covered Taxes would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of this Section 5.06(b) or (ii) if the Internal Revenue Service properly determines that a Lender is a "conduit entity" participating in a "conduit financing arrangement" within the meaning of Treasury Regulation Section 1.881-3, such additional amounts are in excess of the amounts that would otherwise have been payable had such Lender not been a "conduit entity" participating in a "conduit financing arrangement" within the meaning of Treasury Regulation Section 1.881-3. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 5.06 and except as set forth in Section 12.06(b), Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 5.06(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Covered Taxes.

                  (c) In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Note or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

                  (d) Any Lender claiming any additional amounts payable pursuant to this Section 5.06 agrees to use (at the Obligors' expense) reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender.

                  (e) If Borrower or any Guarantor pays any additional amount under this Section 5.06 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such Lender shall pay to such Borrower or such Guarantor, as the case may be, an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) such Lender shall not be required to make any payment under this Section 5.06(e) if an Event of Default shall have occurred and be continuing; (ii) any taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to Borrower or any Guarantor pursuant to this
Section 5.06(e) shall be treated as a tax for which Borrower or any Guarantor is obligated to indemnify such Lender pursuant to this Section 5.06 without any exclusions or defenses; and (iii) nothing in this Section 5.06(e) shall require the Lender to disclose any confidential information to Borrower or any Guarantor (including its tax returns).

                  Section 6.  Guarantee.

                  6.01. The Guarantee. The Guarantors hereby jointly and severally guarantee as a primary obligor and not as a surety to each Lender, Issuing Lender and Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Bankruptcy Code after any bankruptcy or insolvency petition under the Bankruptcy Code) on the Loans made by the Lenders to, and the Notes held by each Lender of, Borrower and all other Obligations from time to time owing to the Lenders, Issuing Lender or Agents by Borrower under this Agreement and under the Notes and by any Obligor under any of the other Credit Documents, and all obligations of Borrower or any Subsidiary to any Lender or any Affiliate of any Lender in respect of any Swap Contract and all Obligations owing to the Issuing Lender under the Letter of Credit Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantors hereby jointly and severally agree that if Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  6.02. Obligations Unconditional. The obligations of the Guarantors under Section 6.01 are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Borrower under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

                    (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                   (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under this Agreement, the Notes or any other Credit Document or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

                   (iv) any lien or security interest granted to, or in favor of, the Issuing Lender or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

                    (v) the release of any other Guarantor.

                  The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Issuing Lender or any Agent or any Lender exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Issuing Lender, any Lender or any Agent upon this guarantee or acceptance of this guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this guarantee, and all dealings between Borrower and the Issuing Lender, Lenders and Agents shall likewise be conclusively presumed to have been had or consummated in reliance upon this guarantee. This guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Issuing Lender, Lenders and Agents, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Issuing Lender, Lenders or Agents or any other Person at any time of any right or remedy against Borrower or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

                  6.03. Reinstatement. The obligations of the Guarantors under this Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. The Guarantors jointly and severally agree that they will indemnify the Issuing Lender, each Agent and each Lender on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by the Issuing Lender, such Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, other than any costs or expenses resulting from the gross negligence or bad faith of such Creditor.

                  6.04. Subrogation; Subordination. Each Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 6.01, whether by subrogation or otherwise, against Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. The payment of any amounts due with respect to any indebtedness of Borrower or any other Guarantor now or hereafter owing to any Guarantor by reason of any payment by such Guarantor under the Guarantee in this Section 6 is hereby subordinated to the prior indefeasible payment in full in cash of the Guaranteed Obligations. Each Guarantor agrees that it will not demand, sue for or otherwise attempt to collect any such indebtedness of Borrower to such Guarantor until the Obligations shall have been indefeasibly paid in full in cash. If, notwithstanding the foregoing sentence, any Guarantor shall prior to the indefeasible payment in full in cash of the Guaranteed Obligations collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Guarantor as trustee for Arrangers, the Issuing Lender and the Lenders and be paid over to Administrative Agent on account of the Guaranteed Obligations without affecting in any manner the liability of such Guarantor under the other provisions of the guaranty contained herein.

                  6.05. Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of Borrower under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of Section 6.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 6.01.

                  6.06. Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Section 6 constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

                  6.07. Continuing Guarantee. The guarantee in this Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                  6.08. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 6.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 6.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, any Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                  Section 7.  Conditions Precedent.

                  7.01. Effectiveness and Initial Extension of Credit. The effectiveness of the Credit Documents and the obligation of the Lenders to make any initial extension of credit hereunder (whether by making a Loan or issuing a Letter of Credit) is subject to the satisfaction of the conditions precedent that:

                    (i) Documentation and Evidence of Certain Matters. Arrangers shall have received the following documents, each duly executed where appropriate (with sufficient conformed copies for each Lender), each of which shall be reasonably satisfactory to Arrangers (and to the extent specified below, to the Majority Lenders or to each Lender, as the case may be) in form and substance:

                            (1) Corporate Documents. Certified true and complete
                  copies of the charter and by-laws and all amendments thereto (or equivalent documents) of each Obligor and of all corporate authority for each Obligor (including board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of such of the Credit Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit hereunder and the consummation of the Transactions, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Obligor.

                            (2) Officers' Certificate. An Officers' Certificate
                  of Borrower, dated the Closing Date, to the effect set forth in clauses (a) and (b) of Section 7.02(i) and to the effect that all conditions precedent to the making of such extension of credit have been satisfied.

                            (3) Opinions of Counsel. (i) Opinion of Latham &
                  Watkins, counsel to the Obligors, substantially in the form of Exhibit E-1, and (ii) Opinion of Latham & Watkins, special FCC counsel to the Obligors, substantially in the form of Exhibit E-2 (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and Arrangers).

                            (4) The Credit Agreement. This Agreement, (i)
                  executed and delivered by a duly authorized officer of each Obligor with a counterpart for each Lender, and (ii) executed and delivered by a duly authorized officer of each Lender and Agent.

                            (5) Notes. The Notes, duly completed and executed
                  for each Lender that has requested Notes prior to the Closing Date.

                            (6) Security Documents. The Security Agreement, the
                  Collateral Assignment of Location Agreements and such other pledge agreements required under local law in the judgment of counsel to Administrative Agent and requested reasonably in advance of the intended Closing Date (each of which shall be in full force and effect), duly authorized, executed and delivered by the Obligors and Administrative Agent, and the certificates identified under the name of such Obligors in Annex 1 to the Security Agreement, accompanied by undated stock powers executed in blank if applicable, and the notes identified under the name of such Obligors in Annex 1B to the Security Agreement, accompanied by undated notations or instruments of assignment executed in blank.

                            (7) Solvency Certificate and Opinion. A certificate
                  from the chief financial officer of Borrower and, at Borrower's expense, an opinion of Valuation Research in form and substance reasonably satisfactory to Arrangers with respect to the Solvency of Parent (on a consolidated basis) and of Borrower (on a consolidated basis) immediately after giving effect to the Transactions.

                            (8) Insurance. Evidence of insurance complying with
                  the requirements of Section 9.04 and the Security Documents and certificates naming Administrative Agent as an additional insured and/or loss payee, and stating that such insurance shall not be canceled or revised without 30 days prior written notice by the insurer to Administrative Agent.

                            (9) Transaction Documents, etc. Copies of the Merger
                  Agreement, the Parent Financing Documents, the New Preferred Documents, the Laredo JV Agreement, any management or similar agreement entered into by any Obligor or any executive officer or director thereof with any Excluded Person or any of their Affiliates and all exhibits, appendices, annexes and schedules to any thereof, each certified by a senior officer of Borrower as true, complete and correct copies thereof.

                           (10) Repayment of Existing Credit Facility. Evidence
                  in the form of a "pay-off" letter that the principal of and interest on, and all other amounts owing in respect of, the Existing Credit Facility have been (or shall be simultaneously) paid in full, that any commitments to extend credit under the agreements or instruments relating to such Indebtedness have been canceled or terminated and that all guarantees in respect of, and all Liens securing, any such Indebtedness have been released (or arrangements for such release satisfactory to Arrangers have been made); in addition, from any Person holding any Lien securing any such Indebtedness, such Uniform Commercial Code termination statements, mortgage releases and other instruments, in each case in proper form for recording, as Arrangers shall have reasonably requested to release and terminate of record the Liens securing such Indebtedness (or arrangements for such release and termination reasonably satisfactory to Arrangers and the Majority Lenders have been made).

                           (11) Financial Statements. Unaudited interim combined
                  financial statements of PriCellular for each fiscal month and quarterly period ended subsequent to December 31, 1997 as to which such financial statements are available and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of PriCellular and its Subsidiaries, taken as a whole, as reflected in the financial statements previously furnished to the Lenders.

                           (12) Consents, Licenses and Approvals. A certificate
                  of a responsible officer of Borrower (i) attaching copies of all consents, authorizations and filings necessary to enter into and consummate the Transactions and perform the obligations under the Transaction Documents (including Hart-Scott-Rodino clearance, if applicable), and (ii) stating that such consents, licenses and filings are in full force and effect (or there shall be a plan satisfactory to Arrangers and the Majority Lenders in their respective sole discretion for the obtaining thereof) and that all applicable waiting periods have expired without any action being taken by any competent authority or threatened which would restrain, prevent or otherwise impose materially adverse conditions on any Company, and each such consent, authorization and filing shall be in form and substance reasonably satisfactory to Arrangers.

                   (ii) Date of Closing. Such extension of credit shall be made on or before September 15, 1998.

                  (iii) Completion of Parent Financing. Borrower shall have received aggregate gross proceeds of not less than $282.0 million from the Parent Financing pursuant to the Parent Financing Documents. There shall have been deposited into the Parent Interest Escrow Account, pursuant to the terms thereof, cash and/or securities in an amount sufficient to pay the first six scheduled interest payments on the Parent Notes as and when due.

                   (iv) Equity Investment. The Investors shall have purchased for cash common equity of Parent in an aggregate amount of $25.0 million and the New Preferred (which shall not have any negative covenants (other than with respect to dividends or distributions on, or redemptions of, junior stock (as defined in the certificate of designations with respect to the New Preferred), or redemptions of the New Preferred) or any requirement for cash dividends or redemption or repurchase provisions prior to the final stated maturity of the Parent Notes) in an aggregate amount of $325.0 million, all on terms and conditions reasonably satisfactory to Arrangers (it being understood that the terms and conditions set forth in the Stock Purchase Agreement dated as of March 5, 1998 (as amended by the amendment thereof dated March 31, 1998) and in the certificate of designations relating to the New Preferred attached thereto as Exhibit B provided to Arrangers are satisfactory to Arrangers).

                    (v) Board Approval; Terms of Merger. The Board of Directors of Parent, Borrower, PriCellular, and PriCellular Wireless shall have authorized and approved the Transactions and Arrangers shall have received reasonably satisfactory evidence of the same. The Merger Agreement shall not have been amended without Arrangers' consent and shall be in full force and effect. PriCellular shall not have any "poison pill" rights or shall have redeemed such rights at a nominal price, or Arrangers shall otherwise be reasonably satisfied that such rights are null and void with respect to or inapplicable to the Mergers.

                   (vi) Legality. Each of the Transactions and the financing therefor shall be in compliance with all laws and regulations, or Arrangers and the Majority Lenders shall have determined such to be inapplicable to such transactions.

                  (vii) Consummation of Transactions. The Transactions (other than the Note Tender) shall have been or shall simultaneously be consummated in accordance with the terms hereof and the terms of the Transaction Documents and the other documentation therefor (without the waiver or amendment of any condition relating to FCC approvals or any other condition unless consented to by Arrangers and the Majority Lenders) that are in form and substance reasonably satisfactory to Arrangers and the Majority Lenders (with any condition therein requiring the satisfaction of any Person other than Arrangers or the Lenders being deemed to require the satisfaction of Arrangers and the Majority Lenders). Parent and PriCellular shall have complied in all material respects with all covenants set forth in the Merger Agreement (without waiver or amendment of any of the terms thereof unless consented to by Arrangers and the Majority Lenders).

                 (viii) Maximum Merger Price. The consideration per share of common stock in the PriCellular Merger shall not exceed $14 per share (excluding appraisal rights) and an aggregate of $820.0 million for all shares (including appraisal rights).

                   (ix) Repayment of Existing Credit Facility. All obligations of PriCellular and its Subsidiaries with respect to the Existing Credit Facility shall have been paid in full (or provisions made therefor satisfactory to Arrangers) and all lending commitments thereunder terminated to the reasonable satisfaction of Arrangers and the Majority Lenders with all security interests in favor of existing lenders being unconditionally released.

                    (x) Note Tender Acceptance; Call for Redemption of Existing PriCellular Notes; No Other Debt or Preferred Stock. Borrower shall have accepted for payment all Existing Notes validly tendered in the Note Tender pursuant to the terms of the Offer to Purchase and Consent Solicitation dated April 1, 1998 of Parent (and Arrangers shall have been provided with reasonably satisfactory evidence thereof). To the extent not converted into common equity of PriCellular prior to the Mergers, all Existing PriCellular Notes shall have been irrevocably called for redemption (and Arrangers shall have been provided with reasonably satisfactory evidence thereof). After giving effect to the repayment of the Existing Credit Facility, the consummation of the Note Tender and the redemption (or conversion into equity) of the Existing PriCellular Notes, Parent and its Subsidiaries shall have outstanding no Indebtedness or preferred stock (or direct or indirect guarantee or other credit support in respect thereof) outstanding other than the Loans, the Parent Notes, the New Preferred and all remaining Existing Notes not validly tendered in the Note Tender.

                   (xi) Effectiveness of Supplemental Indentures for Existing Notes. Article II of each of the Supplemental Indentures dated April 23, 1998 between PriCellular Wireless and Bank of Montreal Trust Company, as Trustee relating to the Existing Notes other than the Existing PriCellular Notes (the "Supplemental Indentures"), which eliminates the negative covenants under the indentures relating to the Existing Notes, shall have become effective in accordance with the terms thereof.

                  (xii) No Material Adverse Change. There shall not have occurred or become known (i) any Material Adverse Change of Parent or PriCellular, as the case may be (before and after giving effect to the Transactions), since December 31, 1997, or (ii) any dividend or distribution of any kind declared or paid by PriCellular on its Equity Interests since December 31, 1997.

                 (xiii) Pro Forma Balance Sheet. The Lenders shall have received a pro forma consolidated balance sheet of Parent dated as of the date of the most recently available financial statements of PriCellular after giving effect to the Transactions, which balance sheet shall be consistent in all material respects with the sources and uses of funds and the other conditions contemplated hereby (it being understood that the estimates of cash on hand and expenses and tender premiums are subject to change, which may be significant). Each Company shall also have provided such other financial information as the Lenders or Arrangers may reasonably request in connection with the Transactions.

                  (xiv) Approvals. All requisite Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall be no governmental or judicial action or Proceeding, actual or threatened, that has had the effect of (or could reasonably be expected to have the effect of) restraining, preventing or imposing materially burdensome conditions on any of the Transactions or the other transactions contemplated hereby, except, in each case, as would not, singly or in the aggregate, result in a Material Adverse Effect.

                   (xv) No Default in Other Agreements. Any defaults in any material agreements of any Company that may result from the Transactions shall have been resolved or otherwise addressed in a manner reasonably satisfactory to Arrangers and the Majority Lenders; and no law or regulation adopted, proposed or applicable after the date of the Commitment Letter shall be applicable in the reasonable judgment of Arrangers and the Majority Lenders that restrains, prevents or imposes materially adverse conditions upon any component of the Transactions or the financing thereof, including the extensions of credit under this Agreement.

                  (xvi) Margin Rule Compliance. All Loans and other financing to Borrower shall be in full compliance with all applicable requirements of Regulations T, U and X.

                 (xvii) Satisfactory Environmental Reports. Arrangers shall have received reasonably satisfactory third-party environmental reports (including Phase I reports) of PriCellular and its Subsidiaries reasonably requested by Arrangers.

                (xviii) Other Documentation. All other documentation, including any employment agreement, management compensation arrangement (including any agreements entered into with any of the senior management of any Company) after the Mergers or other financing arrangement of each Company shall be reasonably satisfactory in form and substance to Arrangers and the Majority Lenders.

                  (xix) Payment of Fees and Expenses. All accrued fees and expenses (including the invoiced and reasonable fees and expenses of Cahill Gordon & Reindel, special counsel to Arrangers) of Arrangers and accrued fees of the Lenders in connection with the Credit Documents shall have been paid.

                   (xx) Maximum Revolving Credit Loans. The aggregate amount of Revolving Credit Loans made in connection with the consummation of the Transactions on the Closing Date shall not exceed $75.0 million unless consented to by Arrangers in their sole discretion.

                  (xxi) Annualized Operating Cash Flow of PriCellular. Annualized Operating Cash Flow of PriCellular and its Consolidated Subsidiaries shall not be less than $106 million as evidenced in an Officers' Certificate delivered to Arrangers and the Lenders. For purposes of the immediately preceding calculation only, Annualized Operating Cash Flow shall be defined as Operating Cash Flow of PriCellular and its Consolidated Subsidiaries for April and May 1998 multiplied by six (6).

                 (xxii) Ordinary Course Operations. Arrangers shall be reasonably satisfied that, since the date of the Commitment Letter, PriCellular has operated its business in the ordinary course of business consistent with past practice, including ordinary course marketing expenses consistent with past practice.

                (xxiii) Filings and Lien Searches. The Obligors shall have authorized, executed and delivered each of the following:

                            (1) UCC Financing Statements (Form UCC-1) in
                  appropriate form for filing under the UCC and any other applicable law, rule or regulation in each jurisdiction as may be necessary or appropriate to perfect the Liens created, or purported to be created, by the Security Documents;

                            (2) certified copies of Requests for Information
                  (Form UCC-11), tax lien, judgment lien and pending lawsuit searches or equivalent reports or lien search reports, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Obligor as debtor and that are filed in those state and county jurisdictions in which any of the Collateral of such Obligor is located and the state and county jurisdictions in which each such Person's principal place of business is located, none of which encumber the Collateral covered or intended to be covered by the Security Agreement other than those encumbrances which constitute Permitted Liens or Prior Liens; and

                            (3) evidence of arrangements for (A) the completion
                  of all recordings and filings of, or with respect to, the Security Documents, including, to the extent required by Arrangers, filings with the United States Patent, Trademark and Copyright offices, (B) delivery of such other security and other documents, and (C) the taking of all actions as may be necessary or, in the opinion of Arrangers, desirable, to perfect the Liens created, or purported to be created, by the Security Agreement.

                (xxiv) Management Agreements. Arrangers shall be reasonably satisfied with the terms and conditions of any management agreement entered into or proposed to be entered into with any Excluded Person or any of their Affiliates or any other Person.

                  (xxv) Investment by Providence and Spectrum. Each of the Providence Group and the Spectrum Group shall have made a cash equity contribution to Parent of not less than $50.0 million pursuant to the Equity Financing.

                 (xxvi) Notice of Borrowing for Deferred Drawdown. Administrative Agent shall have received a Notice of Borrowing duly completed and complying with Section 4.05 with respect to Term Loans to be drawn on the Deferred Drawdown Date in an aggregate amount equal to the Unutilized Term Loan Commitments.

               (xxvii) Other Matters. The Lenders shall have received such other legal opinions, corporate documents and other instruments and/or certificates as Arrangers or the Majority Lenders may request in their reasonable discretion.

                  7.02. Initial and Subsequent Extensions of Credit. The obligation of the Lenders to make any Loan or otherwise extend any credit to Borrower upon the occasion of each borrowing or other extension of credit (whether by making a Loan or issuing a Letter of Credit but excluding any Continuation of any LIBOR Loan) hereunder (including the initial borrowing) is subject to the further conditions precedent that:

                    (i) No Default; Representations and Warranties True. Both immediately prior to the making of such Loan or other extension of credit and also after giving pro forma effect thereto and to the intended use thereof:

                           (a)  no Default shall have occurred and be
                  continuing; and

                           (b) the representations and warranties made by the
                  Obligors in Section 8, and by each Obligor in each of the other Credit Documents to which it is a party, shall be true and complete on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

                   (ii) No Legal Bar. The Loans and the use of proceeds thereof shall not contravene, violate or conflict with, nor involve any Lender in a violation of, any law, rule, injunction, or regulation or determination of any court of law or other Governmental Authority.

                  (iii) No Material Adverse Effect. There shall not have occurred any Material Adverse Effect.

                   (iv) Notice of Borrowing. Administrative Agent shall have received a Notice of Borrowing duly completed and complying with
         Section 4.05.

                  Each notice of borrowing or request for the issuance of a Letter of Credit by Borrower hereunder shall constitute a certification by Borrower to the effect set forth in clause (i) above as of the date of such borrowing or issuance.

                  Each notice submitted by Borrower hereunder for an extension of credit hereunder shall constitute a representation and warranty by Borrower, as of the date of such notice and as of the relevant borrowing date or date of issuance of a Letter of Credit, as applicable, that the applicable conditions in Sections 7.01 and 7.02 have been satisfied or waived in accordance with the terms hereof.

                  7.03. Determinations Under Section 7. For purposes of determining compliance with the conditions specified in Sections 7.01 and 7.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that Borrower, by notice to the Lenders, designates as the proposed date of the extension of credit, specifying its objection thereto.

                  Section 8. Representations and Warranties. Each Obligor represents and warrants to the Creditors that at and as of each Funding Date (in each case immediately before and immediately after giving effect to the transactions to occur on such date (including the Transactions)):

                  8.01. Corporate Existence. Each Obligor and each Subsidiary:
(a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power and authority, and has all governmental licenses, authorizations, consents and approvals necessary to own its Property and carry on its business as now being conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to be so qualified and in good standing individually or in the aggregate is reasonably likely to have a Material Adverse Effect.

                  8.02. Financial Condition; Etc. (a) Parent and Borrower have heretofore delivered to the Lenders (A) the audited consolidated balance sheets of PriCellular and its Subsidiaries as of December 31, 1994, December 31, 1995, December 31, 1996 and December 31, 1997, and the related statements of earnings, changes in stockholders' equity and cash flows for the fiscal years ended on those dates, together with reports thereon by Ernst & Young LLP, certified public accountants, and (B) the unaudited consolidated balance sheets of PriCellular and its Subsidiaries as of March 31, 1998, and the related statements of earnings and cash flows for the fiscal periods ended on March 31, 1998. All of said financial statements, including in each case the related schedules and notes, have been prepared in accordance with GAAP consistently applied and present fairly the financial position of PriCellular and the Subsidiaries as of the respective dates of said balance sheets and the results of their operations for the respective periods covered thereby, subject (in the case of interim statements) to period-end audit adjustments.

                  (b) Except as set forth in Schedule 8.02(b) or in the financial statements or other information referred to in Section 8.02(a), as of the Closing Date, there are no material liabilities of any Company of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which is reasonably likely to result in such a liability, other than:

                    (i) liabilities disclosed or provided for in the Schedules hereto, the reports filed by PriCellular with the Commission filed prior to the date of the Merger Agreement;

                   (ii) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1997, which in the aggregate are not reasonably likely to have a Material Adverse Effect; and

                  (iii) liabilities under this Agreement, the Merger Agreement or the Parent Financing Documents or liabilities incurred in connection with the transactions contemplated hereby.

                  (c) Except as set forth in the filings by PriCellular prior to the date of the Merger Agreement or as set forth in Schedule 8.02(c), since December 31, 1997 there has been no Material Adverse Change.

                  (d) Each of the pro forma balance sheet of Parent and its Consolidated Subsidiaries and Borrower and its Consolidated Subsidiaries (the "Pro Forma Balance Sheets"), certified by the chief financial officer of Borrower, copies of which have been heretofore furnished to each Lender, is the balance sheet of PriCellular and its Consolidated Subsidiaries as of the date of the latest available balance sheet of PriCellular prior to the Closing Date (the "Pro Forma Date"), adjusted to give effect (as if such events had occurred on such date) to the Transactions to occur on the Closing Date and the application of the proceeds of all Indebtedness incurred on such date. Each Pro Forma Balance Sheet, together with the notes thereto, accurately reflects in all material respects all adjustments necessary to give effect to the Transactions, was prepared based on good faith assumptions, and presents fairly in all material respects on a pro forma basis the consolidated financial position of Parent and its Consolidated Subsidiaries and Borrower and its Consolidated Subsidiaries as at the Pro Forma Date, adjusted as described above.

                  8.03. Litigation. Except as set forth in the reports filed by PriCellular with the Commission prior to the date hereof or in Schedule 8.03, there is no Proceeding pending against, or to the knowledge of Borrower threatened in writing against or affecting, any Company or any of its respective Properties before any Governmental Authority that have a reasonable likelihood of being adversely determined and that, if determined or resolved adversely to such Company in accordance with the plaintiff's demands, is reasonably likely to have a Material Adverse Effect.

                  8.04. No Breach; No Default. (a) None of the execution, delivery and performance by each Obligor of any Credit Document or Transaction Document to which it is a party and the consummation of the transactions herein and therein contemplated (including the Transactions) will (i) conflict with or result in a breach of, or require any consent (which has not been obtained and is in full force and effect) under, any Organic Document of any Company, or any applicable Requirement of Law or any order, writ, injunction or decree of any Governmental Authority binding on any Company, or any term or provision of any Contractual Obligation of any Company, or (ii) constitute (with due notice or lapse of time or both) a default under any such Contractual Obligation, or (iii) result in the creation or imposition of any Lien (except for the Liens created pursuant to the Security Documents) upon any Property of any Company pursuant to the terms of any such Contractual Obligation, except with respect to each of the foregoing which is not reasonably likely to have a Material Adverse Effect or which is not reasonably likely to subject any Agent, Lender or Issuing Lender to any material risk of damages or liability to third parties.

                  (b) No Company is in default under or with respect to any Contractual Obligation (including any Transaction Document) or any order, award or decree of any Governmental Authority or arbitrator binding upon it or any of its Property in any respect which is reasonably likely to have a Material Adverse Effect.

                  (c) No Default or Event of Default has occurred and is continuing.

                  8.05. Action. Each Company has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each Credit Document and Transaction Document to which it is a party and to consummate the transactions herein and therein contemplated; the execution, delivery and performance by each Company of each Credit Document and Transaction Document to which it is a party and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the Notes and the other Credit Documents to which it is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general applicability from time to time in effect affecting the enforcement of creditors' rights and remedies and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  8.06. Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by any Company of the Credit Documents and the Transaction Documents to which it is a party or for the legality, validity or enforceability hereof or thereof or for the consummation of the transactions herein and therein contemplated, except for filings and recordings in respect of the Liens created pursuant to the Security Documents and except for consents, authorizations and filings that have been obtained or made and are in full force and effect or the failure of which to obtain is not reasonably likely to have a Material Adverse Effect.

                  8.07. Representations and Warranties in the Merger Agreement. The representations and warranties set forth in Article III and Article IV of the Merger Agreement as applicable to PriCellular and Parent, respectively, are, in each case, true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Closing Date as if such representations and warranties were made on and as of such date, unless such representations and warranty expressly indicates that it is being made as of any other specific date.

                  8.08. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, is reasonably likely to have a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5.0 million the fair market value of the assets of all such underfunded Plans. Each member of the ERISA Group is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan.

                  8.09. Taxes. Except as set forth in the PriCellular Balance Sheet (including the notes thereto) and except as is not reasonably likely to have a Material Adverse Effect, (i) all tax returns, statements, reports and forms (including estimated Tax or information returns) (collectively, the "Tax Returns") required to be filed with any taxing authority by, or with respect to, each Company and each Unrestricted Subsidiary have been filed in accordance with all applicable laws; (ii) each Company and each Unrestricted Subsidiary has timely paid or made provision for payment of all Taxes shown as due and payable on Tax Returns that have been so filed, and, as of the time of filing, each Tax Return correctly reflected the facts regarding income, business, assets, operations, activities and the status of each Company and each Unrestricted Subsidiary (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on the PriCellular Balance Sheet or on other financial statements subsequently delivered hereunder) and (iii) each Company and each Unrestricted Subsidiary have made provision for all Taxes payable by such Company and each Unrestricted Subsidiary for which no Tax Return has yet been filed.

                  Except as set forth on Schedule 8.09, (i) no extension of a statute of limitations relating to material Taxes is in effect with respect to any Company or any Unrestricted Subsidiary; (ii) no Company or any Unrestricted Subsidiary has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code other than an affiliated group of corporations of which Parent was the common parent; and (iii) there are no material Tax sharing agreements or similar arrangements (including Tax indemnity arrangements) with respect to or involving any Company or any Unrestricted Subsidiary except as entered into pursuant to Section 9.09(D).

                  8.10. Investment Company Act; Public Utility Holding Company Act; Other Restrictions. No Company is an "investment company", or a company "controlled" by an "investment company", within the meaning of the United States Investment Company Act of 1940, as amended. No Company is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the United States Public Utility Holding Company Act of 1935, as amended. No Obligor is subject to regulation under any law or regulation which limits its ability to incur Indebtedness, other than Regulation X of the Board of Governors of the Federal Reserve System.

                  8.11. Environmental Matters. No Company or any Unrestricted Subsidiary is in violation of any applicable Environmental Requirement, and no condition or event has occurred with respect to any Company or any Unrestricted Subsidiary which, with the giving of notice, lapse of time, or both, would constitute a violation of or result in liability under any such Environmental Requirement, excluding in any event such violations, conditions and events that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, and no Company or any Unrestricted Subsidiary, nor to Borrower's knowledge any other Person, has ever generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced, processed, discharged or released any Contaminant at, or to Borrower's knowledge in the vicinity of any real property that has been or is currently owned, leased or operated by any Company or any Unrestricted Subsidiary, other than any such acts that do not, or are not reasonably likely to, have a Material Adverse Effect. To Borrower's knowledge, no other Person has violated any Environmental Requirement with respect to the business or assets of any Company or any Unrestricted Subsidiary, excluding any violations that, individually or in the aggregate, do not, or are not reasonably likely to, have a Material Adverse Effect.

                  For purposes of this Section 8.11, "Environmental Requirement" means any and all applicable federal, state and local statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, injunctions, permits, licenses, agreements and governmental restrictions relating to the environment or natural resources, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic, radioactive or hazardous substances or wastes into the environment including without limitation ambient air, indoor air, surface water, groundwater, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling or release of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic, radioactive or hazardous substances or wastes or the clean-up or other remediation thereof; and "Contaminant" means any waste, pollutant, hazardous or toxic substance or waste, petroleum, petroleum-based substance or waste, special waste, or any constituent of any such substance or waste, in each of the foregoing cases as defined in or pursuant to any Environmental Requirement.

                  8.12. Environmental Investigations. All material environmental investigations, studies, audits or assessments which have been conducted and which are in the possession, custody or control of any Company relating (i) to the current or prior business, operations, facilities or Property of any Company or any Unrestricted Subsidiary or any of their respective predecessors in interest or (ii) to any facility, Property or other asset now or previously owned, operated, leased or used by any Company or any Unrestricted Subsidiary or any of their respective predecessors in interest have been made available to Arrangers and the Lenders.

                  8.13. Use of Proceeds. No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of any extension of credit hereunder will be used directly or indirectly and whether immediately, incidentally or ultimately to purchase or carry any Margin Stock or to extend credit to others for such purpose or to refund Indebtedness originally incurred for such purpose. Following application of the proceeds of each extension of credit hereunder, not more than 25 percent of the value of the assets (either of Borrower only or of Borrower and the Subsidiaries on a consolidated basis) will be Margin Stock. Borrower will use the proceeds of (i) all Term Loans to finance the Transactions, and (ii) Revolving Credit Loans to finance the Transactions (in an amount not to exceed $75.0 million unless consented to by Arrangers in their sole discretion), pay fees and expenses related thereto, and for general corporate purposes. If requested by any Lender or Arrangers, Borrower will furnish to Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U.

                  8.14. Subsidiaries. As of the Closing Date (after giving effect to the Transactions), neither Parent nor Borrower has any Subsidiaries or interests in partnerships, joint ventures or business trusts other than the entities set forth on Schedule 8.14. Parent and Borrower owns, as of the Closing Date, the percentage of the issued and outstanding Equity Interests or other evidences of the ownership of each of their respective Subsidiaries, partnerships or joint ventures listed on Schedule 8.14 as set forth on such Schedule. No such Subsidiary, partnership or joint venture has issued any securities convertible into shares of its Equity Interests (or other evidence of ownership) or any Equity Rights to acquire such shares or securities convertible into such shares (or other evidence of ownership), and the outstanding stock and securities (or other evidence of ownership) of such Subsidiaries, partnerships or joint ventures are owned by Parent and its Subsidiaries free and clear of all Liens and Equity Rights of others of any kind whatsoever, except for Liens pursuant to the Security Documents. Parent does not have any direct equity interest in any Person other than Borrower and any Unrestricted Subsidiary created or acquired after the Closing Date in accordance with the terms hereof.

                  8.15. Properties. Except as otherwise contemplated or provided in the Mortgages, the other Security Documents or this Agreement, and except for such exceptions that do not, or are not reasonably likely to, have a Material Adverse Effect, Borrower or a Subsidiary (i) has good and marketable title to all the Property reflected in the Borrower Balance Sheet or in any later financial statements provided hereunder as being owned by Borrower or any Subsidiary (except Property sold or otherwise disposed of since the date thereof in the ordinary course of business or as otherwise not prohibited by the Credit Documents), or acquired after the date thereof, free and clear of all Liens, except (x) Permitted Liens and (y) such imperfections or irregularities of title or Liens as do not materially affect the use of the Properties subject thereto or affected thereby or otherwise materially impair business operations at such Properties and (ii) is the lessee of all leasehold estates and is in possession of the Properties purported to be leased thereunder, and to the knowledge of Borrower, each such lease is valid without default thereunder by the lessee or lessor. Title to all Property of any Company is held by such Company free and clear of all Liens except for Permitted Liens.

                  Except for such exceptions that do not, or are not reasonably likely to have a Material Adverse Effect, the Properties of Borrower and the Subsidiaries, taken as a whole, are in good operating condition and repair (ordinary wear and tear excepted), and constitute all of the assets and properties which are required for the businesses and operations of Borrower and the Subsidiaries as presently conducted.

                  8.16. Security Interest; Absence of Financing Statements; Etc. The Security Documents, once executed and delivered, will create, in favor of Administrative Agent for the benefit of the Issuing Lender, Lenders and Agents, as security for the obligations purported to be secured thereby, a valid and enforceable, and upon filing or recording with the appropriate Governmental Authorities and delivery of the applicable documents to Administrative Agent, perfected first priority security interest in and Lien upon all of the Collateral (and the proceeds thereof), superior to and prior to the rights of all third persons other than the holders of Permitted Liens.

                  Except with respect to Permitted Liens and the Liens created by the Security Documents, there is no currently effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any Lien on, or security interest in, any Property of any Company or rights thereunder or any Equity Interests of any Unrestricted Subsidiary.

                  8.17. Licenses and Permits; Compliance with Laws. The Companies hold all governmental permits, licenses, authorizations, consents and approvals necessary for the Companies to own, lease, and operate their respective Properties and to operate their respective businesses as now being conducted (collectively, the "Permits"), except for Permits the failure of which to obtain is not reasonably likely to have a Material Adverse Effect. None of the Permits has been modified in any way that is reasonably likely to have a Material Adverse Effect. All Permits are in full force and effect except where the failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect.

                  The businesses of the Companies are not being conducted in violation of any applicable law, statute, ordinance, regulation, judgment, Permits, order, decree, concession, grant or other authorization of any governmental entity, except for violations that are not reasonably likely to have a Material Adverse Effect.

                  There does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Transactions, or the performance by any Obligor of any of its material obligations under the Credit Documents.

                  The Company will promptly make payment on all Existing Notes validly tendered in the Tender Offer in accordance with applicable law.

                  8.18. True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of any Obligor to any Creditor in connection with the negotiation, preparation or delivery of this Agreement and the other Credit Documents or included herein or therein or delivered pursuant hereto or thereto or pursuant to the Confidential Information Memorandum dated May 1998 distributed in connection with the syndication of the Commitments and Loans, including all filings made with the Commission by PriCellular, PriCellular Wireless or any Company but in each case excluding all projections, whether prior to or after the date of this Agreement, when taken as a whole, do not, as of the date such information was furnished, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not materially misleading. The projections and pro forma financial information furnished at any time by any Obligor to any Creditor pursuant to this Agreement have been prepared in good faith based on assumptions believed by Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount and no Obligor, however, makes any representation as to the ability of any Company to achieve the results set forth in any such projections. Borrower understands that all such statements, representations and warranties shall be deemed to have been relied upon by the Lenders as a material inducement to make each extension of credit hereunder.

                  8.19. Solvency; Etc. As of the Closing Date immediately prior to and immediately following the consummation of the Transactions and the extensions of credit to occur on such date each Obligor is and will be Solvent (after giving effect to Section 6.08).

                  8.20. Contracts. No Company is in default under any material contract or agreement to which it is a party or by which it is bound, nor, to Borrower's knowledge, does any condition exist that, with notice or lapse of time or both, would constitute such default, excluding in any case such defaults that are not reasonably likely to have a Material Adverse Effect. Schedule 8.20 accurately and completely lists (x) all agreements, if any, among the stockholders (or any of their Affiliates other than any Company) of Parent on the one hand and any Company on the other in effect on the date hereof and all
(y) material agreements which are in effect on the date hereof in connection with the conduct of the business of the Companies.

                  8.21. Labor Matters. Except as set forth in Schedule 8.21, there are no strikes or other labor disputes against any Company pending or, to the knowledge of Borrower, threatened which are reasonably likely to have a Material Adverse Effect.

                  8.22. FCC Matters and Governmental Matters. (a) Each Company holds all licenses, permits and other authorizations issued by the FCC or any other Communications Regulatory Authority (the "Cellular Licenses") that are required for the operations and businesses of the Companies as they are now operated, except that, as of the Closing Date, in the case of certain microwave operations the FCC has authorized such operations but has not issued a written microwave authorization, and in the case of certain cell sites, Borrower is awaiting issuance of a license pursuant to a Form 489 notification. Without limiting the foregoing, each Company has received all necessary authorizations from the FAA for all existing towers that are part of the cellular or microwave systems operated by the Companies and for any facilities the construction of which have been approved by the FCC or of which applications or notifications have been filed for such approval.

                  (b) Schedule 8.22(b) sets forth, as of the Closing Date, the expiration date for each of the Cellular Licenses held by any Company.

                  (c) The Cellular Licenses are valid and in full force and effect, unimpaired by any condition or restriction or any act or omission by any Company which is reasonably likely to have a Material Adverse Effect. Except as is not reasonably likely to have a Material Adverse Effect, there are no modifications, amendments, applications, revocations, or other proceedings, or complaints pending or, to the knowledge of Borrower, threatened, with respect to the Cellular Licenses (other than proceedings that apply to the cellular industry generally). Except as is not reasonably likely to have a Material Adverse Effect, all fees due and payable to the FCC or any other Communications Regulatory Authority have been paid and no event has occurred which, with or without the giving of notice or lapse of time or both, would constitute grounds for revocation or modification of any Cellular Licenses. Schedule 8.22(c) identifies all of the Cellular Licenses that are cellular licenses for which the five-year fill-in period has not yet passed as of the date of this Agreement. Borrower does not conduct any microwave operations on frequencies that are subject to relocation under the FCC's rules, except as is not reasonably likely to result in a Material Adverse Effect.

                  (d) Except where a lack of compliance is not reasonably likely to have a Material Adverse Effect, (i) all reports required by the Communications Act or required to be filed with the FCC or any other Communications Regulatory Authority by any Company have been filed and are accurate and complete in all material respects and (ii) all reports required to be filed by each Company with all other governmental or administrative authorities, federal, state and local, have been filed and are accurate and complete in all material respects.

                  (e) Except where a lack of compliance is not reasonably likely to have a Material Adverse Effect, each Company is in compliance with, and their Cellular Systems have been operated in compliance with, the Communications Act and the rules, regulations, policies and orders of the relevant state public utilities commissions and the FAA, including, without limitation, the FCC's time and coverage requirements of 47 C.F.R. ss.ss. 22.142, 22.911, 22.912 and 22.946 (the "Statutes"). Except as is not reasonably likely to result in a Material Adverse Effect, no Company has received any written notice to the effect, or otherwise been advised in writing, that they are not in compliance with any Statutes and do not have any reason to anticipate that any presently existing circumstances are reasonably likely to result in violations of any Statutes.

                  (f) No Company has engaged in any course of conduct that is reasonably likely to impair the ability of any Company to be the holder of the Cellular Licenses or is aware of any reason why the Cellular Licenses might not be renewed in the ordinary course, why any of the Cellular Licenses might be revoked, or why any pending applications or notifications might not be approved.

                  8.23. Parent Notes. Parent has provided to Arrangers on the Closing Date true, complete and correct copies of the Parent Financing Documents. All representations and warranties in the Parent Financing Documents were true and correct in all material respects on and as of the date made. The Parent Notes when issued and sold, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom. The offering documents for the issuance and sale of the Parent Notes as of their date, did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading (it being understood that no representation or warranty is being made with respect to information in respect of the initial purchasers thereof expressly provided by them for inclusion therein).

                  8.24. Year 2000. Each Company has reviewed their operations with a view to assessing whether their business or operations will, in the receipt, transmissions, processing, manipulation, storage, retrieval, retransmission or other utilization of data, be vulnerable to any significant risk that computer hardware, software or any equipment containing embedded microchips used in their business or operations will not in the case of dates or time periods occurring after December 31, 1999 function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000. In addition each Company has obtained assurances from their third party billing provider and their principal source of cellular equipment that they have addressed the potential problems of the Year 2000. No Company has reason to believe that the risks associated with the Year 2000 issue are reasonably likely to have a Material Adverse Effect.

                  Section 9. Covenants. Each Obligor, for itself and on behalf of its Subsidiaries and, to the extent set forth below, its Unrestricted Subsidiaries, covenants and agrees with the Creditors that, so long as any Commitment, Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by Borrower hereunder:

                  9.01. Financial Statements, Etc. The Companies shall deliver to Administrative Agent and each of the Lenders:

                  (a) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year beginning with the fiscal quarter ending June 30, 1998, consolidated statements of operations, cash flows and stockholders' equity of Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of Borrower and its Consolidated Subsidiaries as at the end of such period, setting forth in each case in comparative form (i) the corresponding consolidated statements of operations, cash flows and stockholders' equity for the corresponding period in the preceding fiscal year and (ii) the corresponding budget or plan for such period, accompanied by a certificate of a Responsible Officer of Borrower, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition, results of operations and cash flows of Borrower and its Consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

                  (b) Annual Financials. As soon as available and in any event within 90 days after the end of each fiscal year beginning with the fiscal year ending December 31, 1998, consolidated and consolidating statements of operations, cash flows and stockholders' equity of Borrower and its Consolidated Subsidiaries for such year and the related consolidated and consolidating balance sheet of Borrower and its Consolidated Subsidiaries as at the end of such year, setting forth in each case in comparative form (i) the corresponding consolidated and consolidating information as of the end of and for the preceding fiscal year and (ii) the corresponding budget or plan for such period, and accompanied by an opinion, without a going concern or similar qualification or exception as to scope, thereon of Ernst & Young LLP or other independent certified public accountants of recognized national standing reasonably acceptable to Arrangers, which opinion shall state that said consolidated and consolidating financial statements fairly present the consolidated and consolidating financial condition, results of operations and cash flows of Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, consistently applied; Borrower shall supply such additional information and detail as to any item or items contained on any such statement that Lenders may reasonably require; all such information will be prepared in accordance with GAAP consistently applied;

                  (c)  Compliance Certificate; Performance Certificate.

                            (i) concurrently with the delivery of the financial
                  statements referred to in Section 9.01(b), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default relating to the Financial Maintenance Covenants, except as specified in such certificate;

                           (ii) at the time it furnishes each set of financial
                  statements pursuant to paragraph (a) or (b) above, (1) a certificate of a senior financial officer of Parent and Borrower (I) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that Borrower has taken and proposes to take with respect thereto), (II) specifying whether or not any Unrestricted Subsidiary has been created or acquired since the last such certificate and (III) setting forth in reasonable detail the computations necessary to determine whether each Company is in compliance with Sections 9.07, 9.08, 9.09, 9.10 and 9.11 as of the end of the respective quarterly fiscal period or fiscal year, (2) to the extent not previously disclosed to Administrative Agent, a listing of any state within the United States where any Obligor keeps inventory or equipment and of any material licenses arising under the laws of the United States (or any jurisdiction therein) acquired by any Obligor since the date of the most recent list delivered pursuant to this clause (II) (or, in the case of the first such list so delivered, since the Closing Date), and (3) any final accountants' management letters delivered by the independent certified public accountants reporting on such financial statements to Borrower or any Subsidiary; and

                          (iii) at the time the financial statements are
                  furnished pursuant to Sections 9.01(a) and (b), an Officers' Certificate, setting forth the Specified Cellular System Information for the most recent fiscal period covered by such financial statements;

                  (d) Other Financial Information. Promptly upon delivery thereof to the holders of any debt securities or the stockholders of any Company generally, copies of all financial statements and reports and proxy statements so delivered, and at the time the same are filed, copies of all financial statements and reports which any Company may make to or file with the Commission or any successor or analogous Governmental Authority;

                  (e) Interest Rate Certificates. Together with the financial statements delivered pursuant to clause (a) or (b) of this Section 9.01, an Interest Rate Certificate;

                  (f) Notice of Default. Promptly after any Company knows or has reason to believe that any Default has occurred or that any Company is in default of any material term or provision of the Parent Financing Documents or any other agreement or instrument relating to or evidencing material Indebtedness, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Companies have taken and propose to take with respect thereto;

                  (g) Environmental Matters. Written notice of any Environmental Claim materially affecting any Company or any Unrestricted Subsidiary, any Mortgaged Real Property or the operations of any Company, and any notice from any Person of (i) the occurrence of any release, spill or discharge of any Hazardous Material that is reportable under any Environmental Law, (ii) the commencement of any clean-up pursuant to or in accordance with any Environmental Law of any Hazardous Material at, on, under or within the Mortgaged Real Property or any part thereof,
         (iii) any matters relating to Hazardous Materials or Environmental Laws that may impair, or threaten to impair, Lenders' security interest in the Mortgaged Real Property or any Obligor's ability to perform any of its obligations under this Agreement when such performance is due or
         (iv) any other condition, circumstance, occurrence or event which is reasonably likely to have a Material Adverse Effect;

                  (h) Auditors' Reports. Promptly upon receipt thereof, copies of all reports submitted to any Company by independent certified public accountants in connection with each annual, interim or special audit of such Company's books made by such accountants, including, without limitation, any management letter commenting on any Company's internal controls submitted by such accountants to management in connection with their annual audit;

                  (i) Annual Budgets. As soon as practicable and in any event within 60 days after the beginning of each fiscal year of Borrower beginning with fiscal year 1999, a consolidated plan and financial forecast for such fiscal year, including without limitation (a) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Borrower and the Subsidiaries for such fiscal year, together with an Officers' Certificate demonstrating pro forma compliance for such fiscal year with Section
         9.11 and an explanation of the assumptions on which such forecasts are based and (b) forecasted consolidated statements of income and cash flows of Borrower and the Subsidiaries for each month of each such fiscal year, together with an explanation of the assumptions on which such forecasts are based;

                  (j) Lien Matters. Written notice of (1) the incurrence of any Lien (other than Permitted Liens, Prior Liens and other Liens expressly permitted by the terms of the applicable Security Document) on, or claim asserted against any of the Collateral or (2) the occurrence of any other event which is reasonably likely to adversely affect the aggregate value of the Collateral;

                  (k) Notice of Material Adverse Effect. Written notice of the occurrence of any Material Adverse Effect or any event or condition which is reasonably likely to result in any Material Adverse Effect;

                  (l) Governmental Filings and Notices. Promptly after request by Administrative Agent, copies of any other reports or documents that were filed by any Company with any Governmental Agency including, but not limited to, the FCC and copies of any and all material notices and other material communications from any Federal, state or local Governmental Authority with respect to any Company;

                  (m) ERISA Information. Written notice of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, is reasonably likely to result in liability to the Companies in an aggregate amount exceeding $5.0 million;

                  (n) FCC Notices; Notice of Certain Information Regarding Permitted Acquisitions. Promptly upon (1) receipt thereof, copies of any material adverse notice or reports regarding any Company from the FCC or any other Communications Regulatory Authority, (2) receipt of notice of (A) any forfeiture, non-renewal, cancellation, termination, revocation, suspension, impairment or material adverse modification of any material Cellular License held by any Company, or any notice of default or forfeiture with respect to any such Cellular License, or (B) any refusal by any Communications Regulatory Authority to renew or extend any material license, permit, certification or other authorization (including any Cellular License) held by any Company, an Officers' Certificate specifying the nature of such event, the period of existence thereof, and what action the Companies are taking and propose to take with respect thereto, and (3) the consummation of any Permitted Acquisition, a written notice setting forth with respect to the business acquired, all of the data required to be set forth in
         Schedule 8.22(b) or Schedule 8.22(c) with respect to such business and the Cellular Licenses and any other licenses, permits, certifications and other authorizations from any other Communications Regulatory Authority required in connection with the operation of such business (as if the date of consummation of such Permitted Acquisition were the Closing Date); and

                  (o) Miscellaneous. Promptly, such financial and other information with respect to any Company or Unrestricted Subsidiary as any Creditor may from time to time reasonably request that is readily available to the Companies.

                  9.02. Litigation, Etc. Borrower shall promptly give to Administrative Agent and each Lender notice of all Proceedings, and (except to the extent that any such notice would, in the reasonable opinion of outside counsel to Borrower, waive attorney client privilege) any material development thereof, affecting any Company, except Proceedings which are not reasonably likely to have a Material Adverse Effect.

                  9.03. Existence; Compliance with Law; Payment of Taxes; Inspection Rights; Performance of Obligations; Etc. Each Company shall (i) preserve and maintain its legal existence and all of its material rights, privileges and franchises; provided, however, that nothing in this Section 9.03 shall prohibit any transaction expressly permitted under Section 9.06, (ii) except as is not reasonably likely to have a Material Adverse Effect, comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities, (iii) except as is not reasonably likely to have a Material Adverse Effect, timely file true, accurate and complete tax returns required by all Governmental Authorities and pay and discharge all material Taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which any material penalties attach thereto (except for any such Tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP); (iv) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted, except to the extent that the failure to do so with respect to any such Property is not reasonably likely to have a Material Adverse Effect; (v) permit representatives of any Creditor during normal business hours and, except during the existence of an Event of Default, upon reasonable prior notice, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers and employees, all to the extent reasonably requested by such Creditor; (vi) upon reasonable notice, allow, with the presence of Borrower if Borrower so elects to participate, either Arranger to consult with Borrower's independent public accountants and auditors with respect to the financial affairs of the Companies and authorize such accountants to disclose to either Arranger and the Lenders (and Arrangers to the Creditors) any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Companies; at the request of either Arranger, Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 9.03(vi); (vii) perform in all material respects all of its Contractual Obligations, except where such failure to so perform, singly or in the aggregate with all other such failures, is not reasonably likely to have a Material Adverse Effect; and (viii) keep proper books of record and accounts, in which full and correct entries shall be made of all financial transactions and the Property and business of each Company in accordance with GAAP in effect from time to time or as otherwise required by applicable rules and regulations of any Governmental Authority having jurisdiction over such Company. Parent and Borrower shall cause the Mergers to be consummated on the Closing Date in accordance in all material respects with the terms of this Agreement and (in the case of the PriCellular Merger) the Merger Agreement.

                  9.04. Insurance. (A) Each Company shall maintain, with financially sound and reputable insurers, insurance of the kinds and in the amounts customarily insured against by companies engaged in the same or similar business and similarly situated (including business interruption insurance). Each Company shall pay all insurance premiums payable by it as and when due.

                  (B) All policies of insurance required to be maintained by any Company must name Administrative Agent on behalf of Issuing Lender, Lenders and Agents as mortgagees (in the case of property insurance) or additional insured (in the case of liability insurance), as applicable, or certificate holder (in the case of workers' compensation insurance) and must provide that no cancellation, non-renewal or modification (including reduced coverage) of the policies will be made without thirty days' prior written notice to Administrative Agent and if the insurance carrier shall have received written notice from Administrative Agent of the occurrence and continuance of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to any Company under such policies directly to Administrative Agent.

                  (C) The Obligors shall give immediate written notice of any loss in excess of $5.0 million to the insurance carrier and to Administrative Agent.

                  (D) If at any time the area in which any Mortgaged Real Property is located is designated (i) a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), Borrower shall obtain flood insurance in such total amount as Administrative Agent or the Majority Lenders may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time, or (ii) a "Zone 1" area, Borrower shall obtain earthquake insurance in such total amount as Administrative Agent or the Majority Lenders may require; provided, however, that Borrower shall not, unless required by applicable law pertaining to Borrower or any Creditor, be required to obtain any insurance described in this
Section 9.04(D) if not available at commercially reasonable rates.

                  9.05. Limitation on Lines of Business; Limitation on Activity of License Subsidiaries; Limitation on Management Agreements No Company or Unrestricted Subsidiary shall directly or indirectly, engage to any material extent in any line or lines of business activity other than the business of the type conducted by Borrower and the Subsidiaries as of the Closing Date (after giving effect to the Mergers) or any business related, ancillary or complementary thereto. No License Subsidiary shall engage in any business or incur any liabilities other than the ownership of its Cellular Licenses and the execution, delivery and performance of the Credit Documents to which it is a party and activities incidental to the foregoing. No Company shall, directly or indirectly, turn over the management of its properties, assets, rights, licenses and franchises to any Person other than a full-time employee of the Companies or enter into any management or similar agreement with any Person other than with any one or more Excluded Persons so long as the terms and conditions thereof are reasonably satisfactory to Arrangers.

                  9.06. Limitation on Fundamental Changes, Acquisitions or Dispositions. No Company shall, directly or indirectly, in a single transaction or series of transactions, (1) merge, consolidate or amalgamate with or into any Person (other than pursuant to the Mergers on the Closing Date), or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (2) effect any Acquisition, or (3) effect any Disposition (or agree to do any of the foregoing). Notwithstanding the foregoing provisions of this Section 9.06, each of the following shall be permitted if and to the extent complying with the Parent Financing Documents (and any Permitted Refinancing thereof) as from time to time in effect (if then in effect):

                  (a) purchases and sales of Property in the ordinary course of business;

                  (b) the pledge of the Collateral pursuant to the Security Documents and the incurrence of any Permitted Lien;

                  (c) the merger, consolidation, dissolution or liquidation of
         (1) any Subsidiary with or into (i) Borrower if Borrower shall be the continuing or surviving corporation or (ii) any Wholly Owned Guarantor if a Wholly Owned Guarantor shall be the continuing or surviving corporation, and (2) any Subsidiary which is not a Wholly Owned Guarantor with or into any other Subsidiary which is not a Wholly Owned Guarantor;

                  (d) Dispositions by Parent or any Subsidiary to Borrower or to any Qualified Subsidiary and by Borrower to any Qualified Subsidiary; provided, however, that no Company shall directly or indirectly transfer, sell, assign, pledge or otherwise effect any Disposition of all or a substantial part of the assets of Borrower and the Subsidiaries to any one or more Subsidiaries that is not a Wholly Owned Guarantor;

                  (e) Dispositions of used, worn out, obsolete or surplus Property by any Company in the ordinary course of business; provided, however, that the proceeds thereof shall be reinvested in the business of Borrower or any Subsidiary within one year of such Disposition;

                  (f) sale or discount, in each case without recourse, of accounts receivable past due arising in the ordinary course of business, but only in connection with the compromise or collection thereof; provided, however, that in no event may any Company enter into any factoring or securitization program with respect to receivables;

                  (g) Borrower or any Subsidiary may effect any Disposition for fair market value resulting in gross proceeds not to exceed $25.0 million in the aggregate in any fiscal year of Borrower and $100.0 million since the Closing Date; provided, however, that (1) the Net Available Proceeds therefrom are applied as specified in Section 2.10(a)(iv), and (2) such annual and overall amounts shall be net of all cash received for Dispositions pursuant to Section 9.06(o) in reliance on subclause (B) of clause (1) of the proviso thereto;

                  (h) Acquisitions by Borrower or any Qualified Subsidiary of any Allowable Cellular System(s) (including any Acquisition of any Allowable Cellular System(s) effected through a swap transaction of any of Borrower's or any Subsidiary's Cellular System(s) for any Allowable Cellular System(s) (or any Allowable Cellular System(s) together with any business any Company may engage in pursuant to Section 9.05 which business operates with such Allowable Cellular System(s) so acquired) of another Cellular System operator); provided, however, that each Acquisition under this Section 9.06(h) shall satisfy each of the following conditions:

                          (i)  no Default then exists or would result therefrom;

                         (ii) after giving pro forma effect in accordance with
                  GAAP to such Acquisition, (1) Borrower shall be in compliance with all covenants set forth in Section 9.11 as of the Test Date immediately prior to the consummation thereof (assuming, for purposes of Section 9.11, that such Acquisition, and all other Permitted Acquisitions consummated since the first day of the relevant measurement period for each financial covenant set forth in Section 9.11 ending on or prior to the date of such Acquisition, had occurred on the first day of such relevant measurement period), and (2) as reasonably determined in good faith by Borrower, Borrower and the Subsidiaries can reasonably be expected to remain in compliance with such covenants through the Final Maturity Date and to have sufficient cash liquidity to conduct their respective business and pay their respective debts and other liabilities as they come due;

                        (iii) no Company shall, in connection with any such
                  Acquisition, assume or remain liable with respect to any Indebtedness or other liability (including any material tax or ERISA liability) of the related seller, except (1) to the extent permitted under Section 9.08, and (2) obligations of the seller or acquired Person or business incurred in the ordinary course of business and necessary or desirable to the continued operation of the underlying properties, and any other such liabilities or obligations not permitted to be assumed or otherwise supported by any of the Companies hereunder shall be paid in full or released as to the assets being so acquired on or before the consummation of such Acquisition;

                         (iv) the Properties acquired in connection with any
                  such Acquisition shall be free and clear of any Liens, other than Permitted Liens;

                          (v) the board of directors of the acquired Person
                  shall not have indicated privately to any Company or publicly its opposition to the consummation of such Acquisition;

                         (vi) such Acquisition shall be effected through
                  Borrower or a Qualified Subsidiary and the Person or business acquired shall at the time of consummation of such Acquisition be merged or combined or consolidated with or into a Qualified Subsidiary or shall be at the time of consummation thereof a Qualified Subsidiary;

                        (vii) with respect to any Acquisition involving
                  Acquisition Consideration of more than $25.0 million, Borrower shall have provided not fewer than 30 days prior to the proposed closing thereof Arrangers and the Lenders with (1) written notice thereof and a brief description of the material terms thereof and a brief description of the business or Person to be acquired, (2) historical financial statements for the last three fiscal years (or, if less, for the period of such Person's existence) of the Person or business to be acquired (audited if available without undue cost or delay) and unaudited financial statements thereof for the most recent interim period which are available, (3) reasonably detailed projections for the succeeding five years (or, if earlier, through the year in which the Final Maturity Date occurs) pertaining to the Person or business to be acquired, (4) copies of all material documentation pertaining to such Acquisition, and (5) all such other information and data relating to such Acquisition or the Person or business to be acquired as may be reasonably requested by Arrangers or the Majority Lenders;

                       (viii) Borrower shall have delivered to Arrangers and the
                  Lenders (x) an Officers' Certificate at least 10 days prior to the date of consummation of such Acquisition (but in any event not earlier than a date which would result in the Test Date occurring on or immediately prior to the consummation of such Acquisition being more than 135 days prior to the date of consummation of such Acquisition) certifying that (1) such Acquisition complies with this Section 9.06(h) (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (2) such Acquisition is not reasonably likely to have a Material Adverse Effect and (y) financial statements referred to in clause (vii) of this Section 9.06(h) for the most recently ended fiscal period if the latest financial statements previously delivered pursuant to clause (vii) cover a period ending more than 135 days before the date of consummation of such Acquisition;

                         (ix) prior to the completion of any Permitted
                  Acquisition, Borrower shall, and shall cause its Subsidiaries to, obtain all approvals and consents of all Governmental Authorities and all consents of other Persons (including without limitation the FCC), in each case that are necessary or advisable in connection with the transfer of any Cellular Licenses and the continued operation of the Cellular System or business being acquired in substantially the manner proposed to be conducted following to the consummation of such Permitted Acquisition; and

                          (x) contemporaneously with or as soon as practicable
                  after the completion of a Permitted Acquisition, Borrower shall, and shall cause its Subsidiaries to, transfer to a License Subsidiary any Cellular Licenses acquired in connection with the Permitted Acquisition; provided, however, that Borrower need not, and need not cause its Subsidiaries to, transfer to License Subsidiaries such Cellular Licenses to the extent such a transfer is not permitted by applicable law (other than as a result of any Company failing to take all necessary action to permit such transfer);

                  (i) Acquisitions by Borrower or any Qualified Subsidiary of any Cellular System(s) (including any Acquisition of any Cellular System(s) effected through a swap transaction of any of Borrower's or any Subsidiary's Cellular System(s) for any Cellular System(s) (or any Cellular System(s) together with any business any Company may engage in pursuant to Section 9.05 which business operates with such Cellular System(s) so acquired) of another Cellular System operator); provided, however, that (1) each such Acquisition under this Section 9.06(i) shall satisfy each of the conditions set forth in clauses (i) through
         (x) of Section 9.06(h) (with references therein to Section 9.06(h) being deemed references to this Section 9.06(i)), and (2) other than any Qualifying Acquisition, the Acquisition Consideration for such Acquisition shall not exceed $50.0 million, and the Acquisition Consideration for such Acquisition, together with the aggregate amount of the Acquisition Consideration for all Acquisitions (other than Qualifying Acquisitions) effected pursuant to this Section 9.06(i) since the Closing Date, shall not exceed $100.0 million; provided, further, however, that such limitations on the aggregate amount of Acquisition Consideration may be increased by written consent of the Majority Lenders obtained not fewer than five Business Days prior to the consummation of such Acquisition;

                  (j) transfers resulting from any casualty or condemnation of Property;

                  (k) licenses or sublicenses by any Company of software, trademarks and other intellectual property and general intangible and leases, licenses or subleases of other property in the ordinary course of business and which do not materially interfere with the business of any Company;

                  (l) any consignment arrangements or similar arrangements for the sale of assets in the ordinary course of business of any Company;

                  (m) the making of Investments permitted by Section 9.09 and the liquidation in the ordinary course of business of (A) Permitted Investments and (B) Investments made pursuant to Sections 9.09(A)(a) and 9.09(A)(b);

                  (n) any Company may effect the Disposition for fair market value in cash of the partnership interests held by any Company in the Laredo Joint Venture pursuant to the terms of the Laredo JV Agreement so long as the Net Available Proceeds therefrom are applied as specified in Section 2.10(a)(iv);

                  (o) Dispositions of any Cellular System(s) of Borrower or any Subsidiary for fair market value through any swap transaction (which may consist of one or a series of related transactions) consummated to effect a Permitted Acquisition (including those involving the receipt of cash by Borrower or any Subsidiary); provided, however, that (1) the aggregate amount of cash received in connection with any such Disposition shall not exceed the sum of (A) 10% of the total consideration received by Borrower and the Subsidiaries in such Disposition, plus (B) the Swap Excess Cash Basket, and (2) the Net Available Proceeds therefrom are applied as specified in Section 2.10(a)(iv);

                  (p) Acquisitions not otherwise permitted hereunder by Borrower or any Subsidiary of any new Subsidiary; provided, however, that (1) the sole consideration provided therefor by the Companies is common Equity Interests of Parent, and (2) such Acquisition shall comply with each of clauses (i), (ii), (iii), (iv), (v), (vii), (viii), (ix), and
         (x) of Section 9.06(h) (with references therein to Section 9.06(h) being deemed references to this Section 9.06(p));

                  (q) any Disposition of Property acquired in a Permitted Acquisition; provided, however, that (i) no Event of Default then exists or would arise therefrom, (ii) Borrower shall have delivered to Arrangers and the Lenders, within 30 days after such Permitted Acquisition but in any event not later than 15 days prior to the proposed date of Disposition, an Officers' Certificate identifying and describing in reasonable detail such Property and certifying that such Property constitutes redundant, unnecessary or undesirable Property,
         (iii) each Arranger and the Majority Lenders shall have approved of such Dispositions (it being understood that an Arranger or a Lender's failure to object within 10 days of receiving such certificate shall be deemed to constitute approval by such Arranger or Lender), (iv) after giving pro forma effect in accordance with GAAP to such Disposition,
         (1) Borrower shall be in compliance with all covenants set forth in
         Section 9.11 as of the Test Date immediately prior to the proposed date of consummation of such Disposition (assuming, for purposes of Section 9.11, that such Disposition, and all other Dispositions effected pursuant to this Section 9.06(q) consummated since the first day of the relevant measurements period for each financial covenant set forth in
         Section 9.11 ending on or prior to the date of such Disposition, had occurred on the first day of such relevant measurement period) and (2) as reasonably determined in good faith by Borrower, Borrower and the Subsidiaries can reasonably be expected to remain in compliance with such covenants through the Final Maturity Date and to have sufficient cash liquidity to conduct their respective business and pay their respective debts and other liabilities as they come due, (v) Borrower shall have delivered to Arrangers and the Lenders an Officers' Certificate at least 10 days prior to the date of consummation of such Disposition (but in any event not earlier than a date which would result in the Test Date occurring on or immediately prior to the consummation of such Disposition being more than 135 days prior to the date of consummation of such Disposition) certifying that (1) such Disposition complies with this Section 9.06(q) (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (2) such Disposition is not reasonably likely to have a Material Adverse Effect, and (vi) the proceeds thereof shall be applied either (I) to the repayment of the Revolving Credit Loans (to the extent thereof) within one Business Day of receipt thereof (it being understood that such application shall not require a corresponding reduction in the Revolving Credit Commitments) or (II) as set forth in Section 2.10(a)(iv); and

                  (r) Acquisitions not otherwise permitted hereby of a business directly related or directly complementary to a business of Borrower and its Subsidiaries on the Closing Date (but excluding any non-cellular wireless business) so long as the aggregate Acquisition Consideration for all Acquisitions consummated pursuant to this Section
         9.06 (r) since the Closing Date does not exceed $10.0 million.

To the extent the Majority Lenders waive the provisions of this Section 9.06 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 9.06 (other than to any Company), such Collateral in each case shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and Administrative Agent shall take such actions as are appropriate in connection therewith.

                  9.07. Limitation on Liens and Negative Pledges. Parent shall not, and Parent shall not cause or permit any Unrestricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon or with respect to any Equity Interest of any Unrestricted Subsidiary other than pursuant to the Security Documents and other than any second priority Lien on any Equity Interests of any Unrestricted Subsidiary that is not a direct Subsidiary of any Company so long as the terms thereof are satisfactory to Arrangers and the holder of such Lien shall have no voting rights whatsoever and shall have entered into an intercreditor agreement in form and substance satisfactory to Arrangers in their sole discretion. No Company shall, directly or indirectly, create, incur, assume or suffer to exist any Lien upon or with respect to any of their respective Property, whether now owned or hereafter acquired, except, with respect to Collateral, for Liens expressly permitted by the applicable Security Document and except for the following (so long as complying with the Parent Financing Documents (and any Permitted Refinancing thereof) from time to time in effect (if then in effect)), which are herein collectively referred to as "Permitted Liens":

                  (a) Liens in existence on the Closing Date and identified in
         Schedule 9.07 (excluding, however, following the making of the initial Loans hereunder, Liens securing any Existing Debt or the Existing Credit Facility);

                  (b) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Companies, in accordance with GAAP;

                  (c) Liens imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, landlords' and mechanics' Liens and other similar Liens arising in the ordinary course of business, in each case for sums the payment of which is not required by Section 9.03;

                  (d) pledges or deposits under workers' compensation, unemployment insurance and other social security legislation or the deposits securing the liability to insurance carriers;

                  (e) pledges or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (f) easements, rights-of-way, restrictions or minor defects or irregularities in title incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Real Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Real Property subject thereto or interfere with the ordinary conduct of the business of any Company;

                  (g) Liens upon tangible personal Property acquired after the Closing Date by Borrower or any Subsidiary, each of which Liens either
         (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof, or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance or refinance, the cost of such Property or improvements thereon; provided, however, that (1) no such Lien shall extend to or cover any Property of any Company other than the Property so acquired and improvements thereon and proceeds thereof, and (2) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the fair market value of such Property at the time it was acquired;

                  (h) Liens existing on any Property of any Person at the time such Property is acquired or such Person becomes a Subsidiary or is merged or consolidated with or into a Subsidiary and, in each case, not created in contemplation of or in connection with such event; provided, however, that such Liens do not extend to any other Property of any Company;

                  (i) Liens not otherwise permitted hereunder securing obligations of any Company at any time not exceeding in the aggregate $5.0 million;

                  (j) Liens securing obligations under Swap Contracts with any Lender or any Affiliate of a Lender to the extent such Swap Contract relates to the Loans and only so long as the Obligations are secured by the same collateral on at least a pari passu basis;

                  (k) Liens consisting of judgment or judicial attachment Liens (including prejudgment attachment) in existence less than 45 days after the entry thereof or the enforcement of which is effectively stayed or payment of which is covered in full (subject to a customary deductible) by insurance or which do not otherwise result in an Event of Default under Section 10(h);

                  (l) Liens securing obligations in respect of Capital Leases solely on Property subject to such Capital Leases;

                  (m) any obligations or duties affecting any of the Property of any Company to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such Property for the purposes for which it is held and restrictions on the transfer of assets imposed by the FCC or the Communications Act in effect generally on all Persons subject thereto;

                  (n) leases or subleases granted to third Persons not interfering in any material respect with the business of any Company;

                  (o) Liens arising from UCC financing statements regarding leases permitted by this Agreement;

                  (p) any interest or title of a lessor or sublessor under any lease permitted by this Agreement;

                  (q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods so long as such Liens attach only to the imported goods;

                  (r) Liens arising out of consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business;

                  (s) Liens created under this Agreement and/or the other Credit Documents;

                  (t) call rights pursuant to section 9.3 of the Laredo JV Agreement in favor of the partners thereto with respect to Parent's or any of its Affiliates' partnership interests in the Laredo Joint Venture;

                  (u) Liens granted pursuant to the Parent Interest Escrow Agreement securing the Parent Notes as such Parent Interest Escrow Agreement is in effect on the Closing Date and solely with respect to the Property contemplated thereby on the Closing Date; and

                  (v) any extension, renewal or replacement of the foregoing; provided, however, that the Liens permitted by this Section 9.07(v) shall not cover any additional principal amount of Indebtedness or Property (other than like Property substituted for Property covered by such Lien).

                  Except with respect to (i) specific Property encumbered pursuant to a Lien permitted to be incurred pursuant to this Section 9.07 or
(ii) specific Property to be sold pursuant to an executed agreement with respect to a Disposition consummated in accordance with this Agreement, no Company will directly or indirectly, enter into any agreement on or after the Closing Date prohibiting or restricting in any manner (directly or indirectly and including by way of covenant, representation or warranty or event of default) the creation or assumption of any Lien upon its Property, whether now owned or hereafter acquired, except pursuant to the Credit Documents and the Parent Financing Documents and any Permitted Refinancing thereof (so long as such Permitted Refinancing is not more restrictive in such regard than the Parent Financing Documents as in effect on the Closing Date) and except for the provisions of the Laredo JV Agreement as in effect on the date hereof prohibiting the creation of Liens on the partnership interest therein held by the Companies.

                  9.08. Prohibition on Disqualified Capital Stock; Limitation on Indebtedness and Contingent Obligations. No Company shall directly or indirectly issue or permit to be outstanding any Disqualified Capital Stock, other than Disqualified Capital Stock issued to and held by Parent, Borrower or any Qualified Subsidiary. No Company will incur any Indebtedness or Contingent Obligation (other than the Loans) which contains any direct or indirect default, prepayment event, redemption event, repurchase or mandatory offer to purchase event upon the occurrence or failure to occur of any event or circumstance relating to any Unrestricted Subsidiary. No Company shall, directly or indirectly, incur any Indebtedness or any Contingent Obligation, except (each of which shall be given independent effect) for the following (so long as complying with the Parent Financing Documents (and any Permitted Refinancing thereof) from time to time in effect (if then in effect)):

                  (a) the Loans and the other Obligations (including the Guarantees) under the Credit Documents;

                  (b) the Existing Credit Facility, the Existing Notes (less all repayments and prepayments thereof), the Parent Notes (but only so long as not a direct or indirect obligation of Borrower or any Subsidiary), other Indebtedness and Contingent Obligations (other than the Existing Notes and the Existing Credit Facility) outstanding on the Closing Date and listed in Schedule 9.08 and specified on Schedule 9.08 as to remain outstanding after the Closing Date (less the aggregate amount of any permanent prepayments or repayments thereof) and, in the case of the Parent Notes and any such Indebtedness listed on Schedule 9.08, Permitted Refinancings thereof; provided, however, that the Existing Credit Facility shall not be outstanding after the Closing Date;

                  (c) Indebtedness and Contingent Obligations of (I) Parent owing to Borrower or any Qualified Subsidiary to the extent such Indebtedness represents an Investment by Borrower or such Qualified Subsidiary made in compliance with Section 9.09(A)(r) or an intercompany loan in the amount of any Dividend permitted by Section
         9.10 (and which has not been paid as a Dividend pursuant to Section 9.10), or (II) Borrower or any Subsidiary owing to Borrower or any Qualified Subsidiary; provided, however, that (1) such Indebtedness shall be evidenced by an Intercompany Note which shall be pledged to Administrative Agent on behalf of the Lenders pursuant to the Security Agreement, (2) such Indebtedness and Contingent Obligations shall not be held by any Person other than Borrower or a Qualified Subsidiary and shall not be subordinate to any other Indebtedness or Contingent Obligations or other obligation of the obligor unless also subordinated to the Loans on terms no less favorable to the Lenders than that of any other creditor, and (3) any payment by any Subsidiary under the Guarantee of the Obligations shall result in a pro tanto reduction of the Indebtedness owed by such Subsidiary to any Company for which such payment is made;

                  (d) Contingent Obligations in respect of operating leases permitted by Section 9.21;

                  (e) Indebtedness and Contingent Obligations arising from honoring a check, draft or similar instrument against insufficient funds; provided, however, that such Indebtedness is extinguished within two Business Days of its incurrence;

                  (f) Swap Contracts entered into in the ordinary course of business and designed to protect the Obligors against fluctuations in interest rates, currency exchange rates, or similar risks (including any Interest Rate Protection Agreement entered into pursuant to Section 9.18);

                  (g) Contingent Obligations of Borrower or any Qualified Subsidiary in respect of Indebtedness or other liabilities of Borrower or any Subsidiary to the extent that the existence of such Indebtedness or other liabilities is not prohibited under this Agreement;

                  (h) Contingent Obligations in connection with Dispositions permitted under Section 9.06, arising in connection with indemnification and other agreements in respect of any contract relating to such Disposition, not to exceed the consideration received by Borrower or any Subsidiary in connection with such sale and excluding, however, in all cases any Contingent Obligation with respect to any obligation of any third person incurred in connection with the acquisition of the Property which is the subject of such Disposition;

                  (i) Indebtedness and Contingent Obligations of Borrower and the Subsidiaries (including Permitted Refinancings thereof) secured by Liens permitted under Section 9.07(g) or (l) (and extensions, renewals or replacements thereof pursuant to Section 9.07 (v)) not exceeding (together with any Permitted Refinancing thereof) $25.0 million in the aggregate at any time outstanding for Borrower and the Subsidiaries collectively;

                  (j) Indebtedness of a Person that becomes a Subsidiary after the date hereof; provided, however, that (1) such Indebtedness existed at the time such Person became a Subsidiary and was not created in connection with or in anticipation thereof, (2) immediately after giving effect to the acquisition of such Person by Borrower no Default shall have occurred and be continuing, and (3) the aggregate amount of Indebtedness outstanding at any time pursuant to this Section 9.08(j) shall not exceed $25.0 million for all Subsidiaries; and

                  (k) Indebtedness and Contingent Obligations incurred by Borrower, and any Permitted Refinancing thereof, not to exceed in the aggregate at any time outstanding the excess of (1) $35.0 million over
         (2) the aggregate amount of Indebtedness outstanding pursuant to
         Section 9.08(j).

                  All intercompany debt shall be unsecured and subordinate in right of payment (to the same extent as the subordination provisions set forth in Exhibit B hereto) to the Obligations. Each Obligor, by its execution and delivery of this Agreement, hereby agrees to subordinate its right of payment under any intercompany debt owed to it by Borrower or any Subsidiary to the full and complete payment and performance of the Obligations. No Obligor shall incur any Subordinated Debt unless such Subordinated Debt shall be subordinated to the Obligations at least to the same extent and for so long as such Subordinated Debt is subordinated to such other Indebtedness pursuant to documentation reasonably acceptable to Arrangers.

                  9.09. Limitation on Investments; Limitation on Creation of Subsidiaries and Unrestricted Subsidiaries. (A) No Company shall, directly or indirectly, make or permit to remain outstanding any Investments, except for the following (so long as complying with the Parent Financing Documents (and any Permitted Refinancing thereof) from time to time in effect (if then in effect)):

                  (a) operating deposit accounts and certificates of deposit with banks in the ordinary course of business;

                  (b)  Permitted Investments;

                  (c) Investments by (1) Parent, Borrower or any Subsidiary in any Qualified Subsidiary or in any Subsidiary if as a result thereof or in connection therewith such Subsidiary becomes a Qualified Subsidiary (provided that no Investment will be permitted in respect of any Subsidiary with respect to which Borrower has not complied with Section 9.20), (2) Parent or any Subsidiary in Borrower, and (3) Borrower in Parent of any amount that could be paid as a Dividend pursuant to
         Section 9.10 and has not been so paid as a Dividend;

                  (d) Investments outstanding on the Closing Date and identified in Schedule 9.09 and any renewals, amendments and replacements thereof that do not increase the amount thereof;

                  (e) Investments that constitute Indebtedness or Contingent Obligations permitted under Section 9.08;

                  (f) advances, loans or extensions of credit by any Company to
         (1) employees of any Company in the ordinary course of business; provided, however, that the aggregate amount of all such loans, advances and extensions of credit (other than pursuant to clause (2) or clause (3) of this Section 9.09(f)) shall not at any time exceed in the aggregate $3.0 million (without giving effect to any write-down or write-off thereof), (2) employees of any Company in connection with stock option plans so long as (x) such loans do not involve cash payments by any Company and (y) no Company incurs any obligations at any time to repurchase the stock so purchased, and (3) John Fujii and Brian McTernan in an aggregate amount of $2.0 million to finance the purchase of Equity Interests of Parent which by its terms require repayment in full upon the earlier of (x) the first anniversary of the Closing Date and (y) sale of Acme Paging, L.P.;

                  (g) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

                  (h) pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security or similar legislation;

                  (i) pledges or deposits in connection with (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations, (ii) contingent obligations on surety or appeal bonds, and (iii) other non-delinquent obligations of a like nature, in each case incurred in the ordinary course of business;

                  (j) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (k) Borrower and the Subsidiaries may hold additional Investments in any Subsidiary which is not a Qualified Subsidiary to the extent that such Investments reflect an increase in the stockholders' equity of such Subsidiary resulting from retained earnings of such Subsidiary;

                  (l)  Capital Expenditures not prohibited by this Agreement;

                  (m) Investments by any Company in any Subsidiary which is not a Qualified Subsidiary to the extent made in the ordinary course to fund or support the ordinary course operations of such Subsidiary so long as no Default shall have occurred and be continuing; provided, however, that (1) other than with respect to any Subsidiary of which not less than 80% of the Equity Interests are owned directly or indirectly by Borrower, the amount of such Investments made pursuant to this clause (m) shall not exceed $5.0 million in the aggregate outstanding at any time (without giving effect to any write-down or write-off thereof), and (2) all such Investments shall be evidenced by Intercompany Notes, which shall be pledged to Administrative Agent pursuant to the Security Agreement;

                  (n) Borrower or any Subsidiary may hold the Equity Interests of any Subsidiary existing on the Closing Date or created or acquired thereafter in accordance with the provisions hereof and any additional Equity Interests issued in exchange therefor or as a dividend thereon;

                  (o) Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with any Disposition (which shall not be subordinated by its terms to any obligations of the issuer thereof); provided, however, that (1) the aggregate amount of such non-cash consideration received in connection with any such Disposition shall not exceed 25% of the total consideration received in connection with such Disposition, (2) such non-cash consideration is pledged pursuant to the appropriate Security Document, and (3) the aggregate amount of such Investments made and outstanding at any time shall not exceed $25.0 million (without giving effect to any write-downs or write-offs thereof);

                  (p) Investments consisting of or made in order to consummate Acquisitions permitted by Section 9.06(h) or (i) and Acquisitions effected in accordance with Section 9.06(p);

                  (q) Investments (other than any direct or indirect Guaranty Obligation in respect of any Indebtedness, Contingent Obligation or other liabilities or obligations or any Investment which would otherwise be contrary to the purposes of Section 9.28) by Parent in any Unrestricted Subsidiary; provided, however, that (1) Parent shall be in compliance with Section 9.09(D) with respect to any Unrestricted Subsidiary in which such Investment is being made, (2) at the time of making any such Investment no Default shall exist or would arise therefrom, (3) such Investments shall not exceed in the aggregate outstanding at any time (without giving effect to any write-downs or write-offs thereof, but net of any cash returns of capital, cash dividends and cash distributions received in respect thereof) the sum of (I) not more than $25.0 million of the portion of the Net Available Proceeds of any Equity Issuance not required to be applied to the prepayment of the Loans pursuant to Section 2.10(a)(ii) and not previously expended pursuant to Section 9.09(A)(r), plus (II) the Net Available Proceeds of any Excluded Investor Equity Issuance not previously expended pursuant to Section 9.09(A)(r), plus (III) any Net Available Proceeds of any Disposition contemplated by clause (iii) of the definition thereof relating to any Unrestricted Subsidiary other than an Unrestricted Subsidiary of Borrower not required to be applied to the prepayment of the Loans pursuant to Section 2.10(a)(iv) and not previously expended pursuant to Section 9.09(A)(r), and (4) no such Investment shall be permitted to be made with any amount described in the foregoing subclause (3)(I) until after the portion of the Net Available Proceeds of such Equity Issuance required to be applied to the prepayment of the Loans pursuant to Section 2.10(a)(ii) shall have been applied to the prepayment of the Loans; and

                  (r) in addition to the foregoing, other Investments by Borrower or any Subsidiary not exceeding in the aggregate outstanding at any time (without giving effect to any write-downs or write-offs thereof, but net of any cash returns of capital, cash dividends and cash distributions received in respect thereof) the sum of (1) $25.0 million, plus (2) the aggregate sum of the portion of the Net Available Proceeds from all Equity Issuances since the Closing Date not required to be applied to the prepayment of the Loans pursuant to Section 2.10(a)(ii) and not previously expended pursuant to Section 9.09(A)(q), plus (3) any Net Available Proceeds of any Disposition contemplated by clause (iii) of the definition thereof not required to be applied to the prepayment of the Loans pursuant to Section 2.10(a)(iv) and not previously expended pursuant to Section 9.09(A)(q), plus (4) the Net Available Proceeds of any Excluded Investor Equity Issuance not previously expended pursuant to Section 9.09(A)(q); provided, however, that (w) any Investment made pursuant to this Section 9.06(A)(r) that results in $25.0 million or more being then outstanding (without giving effect to any write-downs or write-offs thereof, but net of cash returns of capital, cash dividends and cash distributions received in respect thereof) shall only be made in a Subsidiary or in a Person whom Borrower or a Subsidiary has the power to control the management and affairs thereof as certified to Arrangers by Borrower in an Officers' Certificate delivered prior to the time of the making of such Investment and providing documentation evidencing such control (and such Investment shall be permitted hereunder only so long as Borrower or a Subsidiary has such control), (x) no such Investment shall be permitted to be made with the Net Available Proceeds of any Equity Issuance until after the portion of the Net Available Proceeds of such Equity Issuance required to be applied to the prepayment of the Loans pursuant to Section 2.10(a)(ii) shall have been applied to the prepayment of the Loans, (y) at the time of making any such Investment no Default shall exist or would arise therefrom, and (z) if such Investment is an Investment by Borrower or any Subsidiary in any Unrestricted Subsidiary (whether of Parent or Borrower) such Investment shall not be a direct or indirect Guaranty Obligation of any Indebtedness, Contingent Obligation or other liabilities or obligations of such Unrestricted Subsidiary or otherwise be contrary to the purposes of Section 9.28.

                  (B) No Company shall, directly or indirectly, create or acquire any Subsidiary without the prior written consent of the Majority Lenders, which consent shall not be unreasonably withheld; provided, however, that (1) the provisions of this Section 9.09(B) shall not require the Majority Lenders' consent for (I) the creation or acquisition of direct or indirect Wholly Owned Subsidiaries so long as Section 9.20 is complied with at the time of formation or acquisition thereof, (II) the creation or acquisition of any Subsidiary which is not a Wholly Owned Subsidiary so long as the Investment made in connection therewith complies with Section 9.09(A) and so long as Section
9.20 is complied with at the time of formation or acquisition thereof, and (III) the acquisition of any Subsidiary made in compliance with Section 9.06(o) or (r) so long as Section 9.20 is complied with at the time of such acquisition; and
(2) all Investments in any Subsidiary, including in connection with the creation or acquisition thereof, must comply with Section 9.09(A). Parent shall not permit any Unrestricted Subsidiary to become an obligor with respect to the Parent Notes.

                  (C) No Company shall cause or permit the majority of the members of the board of directors or other governing body of any Company (other than Parent) or Unrestricted Subsidiary to be Persons designated by any Person other than (I) Parent, (II) any Subsidiary of which a majority of the members of the board of directors or other governing body are designees of Parent or Borrower, or (III) any Unrestricted Subsidiary of which the majority of the members of the board of directors or other governing body are designees of Parent or Borrower, except that no Unrestricted Subsidiary may designate any member of the board of directors or other governing body of any Company.

                  (D) No Company shall create or acquire any direct or indirect Unrestricted Subsidiary unless at the time of creation or acquisition thereof
(1) Parent and Borrower shall have or shall have caused the applicable Unrestricted Subsidiary to comply with Section 9.12 and Section 9.13, and (2) the Companies and such Unrestricted Subsidiary shall have entered into a tax sharing agreement which is in full force and effect on terms and conditions satisfactory to Arrangers in their reasonable discretion.

                  9.10. Limitation on Dividend Payments. No Company shall, directly or indirectly, declare or make any Dividend Payment at any time, except:

                  (a) any Subsidiary may declare and make Dividend Payments to Borrower or any Subsidiary;

                  (b) Dividend Payments on the date of consummation of the Mergers necessary to consummate the Transactions in accordance with the Transaction Documents;

                  (c) so long as no Default has occurred and is continuing or would arise therefrom, Borrower may make Dividend Payments to Parent if the proceeds thereof are used at the time of such Dividend Payment by Parent (and Parent may use such Dividend Payments by Borrower as set forth below):

                        (i) to pay out-of-pocket expenses, for administrative,
                  legal and accounting services provided by third parties that are reasonable and customary and incurred in the ordinary course of business for the professional services, or to pay franchise fees and similar costs;

                       (ii) to pay taxes of the Companies and the Unrestricted
                  Subsidiaries which are Subsidiaries of Borrower as part of a consolidated, combined or unitary tax filing group or of the separate operations of Parent which are actually due and payable arising from the ownership of the Equity Interests of Borrower by Parent (not to exceed in any event the amount of tax that Borrower and the Subsidiaries would otherwise pay if not part of such filing group); provided, however, that with respect to any such Dividend Payment relating to taxes attributable to any Unrestricted Subsidiary which is a Subsidiary of Borrower, such payments may only be made in accordance with a tax sharing agreement entered into by the Companies and such Unrestricted Subsidiary in accordance with
                  Section 9.09(D); and

                      (iii) to redeem Equity Interests (other than Disqualified
                  Capital Stock) held by current or former employees or directors of any Company (or their estates or beneficiaries of their estates) upon the death, disability, retirement or termination of employment or directorship, as the case may be, pursuant to any agreement in effect on the Closing Date as in effect on the Closing Date and pursuant to other agreements on substantially similar terms entered into after the Closing Date; provided, however, that the aggregate cash consideration paid, or distributions made, pursuant to this clause (c)(iii) shall not exceed $5.0 million in the aggregate since the Closing Date, plus, in each case, the proceeds of any Excluded Equity Issuance consummated contemporaneously with such purchase or redemption; and

                  (d) so long as no Default under Section 10(a) or 10(d) with respect to Section 9.11 has occurred and is continuing or would arise therefrom, Borrower may after the Parent Interest Trigger Date make Dividend Payments to Parent not earlier than the second Business Day prior to the due date of any scheduled interest payment on the Parent Notes if the proceeds thereof are used at the time of such Dividend Payment by Parent to pay, on the scheduled semiannual interest payments dates, interest accrued on the Parent Notes subsequent to the Parent Interest Trigger Date.

                  Notwithstanding the foregoing, no Dividend permitted by the terms of this Section 9.10 may be made if Borrower has already made an Investment in Parent pursuant to Section 9.09(A)(c)(3) in the amount of such Dividend permitted at such time (it being understood that this Section 9.10 shall not prohibit the forgiveness of a loan made pursuant to Section 9.09(A)(c)(3)).

                  9.11.  Financial Covenants.

                  (a) Maximum Total Leverage Ratio. The Total Leverage Ratio shall not, as of any Test Date during any period set forth in the table below, exceed the ratio set forth opposite such period in the table below:

             Period                                           Ratio
             ------                                           -----

             Closing Date   -  3/31/99                        9.00
               4/1/99       -  6/30/99                        8.75
               7/1/99       -  9/30/99                        8.00
               10/1/99      -  3/31/00                        7.50
               4/1/00       -  6/30/00                        6.75
               7/1/00       -  9/30/00                        6.50
               10/1/00      -  3/31/02                        6.25
               4/1/02       -  6/30/02                        6.00
               7/1/02       -  9/30/02                        5.50
               10/1/02      -  3/31/03                        5.25
               4/1/03       -  and thereafter                 5.00

                  (b) Maximum Senior Leverage Ratio. The Senior Leverage Ratio shall not, as of any Test Date during any period set forth in the table below, exceed the ratio set forth opposite such period in the table below:

             Period                                           Ratio
             ------                                           -----
               7/1/01       -  9/30/01                        5.25
               10/1/01      -  12/31/01                       5.00
               1/1/02       -  3/31/02                        4.75
               4/1/02       -  6/30/02                        4.50
               7/1/02       -  9/30/02                        4.25
               10/1/02      -  and thereafter                 4.00

                  (c) Minimum Interest Coverage Ratio. The Interest Coverage Ratio shall not, as of any Test Date during any period set forth in the table below, be less than the ratio set forth opposite such period in the table below:

              Period                                          Ratio
              ------                                          -----
                7/1/98       -  6/30/99                       1.20
                7/1/99       -  6/30/00                       1.25
                7/1/00       -  6/30/02                       1.50
                7/1/02       -  6/30/03                       1.75
                7/1/03       -  and thereafter                2.00

                  (d) Minimum Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio shall not, as of any Test Date during any period set forth in the table below, be less than the ratio set forth opposite such period in the table below:

              Period                                          Ratio
              ------                                          -----
                7/1/98       -  6/30/02                       1.00
                7/1/02       -  and thereafter                1.10

                  (e) Minimum Pro Forma Debt Service Coverage Ratio. The Pro Forma Debt Service Coverage Ratio shall not, as of any Test Date during any period set forth in the table below, be less than the ratio set forth opposite such period in the table below:

              Period                                          Ratio
              ------                                          -----
                1/1/00       -  6/30/01                       1.10
                7/1/01       -  6/30/02                       1.20
                7/1/02       -  and thereafter                1.25

                  9.12. Pledge or Mortgage of Additional Collateral. Promptly, and in any event within 30 days, after the acquisition of any Property of the type that would have constituted Collateral at the Closing Date (including the Equity Interests of any Subsidiary or Unrestricted Subsidiary hereafter created or acquired) other than Real Property (the "Additional Collateral") and after the creation or acquisition of any Subsidiary or Unrestricted Subsidiary, each Company shall take all action reasonably necessary or desirable, if any, including the execution and delivery of all such agreements, assignments, documents, registers and instruments (including amendments to the Credit Documents) and the filing of appropriate financing statements or other documents under the provisions of the UCC or applicable requirements of any Governmental Authority in each of the offices where such filing is necessary or appropriate, to grant (in the reasonable judgment of Administrative Agent or the Majority Lenders) to Administrative Agent for the benefit of the Issuing Lender, Lenders and Agents a duly perfected first priority Lien on such Property pursuant to appropriate Security Documents.

                  In the event that, after the Closing Date, any Company (including any Subsidiary created or acquired on or after the Closing Date) acquires or holds an interest with a fair market value of $5.0 million or more in any Real Property, such Company shall notify Administrative Agent and, if requested by Majority Lenders or Administrative Agent, (i) take such actions and execute such documents as Administrative Agent or the Majority Lenders shall reasonably require to confirm the Lien of an existing Mortgage, if applicable, or to create a new Mortgage on such additional Real Property and (ii) cause to be delivered to Administrative Agent, on behalf of the Lenders, the documents and instruments reasonably requested by Administrative Agent, including, without limitation, the items set forth in Section 7.01 in respect of Mortgaged Real Property. If requested by Arrangers or the Majority Lenders, Borrower shall obtain at its sole expense and as soon as practicable but in any event not later than 45 days after request therefor, Phase 1 environmental reports from an environmental engineering firm reasonably acceptable to Arrangers with respect to any Real Property held by any Company if not delivered on or prior to the Closing Date.

                  With respect to each such Real Property, each such Company shall cause to be delivered to Administrative Agent, on behalf of the Lenders, the following documents and instruments:

                    (i) a Mortgage encumbering each Mortgaged Real Property in favor of Administrative Agent, for the benefit of Co-Arrangers, Issuing Lender and Lenders, in form for recording in the recording office of each jurisdiction where each such Mortgaged Real Property is situated, together with such other documentation as shall be required to create a lien under applicable law, and other similar statements as are contemplated by counsel for Administrative Agent and the Lenders, all of which shall be in form and substance reasonably satisfactory to Administrative Agent, which Mortgage and other instruments shall be effective to create a first priority Lien on such Mortgaged Real Property subject to no Liens other than Prior Liens applicable to such Mortgaged Real Property;

                   (ii) with respect to each Mortgaged Real Property, such consents, lien waivers, approvals, estoppels, tenant subordination agreements or other instruments as necessary or as shall be reasonably deemed required by Administrative Agent to consummate the transactions contemplated hereby or to grant the Lien contemplated by the Mortgage; and

                  (iii) the following documents and instruments:

                            (1) with respect to each Mortgaged Real Property, if
                  required to obtain the title insurance coverage (if any) required by Administrative Agent, a Survey;

                            (2) with respect to each Mortgaged Real Property,
                  policies or certificates of insurance as reasonably required by the Mortgage relating thereto;

                            (3) with respect to each Mortgaged Real Property,
                  judgment, tax and other lien searches in form and substance satisfactory to Administrative Agent;

                            (4) evidence acceptable to Administrative Agent of
                  payment by Borrower of all title insurance premiums (if any), search and examination charges, survey costs, mortgage recording taxes and related charges required for the recording of the Mortgages and issuance of the title insurance policies (if any) referred to in this Section 9.12;

                            (5) with respect to each Real Property or Mortgaged
                  Real Property, copies of all material leases in which Borrower holds the landlord's or the tenant's interest, each of which shall be reasonably acceptable to Administrative Agent;

                            (6) with respect to each Mortgaged Real Property, an
                  Officer's Certificate that as of the date thereof there (a) has been issued and is in effect, to the extent required, a valid and proper certificate of occupancy of local or foreign equivalent (if any) for the use then being made of such Mortgaged Real Property, (b) has not occurred any uncured material Casualty Event of any Mortgaged Real Property and (c) except as may be disclosed in the Survey of such Mortgaged Real Property delivered pursuant to subclause (iii)(1) of this
                  Section 9.12 above, are no material disputes regarding boundary lines, location, encroachment or possession of such Mortgaged Real Property and no state of facts existing which could reasonably be expected to give rise to any such claim;

                            (7) if required by Administrative Agent or Majority
                  Lenders, a policy (or commitment to issue a policy) of title insurance insuring (or committing to insure) the Lien of such Mortgage as a valid first priority Lien on the real property and fixtures described therein in such amount not to exceed 100% of the fair market value thereof as Administrative Agent may reasonably require which policy (or commitment) shall (a) be issued by the Title Company or another title insurance company acceptable to Administrative Agent, (b) include such reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to Administrative Agent, (c) have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel or other professionals acceptable to the Arranger) as shall be reasonably requested by Administrative Agent, (d) include such affidavits and instruments of indemnifications by Borrower and the applicable Subsidiary as shall be reasonably required to induce such title insurance company to issue the policy or policies (or commitment) and endorsements contemplated in this paragraph (7), and (e) contain no exceptions to title other than exceptions for Prior Liens; and

                            (8) with respect to each Mortgaged Real Property,
                  all such other items as shall be necessary in the opinion of counsel to the Lenders to create a valid perfected first priority mortgage in such Mortgaged Real Property.

                  The costs of all actions taken by the parties in connection with the pledge of Additional Collateral or in connection with any Mortgage, including reasonable costs of counsel for Administrative Agent, shall be paid by the Obligors promptly following written demand.

                  9.13. Security Interests; Further Assurances. Each Company and Unrestricted Subsidiary shall, promptly, upon the reasonable request of Administrative Agent or any Lender, at Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by Administrative Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby, or obtain any consents, including, without limitation, landlord or similar lien waivers and consents, as may be necessary or appropriate in connection therewith.

                  Each Company and Unrestricted Subsidiary shall deliver or cause to be delivered to Administrative Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to Administrative Agent as Administrative Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral.

                  If any Lender determines in good faith that it is required by any Governmental Authority or any Requirement of Law to obtain appraisals as to the market value of any Real Property constituting Collateral, Borrower shall obtain such appraisals as soon as practicable but in any event not less than 45 days after request therefor, at the sole cost and expense of Borrower and in conformity with the requirements of such Governmental Authority and all Requirements of Law, as from time to time in effect.

                  Upon the exercise by Administrative Agent or the Lenders of any power, right, privilege or remedy pursuant to any Credit Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, each Company shall execute and deliver all applications, certifications, instruments and other documents and papers that Administrative Agent or the Lenders may be so required to obtain.

                  9.14. Compliance with Environmental Laws. (a) Each Company and Unrestricted Subsidiary shall comply with all Environmental Laws, and will keep or cause all Real Property to be kept free of any Liens under Environmental Laws, unless failure to do so could not reasonably be expected to have a Material Adverse Effect or subject any Agent, Lender or Issuing Lender to any material risk of damages or liability; (b) in the event of the presence of any Hazardous Material at, on, under or emanating from any Real Property which would reasonably be expected to result in liability under or a violation of any Environmental Law, in each case which could reasonably be expected to have a Material Adverse Effect, each Company and Unrestricted Subsidiary shall undertake, and/or cause any of their respective tenants or occupants to undertake, at their sole expense, any action required pursuant to Environmental Laws to mitigate and eliminate such presence; provided, however, that no Company or Unrestricted Subsidiary shall be required to comply with any order or directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP; (c) each Company shall promptly notify Administrative Agent of the occurrence of any event specified in clause
(b) of this Section 9.14 and shall periodically thereafter keep Administrative Agent informed of any material actions taken in response to such event and the results of such actions; and (d) at the written request of Administrative Agent at any time and from time to time, such Obligor will provide, at such Obligor's sole cost and expense, an environmental site assessment (including, without limitation, the results of any groundwater or other testing, conducted if Administrative Agent directs that such testing be conducted) concerning any Real Property now or hereafter owned, leased or operated by any Company or any Unrestricted Subsidiary, conducted by an environmental consulting firm proposed by such Obligor and approved by Administrative Agent indicating the presence or absence of Hazardous Materials and the potential cost of any required investigation or other response or any corrective action in connection with any Hazardous Materials on, at, under or emanating from such Real Property; provided, however, that such request may be made only if (a) there has occurred and is continuing an Event of Default, (b) Administrative Agent reasonably believes that any Company or any Unrestricted Subsidiary or any such Real Property is not in material compliance with Environmental Law or (c) circumstances exist that reasonably could be expected to form the basis of an Environmental Claim against such Company or Unrestricted Subsidiary or any such Real Property which would have a Material Adverse Effect. If any Obligor fails to provide the same within 60 days after such request was made, Administrative Agent may but is under no obligation to conduct the same, and such Obligor shall grant and hereby grants to Administrative Agent and its agents access to such Real Property and specifically grants Administrative Agent an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at such Obligor's sole cost and expense.

                  9.15. Limitation on Transactions with Affiliates. No Company shall, directly or indirectly: enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any Property, the rendering of any service, or a merger or consolidation), with or for the benefit of any Affiliate (an "Affiliate Transaction") unless such Affiliate Transaction is (i) otherwise not prohibited under this Agreement and
(ii) on fair and reasonable terms that are not less favorable to such Company than those that are reasonably obtainable at the time in an arm's-length transaction with a Person that is not such an Affiliate; provided, however, that the following shall be permitted: (a) Dividend Payments permitted by Section 9.10; (b) reasonable fees and compensation paid to, and customary indemnity and reimbursement provided on behalf of, officers, directors and employees of any Company in the ordinary course of business; (c) loans or advances to employees permitted by Section 9.09; (d) so long as no Event of Default shall have occurred and be continuing, transactions and agreements contemplated by any management agreements entered into with any one or more Excluded Persons so long as the terms and conditions thereof are reasonably satisfactory to Arrangers; or
(e) transactions and agreements in existence on the Closing Date and listed in
Schedule 9.15 (as such agreements are in effect on the Closing Date, the "Existing Affiliate Agreements") and the transactions pursuant to the Existing Affiliate Agreements.

                  9.16. Limitation on Accounting Changes; Limitation on Investment Company Status. No Company shall make or permit, any change in (i) accounting policies or reporting practices, except immaterial changes and except as required by generally accepted accounting principles or (ii) its fiscal year end (December 31 of each year). No Obligor shall be or become an investment company subject to the registration requirements under the United States Investment Company Act of 1940, as amended.

                  9.17. Limitation on Modifications of Certain Documents, Etc. No Company shall, directly or indirectly, consent to any modification, supplement or waiver of, or amend, in any manner which could reasonably be expected to be materially adverse to the Lenders, any of the provisions of any Organic Document or any material contract or agreement. No material change that could reasonably be expected to be adverse to the Lenders may be made to the Merger Agreement, the Laredo JV Agreement, any Supplemental Indenture or the provisions of Parent's certificate of designations or any other agreement or instrument with respect to the New Preferred without the consent of Arrangers and the Majority Lenders.

                  9.18. Interest Rate Protection Agreements. Borrower shall obtain, on or within 90 days after the Closing Date, interest rate protection agreements having terms and with counterparties reasonably satisfactory to Arrangers as shall result in effectively limiting the interest cost to the Companies of 50% of the aggregate principal amount of then outstanding Total Debt of the Companies for a period of at least three years from the date the initial interest rate protection agreements were obtained.

                  9.19. Limitation on Certain Restrictions Affecting Subsidiaries. No Company shall, directly or indirectly, create or otherwise cause or suffer to exist or become effective any direct or indirect encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on such Subsidiary's Equity Interests or any other interest or participation in its profits owned by any Company, or pay any Indebtedness or any other obligation owed to any Company, (b) make Investments in or to any Company, or (c) transfer any of its Property to any Company. The foregoing shall not prohibit (i) any such encumbrances or restrictions existing under or by reason of (x) applicable law, (y) the Credit Documents or (z) the Parent Financing Documents as in effect on the date hereof and any Permitted Refinancing thereof so long as such restriction in such Permitted Refinancing is not more disadvantageous to the Lenders or Borrower than the Parent Financing Documents as in effect on the date hereof, (ii) restrictions on the transfer of assets subject to a Lien permitted under Section 9.07, (iii) customary restrictions on subletting or assignment of any lease governing a leasehold interest of any Company, and (iv) restrictions on the transfer of any Property subject to a Disposition permitted under this Agreement.

                  9.20. Additional Obligors; Cellular Licenses to Be Held by License Subsidiaries. (A) Upon any Company creating or acquiring any Subsidiary after the Closing Date (each such Subsidiary referred to herein as an "Additional Obligor" and collectively as the "Additional Obligors"), Borrower shall (i) cause each such Subsidiary to execute and deliver all such agreements, guarantees, documents and certificates (including any amendments to the Credit Documents and a Joinder Agreement substantially in the form of Exhibit I) as Administrative Agent or the Majority Lenders may reasonably request and do such other acts and things as Administrative Agent may reasonably request in order to have such Subsidiary guarantee the Obligations in accordance with the terms of the Credit Documents, (ii) promptly (I) execute and deliver to Administrative Agent such amendments to the Security Documents as Administrative Agent deems necessary or advisable in order to grant to Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Equity Interests and debt securities of such new Subsidiary which are owned by Borrower or any Subsidiary and required to be pledged pursuant to the Security Agreement, (II) deliver to Administrative Agent the certificates representing such Equity Interests and debt securities, together with (A) in the case of such Equity Interests, undated stock powers endorsed in blank, and (B) in the case of such debt securities, endorsed in blank, in each case executed and delivered by a responsible officer of Borrower or such Subsidiary, as the case may be, (III) cause such new Subsidiary to take such actions necessary or advisable to grant to Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the collateral described in the Security Agreement with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be reasonably requested by Administrative Agent, and (IV) if reasonably requested by Administrative Agent, deliver to Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to Administrative Agent.

                  (B) The Obligors shall cause all Cellular Licenses of any Company to be held, within 180 days of the Closing Date, and at all times thereafter, by one or more License Subsidiaries, except that if any Company shall acquire (including by merger) any Person that holds a Cellular License, Borrower shall cause such Cellular License to be transferred to a License Subsidiary within 10 Business Days of such acquisition.

                  9.21. Limitation on Leases. No Company shall become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any operating lease, unless, immediately after giving effect to the incurrence of liability with respect to such lease, the Consolidated Rental Payments at the time in effect shall not exceed $20.0 million per annum.

                  9.22. Limitation on Change of Principal Place of Business or Corporate Name. No Obligor shall change its principal place of business or its corporate name (other than that of Borrower to American Wireless Corporation) unless it shall have (a) given Administrative Agent at least twenty days' advance written notice of such change, and (b) filed in all necessary jurisdictions such documents as may be necessary to continue without impairment or interruption the perfection and priority of the Liens on the Collateral in favor of Administrative Agent pursuant to the Security Documents.

                  9.23. Limitation on Activities of Parent. Parent shall not conduct any business, incur any obligations (other than under the agreements relating to the Equity Financing, the Credit Documents and the Parent Financing Documents) or hold or acquire any assets (other than the Equity Interests of (i) Borrower, (ii) Unrestricted Subsidiaries and (iii) ConnectOne Communications Corporation, PCPCS Corporation and ICSB Corporation, all of which under this clause (iii) shall become Subsidiaries of Borrower or shall cease to exist within 180 days of the Closing Date) and shall have no operations other than holding such Equity Interests and activities reasonably related thereto.

                  9.24. Limitation on Issuance or Dispositions of Equity Interests of Borrower, Subsidiaries and Unrestricted Subsidiaries. Borrower shall not issue any of its Equity Interests or Equity Rights or permit any Person to own any of its Equity Interests or Equity Rights other than Parent. Parent shall not, directly or indirectly, effect any Disposition of any Equity Interests or Equity Rights of Borrower other than the pledge thereof pursuant to the Security Agreement. No Subsidiary or Unrestricted Subsidiary shall issue, sell, assign, transfer or otherwise dispose of any of its Equity Interests or Equity Rights, except (a) with respect to any Unrestricted Subsidiary, to Parent or one or more Wholly Owned Unrestricted Subsidiaries, (b) with respect to any Subsidiary, to Borrower or a Qualified Subsidiary and (c) directors' qualifying shares as required by law. Neither Borrower nor any Subsidiary shall effect the Disposition of any Equity Interests of any Subsidiary unless all Equity Interests owned by Borrower and the Subsidiaries are sold pursuant thereto in accordance with the Credit Documents, upon which sale the Guarantor of such Subsidiary shall be automatically deemed to be released.

                  9.25. Limitation on Payments or Prepayments of Indebtedness or Modification of Debt Documents. Parent shall not, and shall not cause or permit any Subsidiary to, directly or indirectly:

                  (a) make any payment or prepayment (optional or otherwise) on or redemption of or any payments in redemption, defeasance or repurchase of any Indebtedness (other than the Loans), including the Parent Notes or any Existing Notes (whether in cash, securities or other Property), except (1) regularly scheduled mandatory payments of interest, (2) pursuant to the Note Tender or any Permitted Refinancing or any redemption of the Existing PriCellular Notes not converted on or prior to the Closing Date into Common Equity Interests of PriCellular, (3) the conversion or exchange of any Indebtedness into shares of common Equity Interests of Parent, and (4) exchange of Parent Notes for exchange notes, as contemplated by the definition thereof;

                  (b) amend, supplement, waive or otherwise modify any of the provisions of any Parent Financing Document or (other than in connection with the Note Tender) any Existing Indenture (or any Permitted Refinancing thereof):

                    (i) which shortens the fixed maturity, or increases the rate or shortens the time of payment of interest or dividends on, or increases the amount or shortens the time of payment of any principal, liquidation preference or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of such Indebtedness, or increases the amount of, or accelerates the time of payment of, any fees payable in connection therewith;

                   (ii) which relates to the affirmative or negative covenants, events of default, redemption or repurchase provisions, or remedies under the documents or instruments evidencing such Indebtedness and the effect of which is to subject Parent or any of its Subsidiaries to any more onerous or more restrictive provisions; or

                  (iii) which otherwise adversely affects the interests of the Lenders as senior creditors or the interests of the Lenders under this Agreement or any other Credit Document in any respect; or

                  (c) effect any change in the Indenture in connection with the Exchange Offer or enter into an Exchange Indenture which is different from the Indenture in connection with the Exchange Offer in each case unless the terms thereof are reasonably acceptable to Arrangers.

                  9.26. Casualty and Condemnation. Each Company will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

                  9.27. Tax Sharing Arrangements. No Company shall enter into or permit to exist any tax sharing agreement or similar arrangement unless the same shall have been reviewed by, and consented to, by Arrangers.

                  9.28. Maintenance of Corporate Separateness. Parent shall not permit any Unrestricted Subsidiary to, (a) fail to satisfy customary corporate formalities, including (i) the holding of regular board of directors' and shareholders' meetings, (ii) the maintenance of separate corporate records and
(iii) the maintenance of separate bank accounts in its own name; (b) fail to act solely in its own corporate name and through its authorized officers and agents;
(c) commingle any of its money or other assets with any money or other assets of any Obligor; or (d) take any action, or conduct its affairs in a manner which is reasonably likely to result in the separate corporate existence of the Obligors from the Unrestricted Subsidiaries to be ignored or the assets and liabilities of any Unrestricted Subsidiary being substantively consolidated with those of any Obligor in any Insolvency Proceeding. No Company shall make any payment to any creditor of any Unrestricted Subsidiary or provide any direct or indirect guarantee or other credit support for any Indebtedness or other obligations of any Unrestricted Subsidiary. All financial statements of each Unrestricted Subsidiary distributed to any creditor of an Unrestricted Subsidiary shall clearly state the separateness of such Unrestricted Subsidiary from the Companies.

                  9.29. Changes in Factual Information Regarding the Collateral. Each Company will furnish to the Administrative Agent prompt written notice of any change (i) in any Obligor's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Obligor's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Obligor's identity or corporate structure, (iv) resulting in any tangible Collateral being located in any jurisdiction in which a financing statement must be, but has not been, filed in order to perfect the Administrative Agent's Liens, or (v) in any Obligor's Federal Taxpayer Identification Number. Each Company will not effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

                  Section 10. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

                  (a) (i) Borrower shall default in the payment when due (whether at stated maturity upon prepayment or repayment or acceleration or otherwise) of any principal of any Loan or Reimbursement Obligation, or (ii) Borrower shall default in the payment when due of interest on any Loan or any Reimbursement Obligation or any fee or any other amount payable by it hereunder or under any other Credit Document when due and such default under this clause (ii) shall have continued unremedied for three or more Business Days; or

                  (b) Any Company shall default in the payment when due of any principal of or interest on any of its Indebtedness (other than the Loans) aggregating $5.0 million or more, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, after giving effect to any consents or waivers relating thereto obtained before the expiration of any such period of grace; or any event specified in any note, agreement, indenture or other document evidencing or relating to any Indebtedness aggregating $5.0 million or more if the effect of such event (after giving effect to any consents or waivers relating thereto obtained before the expiration of any such period of grace) is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or

                  (c) Any representation or warranty made or deemed made in any Credit Document (or in any modification or supplement thereto) by any Company or in any certificate furnished to any Creditor pursuant to the provisions thereof, shall prove to have been false or misleading as of the time made, deemed made or furnished in any material respect; or

                  (d) Any Obligor shall default in the performance of any of its obligations under any of Sections 9.01(f), 9.06 through 9.11, 9.15, 9.19, 9.24, or 9.25; or any Obligor shall default in the performance of any of its obligations under Section 5.02 of the Security Agreement; or Borrower shall default in the performance of its obligations under
         Section 9.01(e) or (k) and such default shall continue unremedied for five Business Days; or any Obligor shall default in the performance of any of its other obligations in this Agreement, the Security Documents or the Letter of Credit Documents and such default shall continue unremedied for a period of thirty days after written notice thereof to such Obligor and Borrower by Administrative Agent or any Lender; or any Unrestricted Subsidiary shall default in the performance of any of its obligations under Section 5.02 of the Unrestricted Subsidiary Pledge Agreement; or any Unrestricted Subsidiary shall default in the performance of any of its other obligations in the Unrestricted Subsidiary Pledge Agreement and such default shall continue unremedied for a period of thirty days after written notice thereof to such Unrestricted Subsidiary and Borrower by Administrative Agent or any Lender; or

                  (e) Any Company or Significant Unrestricted Subsidiary shall not, or shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                  (f) Any Company or Significant Unrestricted Subsidiary shall
         (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence or consents to any Insolvency Proceeding, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts,
         (v) fail to controvert within 45 days or in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary Insolvency Proceeding, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                  (g) (i) Any Insolvency Proceeding is commenced or filed against any Company or Significant Unrestricted Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against any Company or Significant Subsidiary, and either (1) such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 45 days after commencement, filing or levy or (2) such proceeding shall not be actively contested by such Company or Significant Unrestricted Subsidiary; (ii) any Company or Significant Unrestricted Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; (iii) any Company or Significant Unrestricted Subsidiary acquiesces in the appointment of a receiver, receiver and manager, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar person for itself or a substantial portion of its Property or business; or (iv) an order of relief against any Company or Significant Unrestricted Subsidiary shall be entered in any Involuntary Proceeding; or

                  (h) A final judgment or judgments for the payment of money in excess of $5.0 million in the aggregate (exclusive of judgment amounts to the extent covered by insurance) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any Company and the same shall not be discharged (or provision shall not be made for such discharge), vacated or bonded pending appeal, or a stay of execution thereof shall not be procured, within 45 days from the date of entry thereof and such Company shall not, within said period of 45 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (i) An ERISA Event shall have occurred that, in the opinion of the Majority Lenders, when taken together with all other ERISA Events that have occurred, is reasonably likely to result in liability of any Company in an aggregate amount exceeding $5.0 million; or

                  (j)  Any Change of Control shall occur; or

                  (k) Any Security Document after delivery thereof by any Obligor at any time shall cease to be in full force and effect or shall for any reason fail to create or cease to maintain a valid and duly perfected first priority security interest in and Lien upon (subject to Prior Liens and other Liens expressly permitted by the terms of the applicable Security Document) any material portion of the Collateral; or

                  (l) Any Guarantee ceases to be in full force and effect; or

                  (m) Any Credit Document or any material provision thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a Proceeding shall be commenced by any Company or any other Person, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Company shall repudiate or deny that it has any liability or obligation for the payment of principal or interest or other obligations purported to be created under any Credit Document; or

                  (n) Any non-monetary judgment, order or decree is entered against any Company which is reasonably likely to have a Material Adverse Effect, and there shall be any period of 45 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (o) The FCC shall deliver to any Company an order to show cause why an order of revocation should not be issued based upon any alleged attribution of alien ownership (within the meaning of 47 U.S.C.
         Section 310(b) and any interpretation of the FCC thereunder) to any Company and (i) such order shall not have been rescinded within 45 days after such delivery, with respect to any material Cellular License or
         (ii) in the reasonable judgment of the Majority Lenders, proceedings by or before the FCC related to such order are reasonably likely to result in one or more orders of revocation and would constitute an Event of Default under Section 10(o); or

                  (p) One or more Cellular Licenses shall be terminated or revoked such that any Company is no longer able to operate the related Cellular System or any portion thereof and retain the revenue received therefrom or one or more Cellular Licenses shall fail to be renewed at the stated expiration thereof such that any Company is no longer able to operate the related Cellular System or any portion thereof and retain the revenue received therefrom, except with respect to any of the foregoing in the event that the termination, revocation or failure to renew is with respect to any Cellular License that is not material (it being understood that material Cellular Licenses shall include (but not be limited to) any Cellular License relating to 10% or more of Operating Cash Flow of Borrower for the most recently ended two consecutive fiscal quarters); or

                  (q) the existing President or Chief Executive Officer of Parent and Borrower shall cease for any reason to be President or Chief Executive Officer, as the case may be, and there shall not be a replacement President or Chief Executive Officer, as the case may be, reasonably satisfactory to Arrangers and the Majority Lenders within 90 days; or

                  (r) the Mergers shall not be consummated in all material respects in accordance with this Agreement and (in the case of the PriCellular Merger) the Merger Agreement substantially concurrently with the making of the initial extensions of credit hereunder or the Mergers shall be unwound, reversed or otherwise rescinded in whole or in any material part for any reason; or

                  (s) any Existing PriCellular Notes that have not been converted into common equity of PriCellular shall not have been irrevocably called for redemption on the Closing Date or shall be outstanding on the date which is 50 days after the Closing Date;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 10, Administrative Agent may, and upon written direction of the Majority Lenders shall, by notice to Borrower, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by Borrower hereunder and under the Notes (including any amounts payable under Section 5.05 or 5.06) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower, reduce any claim to judgment, take any other action permitted by law and/or take any action permitted to be taken by the Security Documents during the existence of an Event of Default; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this
Section 10, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by Borrower hereunder and under the Notes (including any amounts payable under Section 5.05 or 5.06) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower.

                  In addition, Borrower agrees, upon the occurrence and during the continuance of any Event of Default if Administrative Agent has declared the principal amount then outstanding of, and accrued interest on, the Revolving Credit Loans, and all other amounts payable to the Revolving Credit Lenders hereunder and under the Notes evidencing such Loans to be due and payable, it may and shall, if requested by the Majority Revolving Credit Lenders through Administrative Agent (and, in the case of any Event of Default referred to in clause (f) or (g) of this Section 10 with respect to any Company, forthwith, without any demand or the taking of any other action by Administrative Agent or such Lenders) provide cover for the Letter of Credit Liabilities by paying to Administrative Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by Administrative Agent in the Collateral Account as collateral security in the first instance for the Letter of Credit Liabilities and be subject to withdrawal only as provided in the Security Agreement and the Unrestricted Subsidiary Pledge Agreement.

                  Section 11.  Agents.

                  11.01. General Provisions. Each of the Lenders, the Issuing Lender and Syndication Agent hereby irrevocably appoints Administrative Agent as its agent and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof and the Security Documents, together with such actions and powers as are reasonably incidental thereto. Administrative Agent agrees to give promptly to each Lender a copy of each notice or other document received by it pursuant to any Credit Document (other than any that are required to be delivered to the Lenders by any Credit Party).

                  The Lender or other financial institution serving as any Agent or Issuing Lender hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not such Agent or Issuing Lender, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Company or other Affiliate thereof as if it were not such Agent or Issuing Lender hereunder.

                  No Agent or Issuing Lender shall have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Agent or Issuing Lender shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent or Issuing Lender shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent or Issuing Lender is required to exercise in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.04), and (c) except as expressly set forth herein, no Agent or Issuing Lender shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Company that is communicated to or obtained by the financial institution serving as such Agent or Issuing Lender or any of its Affiliates in any capacity. No Agent or Issuing Lender shall be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.04) or in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to Administrative Agent and such Agent by Borrower or a Lender, and no Agent or Issuing Lender shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Credit Document or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Section 7 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

                  Each Agent and Issuing Lender shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent and Issuing Lender also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent and Issuing Lender may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Agent and Issuing Lender may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Agent or Issuing Lender. Each Agent and Issuing Lender shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Majority Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action (it being understood that this provision shall not release Administrative Agent from performing any action with respect to Borrower expressly required to be performed by it pursuant to the terms hereof) under this Agreement. Each Agent and Issuing Lender shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Majority Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  Each Agent and Issuing Lender may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent or Issuing Lender and reasonably acceptable to Borrower. Each Agent, Issuing Lender and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates, directors, officers, employees, agents and advisors ("Related Parties"). The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and Issuing Lender and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities of such Agent or Issuing Lender.

                  Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, any Agent may resign at any time by notifying the Lenders, the Issuing Lender (with respect to Administrative Agent only) and Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor which, so long as no Event of Default is continuing, shall be reasonably acceptable to Borrower. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Lender, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank which, so long as no Event of Default is continuing, shall be reasonably acceptable to Borrower. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the Agent's resignation hereunder, the provisions of this Section 11 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as such Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon any Agent, Issuing Lender or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, Issuing Lender or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder. No Agent or Issuing Lender shall be deemed a trustee or other fiduciary on behalf of any party.

                  11.02. Indemnification. Each Lender agrees to indemnify and hold harmless each Agent and the Issuing Lender (to the extent not reimbursed under Section 12.03, but without limiting the obligations of Borrower under
Section 12.03), ratably in accordance with the aggregate principal amount of the respective Commitments of and/or Loans and Reimbursement Obligations held by the Lenders (or, if all of the Commitments shall have been terminated or expired, ratably in accordance with the aggregate outstanding amount of the Loans and Reimbursement Obligations held by the Lenders), for any and all liabilities (including pursuant to any Environmental Law), obligations, losses, damages, penalties, actions, judgments, deficiencies, suits, costs, expenses (including reasonable attorney's fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against such Agent or Issuing Lender (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of any Credit Document or any other documents contemplated by or referred to therein for any action taken or omitted to be taken by such Agent or Issuing Lender under or in respect of any of the Credit Documents or other such documents or the transactions contemplated thereby (including the costs and expenses that Borrower is obligated to pay under Section 12.03, and including also any payments under any indemnity that Administrative Agent is required to issue to any Lender referred to in Section 4.01(c) of the Security Agreement or Section 4.01(c) of the Unrestricted Subsidiary Pledge Agreement, or to any bank referred to in Section
4.02 of the Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Lender shall be liable for any of the foregoing to the extent they are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the party to be indemnified. The agreements set forth in this Section 11.02 shall survive the payment of all Loans and other obligations hereunder and shall be in addition to and not in lieu of any other indemnification agreements contained in any other Credit Document.

                  11.03. Consents Under Other Credit Documents. Except as otherwise provided in this Agreement and the other Credit Documents, Administrative Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the other Credit Documents.

                  11.04. Collateral Sub-Agents. Each Lender by its execution and delivery of this Agreement agrees, as contemplated by Section 4.03 of the Security Agreement, that, in the event it shall hold any Permitted Investments referred to therein, such Permitted Investments shall be held in the name and under the control of such Lender, and such Lender shall hold such Permitted Investments as a collateral sub-agent for Administrative Agent thereunder. Borrower by its execution and delivery of this Agreement hereby consents to the foregoing.

                  Section 12.  Miscellaneous.

                  12.01. Waiver. No failure on the part of any Creditor to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  12.02. Notices. All notices, requests and other communications provided for herein and under the Security Documents (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by facsimile) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (or as to any Guarantor, as so specified for Borrower) or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by facsimile or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. Any Notice of Borrowing or Notice of Continuation/Conversion shall be deemed to have been received when actually received.

                  12.03. Expenses, Indemnification, Etc. (a) The Obligors, jointly and severally, agree to pay or reimburse:

                    (i) the Issuing Lender, Syndication Agent and Administrative Agent for all of their reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of legal counsel) in connection with (1) the negotiation, preparation, execution and delivery of the Credit Documents and the extension of credit hereunder,
         (2) the negotiation or preparation of any modification, supplement or waiver of any of the terms of any Credit Document (whether or not consummated or effective) and (3) the syndication of the Loans and Commitments;

                   (ii) each of the Lenders, the Issuing Lender and Administrative Agent for all reasonable out-of-pocket costs and expenses of the Lenders, the Issuing Lender and Administrative Agent (including the reasonable fees and expenses of legal counsel) in connection with (1) any enforcement or collection proceedings resulting from any Default, including all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated), (2) the enforcement of this
         Section 12.03 and (3) any documentary taxes; and

                  (iii) Administrative Agent for all reasonable costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Credit Document or any other document referred to therein.

                  (b) The Obligors, jointly and severally, hereby agree to indemnify each Creditor and their respective Affiliates, directors, trustees, officers, employees and agents (each, an "Indemnitee") from, and hold each of them harmless against, and that no Indemnitee will have any liability for, any and all Losses incurred by any of them (including any and all Losses incurred by Administrative Agent, Syndication Agent or the Issuing Lender to any Lender, whether or not any Creditor is a party thereto) directly or indirectly arising out of or by reason of or relating to the negotiation, execution, delivery, performance, administration or enforcement of any Credit Document, any of the transactions contemplated by the Credit Documents, any breach by any Obligor of any representation, warranty, covenant or other agreement contained in any of the Credit Documents in connection with any of the Transactions, the use or proposed use of any of the Loans or Letters of Credit, the issuance of or performance under any Letter of Credit or the use of any collateral security for the Loans (including the exercise by any Creditor of the rights and remedies or any power of attorney with respect thereto and any action or inaction in respect thereof), but excluding any such Losses to the extent finally determined by a court of competent jurisdiction in a final and nonappealable judgment to have arisen from the gross negligence or bad faith of the Indemnitee.

                  Without limiting the generality of the foregoing, the Obligors, jointly and severally, will indemnify each Creditor and each other Indemnitee from, and hold each Creditor and each other Indemnitee harmless against, any Losses described in the preceding sentence arising under any Environmental Law as a result of (A) the past, present or future operations of any Company (or any predecessor in interest to any Company), (B) the past, present or future condition of any site or facility owned, operated, leased or used at any time by any Company (or any such predecessor in interest), or (C) any Release or threatened Release of any Hazardous Materials at, on, under or from any such site or facility, including any such Release or threatened Release that shall occur during any period when any Creditor shall be in possession of any such site or facility following the exercise by such Creditor of any of its rights and remedies hereunder or under any of the Security Documents; provided, however, that the indemnity hereunder shall be subject to the exclusions from indemnification set forth in the preceding sentence.

                  To the extent that the undertaking to indemnify and hold harmless set forth in this Section 12.03 or any other provision of any Credit Document providing for indemnification is unenforceable because it is violative of any law or public policy or otherwise, the Obligors, jointly and severally, shall contribute the maximum portion that each of them is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by any of the Persons indemnified hereunder.

                  The Obligors also agree that no Indemnitee shall have any liability (whether direct or indirect, in contract or tort or otherwise) for any Losses to any Obligor or any Obligor's security holders or creditors resulting from, arising out of, in any way related to or by reason of any matter referred to in any indemnification or expense reimbursement provisions set forth in this Agreement or any other Credit Document, except to the extent that any Loss is determined by a court of competent jurisdiction in a final nonappealable judgment to have resulted from the gross negligence or bad faith of such Indemnitee.

                  The Obligors agree that, without the prior written consent of Administrative Agent, Syndication Agent and the Majority Lenders which consent shall not be unreasonably withheld, no Obligor will settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification is reasonably likely to be sought under the indemnification provisions of this Section 12.03 (whether or not any Indemnitee is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional written release of each Indemnitee from all liability arising out of such Proceeding and does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnitee and does not involve any payment of money or other value by any Indemnitee or any injunctive relief or factual findings or stipulations binding on any Indemnitee.

                  12.04. Amendments, Etc. (i) No provision of any Credit Document may be amended, modified or supplemented except by an instrument in writing signed by the Obligors party thereto and the Majority Lenders, or by the Obligors party thereto and Administrative Agent acting with the written consent of the Majority Lenders, and no provision of any Credit Document may be waived except by an instrument in writing signed by the Obligors party thereto and the Majority Lenders, or by the Obligors party thereto and Administrative Agent acting with the written consent of the Majority Lenders; provided, however, that:

                  (a) no amendment or waiver shall, unless by an instrument signed by all of the Lenders or by Administrative Agent acting with the written consent of each Lender (with Obligations directly affected in the case of clause (I)): (I) extend the scheduled final maturity of any Loan or Note, or extend the stated expiration date of any Letter of Credit beyond the Revolving Credit Commitment Termination Date (it being understood that the termination date of the Increased Facility Amount, if part of the Revolving Credit Facility, may be a date later than the Revolving Credit Commitment Termination Date without requiring the consent of each Lender), or reduce the rate of interest (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to clause (b) of Section 3.02) or fees thereon, or extend the time of payment of interest or fees thereon, or reduce the principal amount thereof, or make any change to the definition of Applicable Margin or Applicable Revolving Credit Fee Percentage, (II) extend the final maturity of any of the Commitments (or reinstate any Commitment terminated pursuant to Section 10) (it being understood that the addition of the Increased Facility Amount with a longer maturity by itself shall not be deemed to be an extension of a Commitment that is required of each Lender), (III) change the currency in which any Obligation is payable, (IV) amend the terms of this Section 12.04 or
         Section 4.07, 5 or 11.03, (V) reduce the percentages specified in the definition of the term "Majority Lenders" or "Supermajority Lenders" or amend any provision of any Credit Document requiring the consent of all the Lenders or reduce any other percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof (it being understood that, the Increased Facility Amount, if extended by any Lender, shall be, and with the consent of the Majority Lenders, other additional extensions of credit pursuant to this Agreement may be, included in the determination of the Majority Lenders and Supermajority Lenders without notice to or consent of any other Lender or Agent on substantially the same basis as the Commitments (and related extensions of credit) are included on the Closing Date), (VI) release any Guarantor from its obligations under
         Section 6 (unless permitted by this Agreement), (VII) consent to the assignment or transfer by any Obligor of any of its rights and obligations under any Credit Document, (VIII) release all or substantially all the Collateral or terminate the Lien under any Credit Document in respect of all or substantially all the Collateral (except as permitted by the Credit Documents) or agree to additional obligations (other than the Obligations and the Increased Facility Amount) being secured by the Collateral, (IX) waive the requirement that nine and twelve month LIBOR interest periods require the consent of all Lenders or (X) amend Section 12.03 or any other indemnification and expense reimbursement provision set forth in any Credit Document (it being understood that any prepayment required by Section 2.10(a) may be waived or amended by the Majority Lenders);

                  (b) no such amendment or waiver shall increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that amendments or waivers of conditions precedent, covenants or Defaults shall not constitute an increase of the Commitment of any Lender);

                  (c) any modification or supplement of or waiver with respect to Section 11 which affects any Agent in their respective capacities as such shall require the consent of such Agent;

                  (d) no consent of any Lender need be obtained, and Administrative Agent is hereby authorized, to release any Lien securing the Obligations on Property which is the subject of any disposition permitted by the Credit Documents and to release any Guarantee of a Subsidiary upon the sale of all of the Equity Interests of such Subsidiary in accordance with the Credit Documents;

                  (e) subject to clause (a)(I) above of this proviso to this
         Section 12.04(i), (x) the consent of all of the Lenders of the Term Loan Tranche affected as well as the Supermajority Lenders shall be required with respect to any extension of any scheduled Amortization Payment or any reduction in the amount of any scheduled Amortization Payment and (y) the consent of all Revolving Credit Lenders and the Supermajority Lenders shall be required with respect to any change in
         Section 2.04 (ii) that would result in an increase in any amount under the column "Remaining Amount" (other than solely by addition of the Increased Facility Amount) (it being understood that, subject to clause
         (f) below of this Section 12.04, any prepayment required by Section
         2.10 (and any corresponding reduction of the Revolving Credit Commitments) may be modified, supplemented or waived by the Majority Lenders);

                  (f) no modification, supplement or waiver shall, unless by an instrument signed by the Supermajority Lenders of the Affected Class or by Administrative Agent acting with the written consent of the Supermajority Lenders of the Affected Class, change the timing of the receipt or the application of mandatory prepayments hereunder as among the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans or the order in which any such prepayment is applied to the Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans (although any required prepayment set forth in Section 2.10 may otherwise be modified, supplemented or waived by the Majority Lenders); provided, however, that if the Increased Facility Amount is extended as a new term loan facility, such new term loan facility may be treated on the same terms (including pro rata application of prepayments) as the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans without such consent;

                  (g) no reduction of the percentage specified in the definition of "Majority Revolving Credit Lenders," "Majority Tranche A Term Loan Lenders," "Majority Tranche B Term Loan Lenders" or "Majority Tranche C Term Loan Lenders" shall be made without the consent of each Revolving Credit Lender, each Tranche A Term Loan Lender, each Tranche B Term Loan Lender or each Tranche C Term Loan Lender, respectively (it being understood that only the Class of such Loan to which such definition relates need consent to any such reduction and that the Increased Facility Amount, if extended by any Lender, shall be, and, with the consent of the Majority Lenders, other additional extensions of credit pursuant to this Agreement may be, included in any such definition without notice to or consent of any other Lender or Agent on substantially the same terms as the Commitments (and related extensions of credit) are included on the Closing Date);

                  (h) no reduction of the percentage specified in the definition of (I) "Majority Term Lenders" shall be made without the consent of the Majority Tranche A Term Loan Lenders, the Majority Tranche B Term Loan Lenders and the Majority Tranche C Term Loan Lenders or (II) "Supermajority Lenders of the Affected Class" shall be made without the consent of each Term Loan Lender (it being understood, that the Increased Facility Amount, if extended by any Lender, shall be, and, with the consent of the Majority Lenders, additional extensions of credit pursuant to this Agreement may be, included in either such definition without notice to or consent of any other Lender or Agent on substantially the same terms as the Commitments (and related extensions of credit) are included on the Closing Date);

                  (i) no amendment or waiver shall make any change to Section 2.01(f) or the definitions of "Swing Loan Commitment," "Swing Loan Maturity Date" or "Swing Loans" or the Swing Loan Note without the consent of the Swing Loan Lender;

                  (j) no amendment or waiver shall affect the rights or duties of the Issuing Lender in its capacity as such or alter the obligation of any Revolving Credit Lender pursuant to Section 2.03(e) or 2.03(f) without the consent of the Issuing Lender;

                  (k) no consent of any Lender need be obtained to effect any amendment of any Credit Document necessary to comply with Section 9.12 or Section 9.20; and

                  (l) no amendment, modification, supplement or waiver may be made to any condition precedent to any extension of credit under the Revolving Credit Facility set forth in subsection 7.02 without the written consent of the Majority Revolving Credit Lenders, it being understood that no amendment to or waiver of any representation or warranty or any covenant contained in this Agreement or any other Credit Document, or of any Default, shall be deemed to be effective for purposes of determining whether the conditions precedent set forth in subsection 7.02 to the making of any extension of credit under the Revolving Credit Loans have been satisfied unless the Majority Revolving Credit Lenders shall have consented to such amendment or waiver.

                (ii) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by Section 12.04(i)(a) (other than clause (I) of such section), the consent of the Majority Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Borrower shall have the right to replace each such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more Replacement Lenders pursuant to Section 2.11 so long as at the time of such replacement each such Replacement Lender consents to the proposed change, waiver, discharge or termination; provided, however, that Borrower shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to clause (I) of Section 12.04(i)(a).

                  12.05. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  12.06. Assignments and Participations. (a) No Obligor may assign its respective rights or obligations hereunder or under the Notes or any other Credit Document without the prior written consent of all of the Lenders.

                  (b) Each Lender may assign to any Eligible Person any of its Loans, its Notes, its Letter of Credit Interests and its Commitments (but only with the consent (which shall not be unreasonably withheld, delayed or conditioned) of Borrower and Arrangers and, in the case of the Revolving Credit Commitments, the Issuing Lender); provided, however, that (i) no such consent by Borrower, the Issuing Lender or Arrangers shall be required in the case of any assignment to another Lender or any Lender's Affiliate or an Approved Fund of any Lender (in which case, the assignee and assignor Lenders shall give notice of the assignment to Arrangers); (ii) no consent of Borrower or Arrangers need be obtained if any Event of Default shall have occurred and be continuing; (iii) each assignment, other than to a Lender or any Lender's Affiliate or an Approved Fund of any Lender and other than any assignment effected by Merrill Lynch Capital Corporation or Toronto Dominion (Texas), Inc. or any of their respective Affiliates in connection with the syndication of the Commitments and/or Loans, shall be in an aggregate amount at least equal to $5.0 million unless the assigning Lender's exposure is reduced to $0 or unless Borrower and Arrangers otherwise agree and (iv) in no event may any such assignment be made to any Obligor or any of its Affiliates without consent of all Lenders. Any assignment of a Loan shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of a Loan shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan (if a Note was issued in respect thereof), accompanied by an instrument in writing substantially in the form of Exhibit F, and upon consent thereto by Borrower, Arrangers and the Issuing Lender to the extent required above (none of which consents to be unreasonably withheld), one or more new Notes (if requested by the New Lender) in the same aggregate principal amount shall be issued to the designated assignee and the old Notes shall be returned by Administrative Agent to Borrower marked "cancelled". Upon execution and delivery by the assignee to Borrower and Arrangers of an instrument in writing substantially in the form of Exhibit F, and upon consent thereto by Borrower, Arrangers and the Issuing Lender to the extent required above (none of which consents to be unreasonably withheld), and in the case of a Loan, upon appropriate entries being made in the Register the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of Administrative Agent), the obligations, rights and benefits of a Lender hereunder holding the Commitment(s), Loans (or portions thereof) and Letter of Credit Interests assigned to it (in addition to the Commitment(s), Letter of Credit Interests and Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon any such assignment (other than to a Lender or any Affiliate of a Lender or any Approved Fund and other than any assignment by Merrill Lynch Capital Corporation or any of its Affiliates) the assignee Lender shall pay a fee of $3,500 to Administrative Agent. Upon any such assignment, certain rights and obligations of the assigning Lender shall survive as set forth in Section 12.07. Each assignment shall be made pursuant to an agreement substantially in the form of Exhibit L.

                  (c) A Lender may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans and Letter of Credit Interests held by it, or in its Commitments, in which event each purchaser of a participation (a "Participant") shall be entitled to the rights and benefits of the provisions of Section 5 (provided, however, that no Participant shall be entitled to receive any greater amount pursuant to Section 5 than the transferor Lender would have been entitled to receive in respect of the participation effected by such transferor Lender had no participation occurred) with respect to its participation in such Loans, Letter of Credit Interests and Commitments as if such Participant were a "Lender" for purposes of said Section, but, except as otherwise provided in Section 4.07(c), shall not have any other rights or benefits under this Agreement or any Note or any other Credit Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by Borrower to any Lender under Section 5 in respect of Loans, Letter of Credit Interests and its Commitments shall be no greater than the amount that would have applied if such Lender had not sold or agreed to sell any participation in such Loans, Letter of Credit Interests and Commitments, and as if such Lender were funding each of such Loan, Letter of Credit Interests and Commitments in the same way that it is funding the portion of such Loan, Letter of Credit Interests and Commitments in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Credit Document, except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to any modification or amendment set forth in subclauses (I),
(II), (III) or (VIII) of clause (a) of the proviso to Section 12.04.

                  (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Lender may assign and pledge all or any portion of its Loans and its Notes to any United States Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank and, in the case of a Lender that is an investment fund, any such Lender may assign or pledge all or any portion of its Loans and its Notes to its trustee in support of its obligations to its trustee, without notice to or consent of Borrower, Administrative Agent, Arrangers or Issuing Lender. No such assignment shall release the assigning Lender from its obligations hereunder.

                  (e) A Lender may furnish any information concerning any Company in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) subject, however, to and so long as the recipient agrees in writing to be bound by the provisions of Section 12.11. In addition, each of Administrative Agent and Syndication Agent may furnish any information concerning any Obligor or any of its Affiliates in Administrative Agent's or Syndication Agent's possession to any Affiliate of Administrative Agent or Syndication Agent, subject, however, to the provisions of Section 12.11. The Obligors shall assist any Lender in effectuating any assignment or participation pursuant to this Section 12.06 (including during syndication) in whatever manner such Lender reasonably deems necessary, including participation in meetings with prospective transferees.

                  12.07. Survival. The obligations of the Obligors under Sections 5.01, 5.05, 5.06 and 12.03, the obligations of each Guarantor under
Section 6.03, and the obligations of the Lenders under Sections 5.06 and 11.02, shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments, Loans or Letter of Credit Interest hereunder, shall (to the extent relating to such time as it was a Lender) survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit, herein or pursuant hereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the Notes and the making of any extension of credit hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty and regardless of whether any such representation or warranty under the Merger Agreement survives the Mergers.

                  12.08. Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  12.09. Counterparts; Interpretation; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, other than the indemnity, confidentiality, waiver of jury trial and governing law provisions of the Commitment Letter, which are not superseded and survive. Except as provided in Section 7.01, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  12.10. Governing Law; Submission to Jurisdiction; Waivers; Etc. Each Credit Document shall be governed by, and construed in accordance with, the law of the State of New York, without regard to the principles of conflicts of laws thereof (except in the case of the other Credit Documents, to the extent otherwise expressly stated therein). Each Obligor hereby irrevocably and unconditionally: (I) submits for itself and its Property in any Proceeding relating to any Credit Document to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Supreme Court of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; (II) consents that any such Proceeding may be brought in any such court and waives trial by jury and any objection that it may now or hereafter have to the venue of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (III) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Borrower at its address set forth in Section 12.02 or at such other address of which Administrative Agent shall have been notified pursuant thereto; and
(IV) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                  12.11. Confidentiality. Each Lender agrees to keep confidential information obtained by it pursuant hereto and the other Credit Documents confidential in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's employees, representatives, directors, attorneys, auditors, agents, professional advisors, trustees or affiliates who are advised of the confidential nature of such information or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provision of this Section 12.11), (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source of such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law (including applicable securities laws), regulation, subpoena or judicial order or process (provided that notice of such requirement or order shall be promptly furnished to Borrower unless such notice is legally prohibited) or requested or required by bank, securities, insurance or investment company regulations or auditors or any administrative body or commission (including the Securities Valuation Office of the National Association of Insurance Commissioners) to whose jurisdiction such Lender may be subject, (d) to any rating agency to the extent required in connection with any rating to be assigned to such Lender, (e) to assignees or participants or prospective assignees or participants who agree to be bound by the provisions of this
Section 12.11, (f) to the extent required in connection with any litigation between any Obligor and any Lender with respect to the Loans or this Agreement and the other Credit Documents or (g) with Borrower's prior written consent.

                  12.12. Independence of Representations, Warranties and Covenants. The representations, warranties and covenants contained herein shall be independent of each other and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exception be deemed to permit any action or omission that would be in contravention of applicable law. Notwithstanding anything herein to the contrary, any matter identified on a Schedule to this Agreement shall be deemed to be set forth on all other Schedules to this Agreement for purposes of determining compliance with any of the representations, warranties or covenants contained herein.

                  12.13. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

                  12.14. Acknowledgments. The Obligors hereby acknowledge that:
(a) each of them has been advised by counsel in connection with the negotiation, execution and delivery of the Credit Documents; (b) no Creditor has any fiduciary or similar relationship to any Obligor and the relationship between the Creditors on the one hand, and the Obligors, on the other hand, is solely that of debtor and creditor; and (c) no joint venture exists among the Creditors or among the Obligors and the Creditors.

                            [Signature Pages Follow]


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                       AMERICAN CELLULAR WIRELESS LLC

                                       By:   /s/ James J. Walter
                                             --------------------------------
                                             Name:  James J. Walter
                                             Title:

                                       Address for Notices:

                                         1336 Basswood, Suite F
                                         Schaumburg, IL  60173

                                       Contact Person:  James Walter, Jr.

                                         Telecopier No.:  (847) 843-9091
                                         Telephone No.:  (847) 843-9081


                                       GUARANTORS:

                                       AMERICAN CELLULAR
                                       CORPORATION CONNECTONE
                                         COMMUNICATIONS CORPORATION
                                       PCPCS CORPORATION
                                       ICSB CORPORATION
                                       ALTON CELLTELCO CELLULAR CORPORATION
                                       ALEXANDRA CELLULAR CORPORATION
                                       AMRO CELLULAR CORPORATION
                                       BUNYON CELLULAR CORPORATION
                                       CELLULAR INFORMATION SYSTEMS OF
                                         LAREDO, INC.
                                       CENTRAL KENTUCKY CELLULAR CORPORATION
                                       CHILL CELLULAR CORPORATION
                                       CHIPPEWA CELLULAR CORPORATION
                                       DUTCHESS COUNTY CELLULAR
                                         TELEPHONE COMPANY, INC.
                                       DULUTH/SUPERIOR CELLULAR, INC.
                                       EASTERN WIRELESS CELLULAR CORPORATION
                                       FIVE CELLULAR CORPORATION
                                       FOUR CELLULAR CORPORATION
                                       GILRO CELLULAR CORPORATION
                                       JESSICA CELLULAR CORPORATION
                                       KYLE CELLULAR CORPORATION
                                       MARATHON CELLULAR CORPORATION
                                       MINNESOTA SIX CELLULAR CORPORATION
                                       NORTHLAND CELLULAR CORPORATION
                                       ONE CELLULAR CORPORATION
                                       PEBBLES CELLULAR CORPORATION
                                       SEVEN CELLULAR CORPORATION
                                       THREE CELLULAR CORPORATION
                                       VILAS CELLULAR CORPORATION
                                       WAUSAU CELLULAR LICENSE CORPORATION

                                       By:   /s/ James J. Walter
                                             --------------------------------
                                             Name:
                                             Title:


                                       ALTON CELLTELCO PARTNERSHIP
                                       By:   Alton CellTelCo Corporation,
                                             a general partner

                                       By:   /s/ James J. Walter
                                             ---------------------------------
                                             Name:
                                             Title:


                                       WAUSAU CELLULAR LIMITED PARTNERSHIP
                                       By:   American Cellular Wireless LLC,
                                             as the general partner

                                       By:   /s/ James J. Walter
                                             --------------------------------
                                             Name:
                                             Title:


                                       TORONTO DOMINION (TEXAS), INC.,
                                         as Administrative Agent, Issuing
                                         Lender and as a Lender

                                       By:   /s/ Neva Nesbitt
                                             --------------------------------
                                             Name:   Neva Nesbitt
                                             Title:  Vice President

                                       Address for Notices:

                                         909 Fannin Street, Suite 1700
                                         Houston, Texas  77010

                                         Attention:  Ms. Neva Nesbitt

                                       Telecopier No.:  (713) 951-9921
                                       Telephone No.:  (713) 653-8235


                                       MERRILL LYNCH & CO.
                                       MERRILL LYNCH, PIERCE, FENNER
                                         & SMITH INCORPORATED,
                                         as Syndication Agent

                                       By:   /s/ Sheila McGillicuddy
                                             --------------------------------
                                             Name:  Sheila McGillicuddy
                                             Title: Director

                                       Address for Notices:

                                       World Financial Center
                                         c/o Merrill Lynch & Co.
                                         Merrill Lynch, Pierce, Fenner
                                             & Smith Incorporated
                                         South Tower
                                         225 Liberty Street
                                         New York, New York 10080-6114
                                         Attention:

                                       Telecopier No.:  (212) 449-8230
                                       Telephone No.:  (212) 449-8221


                                       LENDERS

                                       MERRILL LYNCH CAPITAL CORPORATION,
                                         as a Lender

                                       By:   /s/ Sheila McGillicuddy
                                             --------------------------------
                                             Name:  Sheila McGillicuddy
                                             Title: Director

                                       Lending Office for all Loans:

                                       World Financial Center
                                         c/o Merrill Lynch & Co.
                                         North Tower - 7th Floor
                                         250 Vesey Street
                                         New York, New York 10281-1307

                                       Address for Notices:

                                       World Financial Center
                                         c/o Merrill Lynch & Co.
                                         North Tower
                                         250 Vesey Street
                                         New York, New York 10281-1316
                                         Attention:  Peter Wersching

                                       Telecopier No.: (212) 449-4972
                                       Telephone No.: (212) 449-9435


                                       ALLSTATE LIFE INSURANCE COMPANY,

                                         as a Lender

                                       By:   /s/ Dorothy E. Ever
                                             --------------------------------
                                             Name:  Dorothy E. Ever
                                             Title:

                                       By:   /s/ R.M.
                                             --------------------------------
                                             Name:
                                             Title:

                                       Lending Office for all Loans:

                                       Allstate Insurance Company
                                       Investment Operations -
                                       Private Placements
                                       3075 Sonders Road, STE G4A
                                       Northbrook, IL  60062

                                       Address for Notices:

                                       Allstate Life Insurance Company
                                       3075 Sonders Road, STE G3A
                                       Northbrook, IL  60062

                                       Attention:  Private Placements
                                                   Department

                                       Telecopier No.: 847-402-3092
                                       Telephone No.: 847-402-4394


                                       ALLSTATE INSURANCE COMPANY,
                                         as a Lender

                                       By:   /s/ Dorothy E. Ever
                                             --------------------------------
                                             Name:  Dorothy E. Ever
                                             Title:

                                       By:   --------------------------------
                                             Name:
                                             Title:

                                       Lending Office for all Loans:

                                       Allstate Insurance Company
                                       Investment Operations -
                                       Private Placements
                                       3075 Sonders Road, STE G4A
                                       Northbrook, IL  60062

                                       Address for Notices:

                                       Allstate Life Insurance Company
                                       3075 Sonders Road, STE G3A
                                       Northbrook, IL  60062

                                       Attention:  Private Placements
                                                   Department

                                       Telecopier No.: 847-402-3092
                                       Telephone No.: 847-402-4394


                                       BALANCED HIGH-YIELD FUND I LTD.,
                                       By:  BHF-BANK Aktiengesellschaft
                                            acting through its New York
                                            Branch as attorney-in-fact,
                                            as a Lender

                                       By:   /s/ Linda Pace
                                             --------------------------------
                                             Name:  Linda Pace
                                             Title:  Vice President

                                       By:   /s/ John Sykes
                                             --------------------------------
                                             Name:  John Sykes
                                             Title: Vice President

                                       Lending Office for all Loans:

                                       State Street Bank & Trust Co.
                                       Two International Place
                                       Boston, MA  02110

                                       Address for Notices:

                                       Balanced High-Yield Fund I Ltd.
                                       c/o BHF-BANK AG
                                       590 Madison Avenue, 30th Floor
                                       New York, New York  10022

                                       Attention:  Linda Pace

                                       Telecopier No.: 212-756-5536
                                       Telephone No.: 212-756-5915


                                       BANK OF AMERICA NATIONAL TRUST
                                         AND SAVINGS ASSOCIATION,
                                         as a Lender

                                       By:   /s/ R. Vernon Howard, Jr.
                                             --------------------------------
                                             Name:  R. Vernon Howard, Jr.
                                             Title: Managing Director

                                       Lending Office for all Loans:

                                       Bank of America NT & SA
                                       1850 Gateway Blvd., 3rd Floor
                                       Concord, CA  94520

                                       Attention:  John Sanchez

                                       Telecopier No.:  925-603-7256
                                       Telephone No.:  925-675-7331

                                       Address for Notices:

                                       Bank of America NT & SA 555
                                       California St., 41st Floor
                                       San Francisco, CA 94104

                                       Attention:  R. Vernon Howard, Jr.

                                       Telecopier No.:  415-622-0632
                                       Telephone No.:  415-953-0590


                                       BARCLAYS BANK PLC,
                                         as a Lender

                                       By:   /s/ Les Bek
                                             --------------------------------
                                             Name:  Les Bek
                                             Title: Director

                                       Lending Office for all Loans:

                                       Barclays Bank PLC
                                       222 Broadway
                                       New York, NY  10265

                                       Attention:  CSU

                                       Address for Notices:

                                       Barclays Capital
                                       388 Market Street
                                       Suite 1700
                                       San Francisco,  CA  94111

                                       Attention:  Les Bek

                                       Telecopier No.:  415-765-4760
                                       Telephone No.:  415-765-4701


                                       BHF-BANK AKTIENGESELLSCHAFT,
                                         as a Lender

                                       By:   /s/ Linda Pace
                                             --------------------------------
                                             Name:  Linda Pace
                                             Title:  Vice President

                                       By:   /s/ John Sykes
                                             --------------------------------
                                             Name:  John Sykes
                                             Title: Vice President

                                       Lending Office for all Loans:

                                       BHF-BANK AG, Grand Cayman Branch
                                       c/o 590 Madison Avenue
                                       New York, NY  10022

                                       Address for Notices:

                                       BHF-BANK AG
                                       590 Madison Avenue
                                       New York, NY  10002

                                       Attention:  Linda Pace

                                       Telecopier No.:  212-756-5536
                                       Telephone No.:  212-756-5915


                                       COBANK, ACB,
                                         as a Lender

                                       By:   /s/ Alan D. Hack
                                             --------------------------------
                                             Name:  Alan D. Hack
                                             Title: Vice President

                                       Lending Office for all Loans:

                                       CoBank, ACB
                                       ATTN:  Alan Hack
                                       101 Bullitt Lane, Suite 304
                                       Louisville, KY  40222-5495

                                       Address for Notices:

                                       CoBank, ACB
                                       P.O. Box 5110
                                       Denver, CO  80217

                                       Telecopier No.:  303-740-4002
                                       Telephone No.:  303-740-4000


                                        COOPERATIEVE CENTRALE RAIFFEISEN-
                                          BOERENLEENBANK B.A.,
                                          "RABOBANK NEDERLAND",
                                          NEW YORK BRANCH,
                                          as a Lender

                                        By:   /s/ Ian Reece
                                              -------------------------------
                                              Name:  Ian Reece
                                              Title:  Senior Credit Officer

                                        By:   /s/ Angela R. Reilly
                                              -------------------------------
                                              Name:  Angela R. Reilly
                                              Title: Vice President

                                        Lending Office and Address
                                          for Notices:

                                        245 Park Avenue
                                        New York, NY  10167

                                        Attention:  Corporate Services
                                                    Department

                                        Telecopier No.:  212-818-0233
                                        Telephone No.:  212-916-7800

                                        With a copy to:

                                        Rabobank Nederland
                                        300 South Wacker Drive
                                        Suite 3500
                                        Chicago, IL  60606

                                        Attention:  Alan McLintock

                                        Wire Transfer Instructions:

                                        Bank of New York
                                        ABA No. 021000018
                                        A/C Rabobank New York
                                        A/C No. 802 6002533
                                        Re:  American Wireless


                                        CREDIT LYONNAIS NEW YORK BRANCH,
                                          as a Lender

                                        By:   /s/ Michael Henderlong
                                              -------------------------------
                                              Name:  Michael Henderlong
                                              Title: Vice President

                                        Lending Office for all Loans:

                                        1301 Avenue of the Americas
                                        New York, NY  10019

                                        Attention:  Gerri Bauerle

                                        Address for Notices:

                                        1301 Avenue of the Americas
                                        New York, NY  10019

                                        Attention:  Gerri Bauerle

                                        Telecopier No.:
                                        Telephone No.:


                                        CYPRESSTREE INVESTMENT MANAGEMENT
                                          COMPANY, INC.
                                        As:  Attorney-in-Fact and on behalf
                                             of First Allmerica Financial Life
                                             Insurance Company
                                          As Portfolio Manager,
                                          as a Lender

                                        By:   /s/ Joseph A. Germain
                                              -------------------------------
                                              Name:  Joseph A. Germain
                                              Title: Principal

                                        Lending Office for all Loans:

                                        CypressTree Investment Management
                                          Company, Inc.
                                        125 High Street, 14th Floor
                                        Boston, MA  02110

                                        Address for Notices:

                                        125 High Street, 14th Floor
                                        Boston, MA  02110

                                        Attention:  Larry Grantham

                                        Telecopier No.:  617-946-5687
                                        Telephone No.:  617-946-0600


                                        CYPRESSTREE INVESTMENT MANAGEMENT
                                          COMPANY, INC.
                                        As:  Attorney-in-Fact and on behalf
                                             of First Allmerica Financial Life
                                             Insurance Company As Portfolio
                                             Manager, as a Lender

                                        By:   /s/ Timothy M. Bams
                                              -------------------------------
                                              Name:  Timothy M. Barns
                                              Title: Managing Director

                                        Lending Office for all Loans:

                                        CypressTree Investment Management
                                          Company, Inc.
                                        125 High Street, 14th Floor
                                        Boston, MA  02110

                                        Address for Notices:

                                        125 High Street, 14th Floor
                                        Boston, MA  02110

                                        Attention:  Larry Grantham

                                        Telecopier No.:  617-946-5687
                                        Telephone No.:  617-946-0600


                                        THE FIRST NATIONAL BANK OF MARYLAND,
                                          as a Lender

                                        By:   /s/ Timothy A. Knabe
                                              -------------------------------
                                              Name:  Timothy A. Knabe
                                              Title: Vice President

                                        Lending Office for all Loans:

                                        The First National Bank of Maryland
                                        25 S. Charles Street (18th Floor)
                                        Baltimore, MD  21201

                                        Attention:  Timothy A. Knabe

                                        Address for Notices:

                                        The First National Bank of Maryland
                                        25 S. Charles Street (18th Floor)
                                        Baltimore, MD  21201

                                        Attention:  Darla Holbrook

                                        Telecopier No.:  410-244-4920
                                        Telephone No.:  410-244-4051


                                        FIRST UNION NATIONAL BANK,
                                          as a Lender

                                        By:   /s/ J.H.
                                              -------------------------------
                                              Name:
                                              Title:

                                        Lending Office for all Loans:

                                        Address for Notices:

                                        Telecopier No.:
                                        Telephone No.:


                                        FLEET NATIONAL BANK,
                                          as a Lender

                                        By:   /s/ Tanya M. Crossley
                                              -------------------------------
                                              Name:  Tanya M. Crossley
                                              Title: Vice President

                                        Lending Office for all Loans:

                                        1185 Avenue of the Americas
                                        16th Floor, Mailstop:  NYNYS16K
                                        New York, NY  10036

                                        Address for Notices:

                                        1185 Avenue of the Americas
                                        16th Floor
                                        New York, NY  10036

                                        Attention:  Yin Lee or Ann Platek

                                        Telecopier No.:  212-819-6204
                                        Telephone No.:  212-819-6052/6053


                                        FRANKLIN FLOATING RATE TRUST,
                                          as a Lender

                                        By:   /s/ Chauncey Lufkin
                                              -------------------------------
                                              Name:  Chauncey Lufkin
                                              Title: Vice President

                                        Lending Office for all Loans:

                                        Franklin Floating Rate Trust
                                        777 Mariners Island Boulevard, 3rd Floor
                                        San Mateo, CA  94404

                                        Address for Notices:

                                        Franklin Floating Rate Trust
                                        777 Mariners Island Boulevard, 3rd Floor
                                        San Mateo, CA  94404

                                        Attention:  Matt Gregory

                                        Telecopier No.:  650-312-3346
                                        Telephone No.:  650-312-3309


                                        GENERAL ELECTRIC CAPITAL CORPORATION,
                                          as a Lender

                                        By:   /s/ Molly Fergusson
                                              -------------------------------
                                              Name:  Molly Fergusson
                                              Title: Manager, Operations

                                        Lending Office for all Loans:

                                        General Electric Capital Corporation
                                        120 Long Ridge Road
                                        3rd Floor
                                        Stamford, CT  06927

                                        Address for Notices:

                                        General Electric Capital Corporation
                                        120 Long Ridge Road
                                        3rd Floor
                                        Stamford, CT  06927

                                        Attention:  Susan Cahill

                                        Telecopier No.:  203-425-9327
                                        Telephone No.:  203-961-2032


                                        ING HIGH INCOME PRINCIPAL PRESERVATION
                                          FUND HOLDINGS, LDC
                                        BY: ING CAPITAL ADVISORS, INC.,
                                          AS INVESTMENT ADVISOR,
                                          as a Lender

                                        By:   /s/ Jane Musser Nelson
                                              -------------------------------
                                              Name:  Jane Musser Nelson
                                              Title: Senior Vice President,
                                                     Portfolio Manager

                                        Lending Office for all Loans:

                                        ING Capital Advisors, Inc.
                                        233 South Wacker Drive, Suite 5200
                                        Chicago, IL  60606

                                        Attention:  Jane Musser Nelson
                                                    Senior Vice President
                                                    Portfolio Manager

                                        Address for Notices:

                                        ING Capital Advisors, Inc.
                                        333 South Grand Avenue, Suite 4250
                                        Los Angeles, CA  90071

                                        Attention:  Lenore Y. Crummey-Benoit
                                                    Vice President

                                        Telecopier No.:  213-626-6552
                                        Telephone No.:  213-346-3976


                                        KZH HOLDING CORPORATION III,
                                          as a Lender

                                        By:   /s/ Virginia Conway
                                              -------------------------------
                                              Name:  Virginia Conway
                                              Title: Authorized Agent

                                        Lending Office for all Loans:

                                        Address for Notices:

                                        Telecopier No.:
                                        Telephone No.:


                                        ML CLO XIX STERLING (CAYMAN) LTD.,
                                        By: STERLING ASSET MANAGER, L.L.C.,
                                          AS ITS INVESTMENT ADVISOR
                                          as a Lender

                                        By:   /s/ Louis Pistecchia
                                              -------------------------------
                                              Name:  Louis Pistecchia
                                              Title: Executive Vice President

                                        Lending Office for all Loans:

                                        ML CLO XIX Sterling (Cayman) Ltd.
                                        c/o Sterling Asset Manager, L.L.C.
                                        40 Fulton Street, 10th Floor
                                        New York, NY  10038

                                        Contact:     Rafael Scolari
                                        Phone:       212-406-3499
                                        Facsimile:   212-406-3710

                                        Contact:     Louis Pistecchia
                                        Phone:       212-406-3609
                                        Facsimile:   212-406-3710

                                        Address for Notices:

                                        ML CLO XIX Sterling (Cayman) Ltd.
                                        c/o Sterling Asset Manager, L.L.C.
                                        40 Fulton Street, 10th Floor
                                        New York, NY  10038

                                        Attention::  Elizabeth Bodisch
                                        Phone:       212-406-3607
                                        Facsimile:   212-406-3710

                                        AND

                                        State Street Bank and Trust Company
                                        Corporate Trust Department
                                        2 International Place
                                        Boston, MA  02110

                                        Contact:     Steve O'Brian
                                        Phone:       617-664-5296
                                        Facsimile:   617-664-5367


                                        MERCANTILE BANK NATIONAL ASSOCIATION,
                                          as a Lender

                                        By:   /s/ Michael J. Homeyer
                                              -------------------------------
                                              Name:  Michael J. Homeyer
                                              Title: Banking Officer

                                        Lending Office for all Loans:

                                        Mercantile Bank National Association
                                        One Mercantile Center
                                        7th & Washington, 12-3
                                        St. Louis, MO  63101

                                        Address for Notices:

                                        Mercantile Bank National Association
                                        One Mercantile Center
                                        7th & Washington, 12-3
                                        St. Louis, MO  63101

                                        Attention:  Michael Homeyer

                                        Telecopier No.:  314-418-8292
                                        Telephone No.:  314-418-8129


                                        NATIONAL WESTMINISTER BANK PLC,
                                          By: NatWest Capital Markets
                                              Limited, its agent
                                          By: Greenwich Capital Markets,
                                              Inc., its agent

                                         By:   /s/ Jeremy Hood
                                               ------------------------------
                                               Name:  Jeremy Hood
                                               Title: Vice President

                                         Lending Office for all Loans:

                                         National Westminister Bank PLC
                                         c/o Greenwich Capital Markets, Inc.
                                         600 Steamboat Road
                                         Greenwich, CT 06830
                                         Attention:  Rick Jacoby
                                         Phone:  203-618-2510
                                         Facsimile: 203-618-2520

                                         Address for Notices:

                                         National Westminister Bank PLC
                                         c/o Greenwich Capital Markets, Inc.
                                         600 Steamboat Road
                                         Greenwich, CT 06830
                                         Attention:  Rick Jacoby
                                         Phone:  203-618-2510
                                         Facsimile: 203-618-2520


                                         NATIONSBANK, N.A.,
                                           as a Lender

                                         By:   /s/ Julie A. Schell
                                               ------------------------------
                                               Name:  Julie A. Schell
                                               Title: Vice President

                                         Lending Office for all Loans:

                                         901 Main Street, 14th Floor
                                         Dallas, Texas 75202

                                         Address for Notices:

                                         901 Main Street, 64th Floor
                                         Dallas, Texas 75202-3748

                                         Attention:  Jennifer Zydney

                                         Telecopier No.:  214-508-9390
                                         Telephone No.:  214-508-2752


                                         PARIBAS,
                                           as a Lender

                                         By:   /s/ Salo Aizenberg
                                               ------------------------------
                                               Name:  Salo Aizenberg
                                               Title:  Vice President

                                         By:   /s/ Lynne S. Randall
                                               ------------------------------
                                               Name:  Lynne S. Randall
                                               Title: Director

                                         Lending Office for all Loans:

                                         PARIBAS

                                         Address for Notices:

                                         787 Seventh Avenue
                                         New York, NY  10019

                                         Atention:  Salo Aizenberg

                                         Telecopier No.:  212-841-2119
                                         Telephone No.:  212-841-2369


                                         PNC BANK, NATIONAL ASSOCIATION,
                                           as a Lender

                                         By:   /s/ John T. Wilden
                                               ------------------------------
                                               Name:  John T. Wilden
                                               Title: Vice President

                                         Lending Office for all Loans:

                                         PNC Bank, National Association
                                         Media and Communications Finance
                                         1600 Market Street
                                         Philadelphia, PA  19103
                                         F2-F070-21-1

                                         Address for Notices:

                                         PNC Bank, National Association
                                         Media and Communications Finance
                                         1600 Market Street
                                         Philadelphia, PA  19103

                                         Attention:  John T. Wilden

                                         Telecopier No.:  215-585-6680
                                         Telephone No.:  215-585-4326


                                         RIGGS BANK, N.A.,
                                           as a Lender

                                         By:   /s/ Jeffrey White
                                               ------------------------------
                                               Name:  Jeffrey White
                                               Title: Vice President

                                         Lending Office for all Loans:

                                         Riggs Bank
                                         808 17th Street, NW
                                         10th Floor, C-10001

                                         Washington, DC  20006

                                         Address for Notices:

                                         Riggs Bank
                                         Comm. Loan Operations
                                         5700 Rivertech Court, RN305
                                         Riverdale, MD  20737

                                         Attention:  Stephanie Sayles

                                         Telecopier No.:  301-887-8837
                                         Telephone No.:  303-887-8859


                                         SOCIETE GENERALE, NEW YORK BRANCH,
                                           as a Lender

                                         By:   /s/ John Sadik-Khan
                                               -----------------------------
                                               Name:  John Sadik-Khan
                                               Title: Vice President

                                         Lending Office for all Loans:

                                         Societe Generale
                                         1221 Avenue of the Americas
                                         New York, NY  10020

                                         Address for Notices:

                                         Societe Generale
                                         1221 Avenue of the Americas
                                         New York, NY  10020

                                         Atention:  Yolett Salnave/Regine
                                                    Le Navene

                                         Telecopier No.:  212-278-6240
                                         Telephone No.:  212-278-6426/6486


                                         State Street Bank and Trust Company,
                                           as a Lender

                                         By:   /s/ John Tyler
                                               ------------------------------
                                               Name:  John Tyler
                                               Title: Vice President

                                         Lending Office for all Loans:

                                         State Street Bank and Trust Company
                                         225 Franklin Street
                                         Boston, MA  02110

                                         Address for Notices:

                                         State Street Bank and Trust Company
                                         Communications Department
                                         225 Franklin Street, 2nd Street
                                         Boston, MA  02110

                                         Attention:  John Tyler

                                         Telecopier No.:  617-664-3708
                                         Telephone No.:  617-664-4303


                                         THE BANK OF NOVIA SCOTIA,
                                           as a Lender

                                         By:   /s/ Mark Narbey
                                               ------------------------------
                                               Name:  Mark Narbey
                                               Title: Authorized Signatory

                                         Lending Office for all Loans:

                                         One Liberty Plaza
                                         New York, New York  10006

                                         Attn:  E. Fiore
                                                Loan Administration

                                         Address for Notices:

                                         One Liberty Plaza
                                         New York, New York  10006

                                         Attention:  Mark Narbey

                                         Telecopier No.:  212-225-5090
                                         Telephone No.:  212-225-5039


                                         THE SUMITOMO BANK, LIMITED,
                                           as a Lender

                                         By:   /s/ Ken-Ichiro Kobayashi
                                               ------------------------------
                                               Name:  Ken-Ichiro Kobayashi
                                               Title:  Joint General Manager

                                         Lending Office for all Loans:

                                         The Sumitomo Bank, Limited
                                         Chicago Branch
                                         233 South Wacker Drive, Suite 4800
                                         Chicago, IL  60606

                                         Address for Notices:

                                         The Sumitomo Bank, Limited
                                         Chicago Branch
                                         233 South Wacker Drive, Suite 4800
                                         Chicago, IL  60606

                                         Attention:  P. Kennedy / Mary Coseo

                                         Telecopier No.:  312-876-6436
                                         Telephone No.:  P. Kennedy
                                                           312-876-6453
                                                         M. Coseo
                                                           312-876-6452


                                         THE SUMITOMO TRUST & BANKING CO.,
                                           LTD., NEW YORK BRANCH,
                                           as a Lender

                                         By:   /s/ Suraj P. Bhatia
                                               ------------------------------
                                               Name:  Suraj P. Bhatia
                                               Title: Senior Vice-President
                                                      and Department Manager

                                         Lending Office for all Loans:

                                         527 Madison Avenue
                                         New York City, NY  10022

                                         Address for Notices:

                                         527 Madison Avenue
                                         New York City, NY  10022

                                         Attention:  Robin Schreiber

                                         Telecopier No.:  212-418-4848
                                         Telephone No.:  212-326-0781


                                         UNION BANK OF CALIFORNIA, N.A.,
                                           as a Lender

                                         By:   /s/ J. Kevin Sampson
                                               ------------------------------
                                               Name:  J. Kevin Sampson
                                               Title:  Vice President

                                         Lending Office for all Loans:

                                         445 South Figueroa
                                         Los Angeles, CA  90071

                                         Address for Notices:

                                         445 South Figueroa
                                         Los Angeles, CA

                                         Attention:  Kevin Sampson

                                         Telecopier No.:  213-236-5747
                                         Telephone No.:  213-236-6585


                                         UNION CENTRAL INSURANCE
                                           & INVESTMENTS,
                                           as a Lender

                                         By:   /s/ Gary R. Rodmaker
                                               ------------------------------
                                               Name:  Gary R. Rodmaker
                                               Title: Second Vice President

                                         Lending Office for all Loans:

                                         Union Central Insurance
                                           & Investments
                                         1876 Waycross Road
                                         Cincinnati, Ohio  45240

                                         Address for Notices:

                                         Carillon Advisers, Inc.
                                         Attn:  Gary R. Rodmaker
                                         1876 Waycross Road
                                         Cincinnati, Ohio  45240

                                         Telecopier No.:  513-595-2475
                                         Telephone No.:  513-595-2843

                                                               ANNEX A

                                                             COMMITMENTS

                                                                                     Allocation
                                                  -------------------------------------------------------------------------------
                                                   Revolving        Tranche A        Tranche B     Tranche C Term
                                                    Credit          Term Loan        Term Loan          Loan
Institution                                       Commitments       Commitment       Commitment      Commitment          Total
-----------                                       -----------      -----------      -----------    --------------    ------------
Toronto Dominion (Texas), Inc.                    $10,000,000      $30,000,000      $70,000,000     $70,000,000      $180,000,000

Merrill Lynch Capital Corporation                  10,000,000       30,000,000       63,750,000      63,750,000       167,500,000

Bank of America National Trust and
  Savings Association                              10,000,000       30,000,000        7,500,000       7,500,000        55,000,000

NationsBank, N.A.                                  10,000,000       30,000,000        5,000,000       5,000,000        50,000,000

Allstate Insurance Company                                  0                0        2,500,000       2,500,000         5,000,000

Allstate Life Insurance Company                             0                0        5,000,000       5,000,000        10,000,000

Balanced HighYield Fund I Ltd.                              0                0        5,000,000       5,000,000        10,000,000

Barclays Bank PLC                                   8,750,000       26,250,000                0               0        35,000,000

BHFBANK Aktiengesellschaft                          7,500,000       22,500,000                0               0        30,000,000

CoBank, ACB                                         3,750,000       11,250,000                0               0        15,000,000

Cooperative Centrale RaiffeisenBoerenleenbank
  B.A., New York Branch                             6,250,000       18,750,000                0               0        25,000,000


Credit Lyonnais                                             0                0       10,000,000      10,000,000        20,000,000

First Allmerica Finance Life Insurance Company              0                0        5,000,000       5,000,000        10,000,000

First Union National Bank                           8,750,000       26,250,000                0               0        35,000,000

Fleet National Bank                                 8,750,000       26,250,000                0               0        35,000,000

Franklin Floating Rate Trust                                0                0        2,500,000       2,500,000         5,000,000

General Electric Capital Corporation                7,500,000       22,500,000        6,250,000       6,250,000        42,500,000

ING High Income Principal Preservation Fund
  Holdings, LDC                                             0                0        2,500,000       2,500,000         5,000,000

KZH Holding Corporation III                                 0                0        2,500,000       2,500,000         5,000,000

Mercantile Bank National Association                3,750,000       11,250,000                0               0        15,000,000

ML CLO XIX Sterling (Cayman) Ltd.                           0                0        5,000,000       5,000,000        10,000,000

National Westminster Bank PLC                               0                0        5,000,000       5,000,000        10,000,000

Paribas                                             3,750,000       11,250,000                0               0        15,000,000

PNC Bank, National Association                      8,750,000       26,250,000                0               0        35,000,000

Riggs Bank, N.A.                                    3,750,000       11,250,000                0               0        15,000,000

Societe Generale, New York Branch                   8,750,000       26,250,000                0               0        35,000,000

State Street Bank and Trust Company                 3,750,000       11,250,000                0               0        15,000,000

The Bank of Nova Scotia                             6,250,000       18,750,000                0               0        25,000,000

The First National Bank of Maryland                 6,250,000       18,750,000                0               0        25,000,000

The Sumitomo Bank, Limited                          3,750,000       11,250,000                0               0        15,000,000

The Sumitomo Trust and Banking Co.,
  Ltd., New York Branch                             3,750,000       11,250,000                0               0        15,000,000

Union Bank of California, N.A.                      6,250,000       18,750,000                0               0        25,000,000

Union Central Insurance and Investments                                               2,500,000       2,500,000         5,000,000


                                                 ------------     ------------     ------------    ------------    --------------
                  Total                          $150,000,000     $450,000,000     $200,000,000    $200,000,000    $1,000,000,000

                                                 ============     ============     ============    ============    ==============

                                                SCHEDULE 1.01(a)

                                                   LIBOR Loans                            ABR Loans
                                                   -----------                            ---------
Revolving Credit Loans                                2.500%                               1.500%
Tranche A Term Loans                                  2.500%                               1.500%
Tranche B Term Loans                                  2.750%                               1.750%
Tranche C Term Loans                                  3.000%                               2.000%




                                                   SCHEDULE 1.01(b)


---------------------------------------------------------------------------------------------------------------------------------
                                              Revolving Loans
                                             and Term A Loans                Term B Loans                   Term C Loans
---------------------------------------------------------------------------------------------------------------------------------
Tier       Total Leverage Ratio          LIBOR MARGIN   ABR MARGIN     LIBOR MARGIN    ABR MARGIN     LIBOR MARGIN    ABR MARGIN
---------------------------------------------------------------------------------------------------------------------------------
 I         Greater than
            or equal to 8.0:1.0              2.250%        1.250%          2.750%        1.750%          3.000%          2.000%
---------------------------------------------------------------------------------------------------------------------------------
 II        Lesser than  8.0:1.0 but
           Greater than
            or equal to 7.0:1.0              1.875%        0.875%          2.750%        1.750%          3.000%          2.000%
---------------------------------------------------------------------------------------------------------------------------------
 III       Lesser than  7.0:1.0 but
           Greater than
            or equal to 6.0:1.0              1.625%        0.625%          2.500%        1.500%          2.750%          1.750%
---------------------------------------------------------------------------------------------------------------------------------
 IV        Lesser than  6.0:1.0 but
           Greater than
            or equal to 5.0:1.0              1.375%        0.375%          2.500%        1.500%          2.750%          1.750%
---------------------------------------------------------------------------------------------------------------------------------
 V         Lesser than  5.0:1.0              1.125%        0.125%          2.500%        1.500%          2.750%          1.750%
---------------------------------------------------------------------------------------------------------------------------------

                                                    SCHEDULE 1.01(c)


                Total Leverage Ratio                       Applicable Revolving Credit Fee Percentage
                --------------------                       ------------------------------------------
                Lesser than
                 or equal to 7.0:1.0                                         0.500%

                Lesser than  7.0:1.0 but
                 greater than
                 or equal to 5.0:1.0                                         0.375%


                Lesser than  5.0:1.0                                         0.250%


                                SCHEDULE 1.01(d)

                                   GUARANTORS

AMERICAN CELLULAR CORPORATION
CONNECTONE COMMUNICATIONS CORPORATION
PCPCS CORPORATION
ICSB CORPORATION
ALTON CELLTELCO CELLULAR CORPORATION
ALEXANDRA CELLULAR CORPORATION
AMRO CELLULAR CORPORATION
BUNYON CELLULAR CORPORATION
CELLULAR INFORMATION SYSTEMS OF LAREDO, INC.
CENTRAL KENTUCKY CELLULAR CORPORATION
CHILL CELLULAR CORPORATION
CHIPPEWA CELLULAR CORPORATION
DUTCHESS COUNTY CELLULAR TELEPHONE COMPANY, INC.
DULUTH/SUPERIOR CELLULAR, INC.
EASTERN WIRELESS CELLULAR CORPORATION
FIVE CELLULAR CORPORATION
FOUR CELLULAR CORPORATION
GILRO CELLULAR CORPORATION
JESSICA CELLULAR CORPORATION
KYLE CELLULAR CORPORATION
MARATHON CELLULAR CORPORATION
MINNESOTA SIX CELLULAR CORPORATION
NORTHLAND CELLULAR CORPORATION
ONE CELLULAR CORPORATION
PEBBLES CELLULAR CORPORATION
SEVEN CELLULAR CORPORATION
THREE CELLULAR CORPORATION
VILAS CELLULAR CORPORATION
WAUSAU CELLULAR LICENSE CORPORATION
ALTON CELLTELCO PARTNERSHIP
WAUSAU CELLULAR LIMITED PARTNERSHIP


                                                   SCHEDULE 3.01(b)

                                                AMORTIZATION PAYMENTS


                                                  TRANCHE A                   TRANCHE B                  TRANCHE C
      DATE*                                       TERM LOANS                  TERM LOANS                 TERM LOANS
------------------                               ------------               -------------               ------------
June 1999                                        $          0               $     500,000               $    500,000

September 1999                                              0                     500,000                    500,000

December 1999                                               0                     500,000                    500,000

March 2000                                                  0                     500,000                    500,000

June 2000                                                   0                     500,000                    500,000

September 2000                                              0                     500,000                    500,000

December 2000                                               0                     500,000                    500,000

March 2001                                         11,250,000                     500,000                    500,000

June 2001                                          11,250,000                     500,000                    500,000

September 2001                                     11,250,000                     500,000                    500,000

December 2001                                      11,250,000                     500,000                    500,000

March 2002                                         11,250,000                     500,000                    500,000

June 2002                                          11,250,000                     500,000                    500,000

September 2002                                     11,250,000                     500,000                    500,000

December 2002                                      11,250,000                     500,000                    500,000

March 2003                                         16,875,000                     500,000                    500,000

June 2003                                          16,875,000                     500,000                    500,000

September 2003                                     16,875,000                     500,000                    500,000

December 2003                                      16,875,000                     500,000                    500,000

March 2004                                         16,875,000                     500,000                    500,000

June 2004                                          16,875,000                     500,000                    500,000

September 2004                                     16,875,000                     500,000                    500,000

December 2004                                      16,875,000                     500,000                    500,000

March 2005                                         22,500,000                     500,000                    500,000

June 2005                                          22,500,000                     500,000                    500,000

September 2005                                     22,500,000                     500,000                    500,000

December 2005                                      22,500,000                     500,000                    500,000

March 2006                                         33,750,000                     500,000                    500,000

June 2006                                          33,750,000                     500,000                    500,000

September 2006                                     33,750,000                     500,000                    500,000

December 2006                                      33,750,000                     500,000                    500,000

March 2007                                                                        500,000                    500,000

June 2007                                                                     184,000,000                    500,000

September 2007                                                                                               500,000

December 2007                                                                                            183,000,000
                                                                                                        ------------
                                                 $450,000,000               $200,000,000                $200,000,000
                                                 ==+=========               ============                ============


-------------------------
*Unless otherwise indicated, such date is the last Business Day of the specified month.